Exhibit 10.1
EXECUTION COPY

CREDIT AGREEMENT
by and among
AMERICAN COMMERCIAL LINES INC.,
as Parent,
COMMERCIAL BARGE LINE COMPANY,
AMERICAN COMMERCIAL LINES LLC
ACL TRANSPORTATION SERVICES LLC and
JEFFBOAT LLC,
as Borrowers,
THE OTHER LOAN PARTIES HERETO,
THE LENDERS THAT ARE SIGNATORIES HERETO
as the Lenders,
UBS SECURITIES LLC,
as Joint-Lead Arranger, Joint Bookrunner and Syndication Agent,
RBS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC.,
A SUBSIDIARY OF RBS CITIZENS, NA,
SUNTRUST BANK
and
PNC BANK, NATIONAL ASSOCIATION,
as Joint Bookrunners and Documentation Agents,
and
WELLS FARGO CAPITAL FINANCE, LLC
as the Administrative Agent, Security Trustee, Joint-Lead Arranger, and Joint Bookrunner
Dated as of December 21, 2010

CREDIT AGREEMENT
          THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of December 21, 2010, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”) and as the security trustee for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Security Trustee”), AMERICAN COMMERCIAL LINES INC., a Delaware corporation (“Parent”), COMMERCIAL BARGE LINE COMPANY, a Delaware corporation (“CBL”), AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (“ACL”), ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (“ACLTS”) and JEFFBOAT LLC, a Delaware limited liability company (“Jeffboat”; together with CBL, ACL and ACLTS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).
          The parties agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
     1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.
     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if any Borrower notifies Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and such Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and such Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. Notwithstanding the foregoing, any Operating Lease (including any such Operating Lease that is subsequently amended or replaced) shall be treated as an Operating Lease for all purposes hereof regardless of any Accounting Change. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “CBL” is used in respect of a financial covenant or a related definition, it shall be understood to mean CBL and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.
     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products, providing Bank Product Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, and (ii) any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
     1.5 Subsidiaries.
          (a) Any references herein to Subsidiaries of any Loan Party shall be construed to exclude each Specified Subsidiary so long as such Person satisfies the criteria set forth in clauses (i) through (v) of Section 1.5(b).
          (b) The Board of Directors of Parent or its Subsidiaries may designate any newly acquired or newly formed Subsidiary of Parent or such Subsidiary to be a Specified Subsidiary so long as (i) neither Parent nor any of its Subsidiaries is directly or indirectly liable for any Indebtedness of such Person, (ii) no default with respect to any Indebtedness of such Person would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of Parent or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment by Parent or any of its Subsidiaries in such Person will not violate any provision of the Agreement or any other Loan Document, (iv) neither Parent nor any of its Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind (other than (A) solely in the case of Parent, in respect of its holding Stock in such Specified Subsidiary, (B) in respect of Permitted Intercompany Advances and (C) other Investments permitted hereunder), whether written or oral, with such Person other than those that might reasonably be obtained at the time from Persons who are not Affiliates of Parent or any of its Subsidiaries, and (v) neither Parent nor any of its Subsidiaries has any obligation to subscribe for additional shares of Stock in such Person, or to maintain or preserve such Person’s financial condition or to cause such Person to achieve certain levels of operating results. Administrative Borrower shall provide Agent with written notice of such proposed designation at least 10 Business Days prior to the proposed date of designation.
          (c) The Board of Directors of Parent or its Subsidiaries may designate any Specified Subsidiary as a Subsidiary so long as (i) Administrative Borrower shall have provided Agent with written notice of such proposed designation at least 10 Business Days prior to the proposed date of designation and, not later than 5 Business Days prior to the proposed date of designation, copies of the Governing Documents and (ii) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such designation or would otherwise result from such designation, and (iii) Parent and its Subsidiaries shall have complied with all of the requirements of Sections 5.11 and 5.12, as applicable, with respect to such Specified Subsidiary on or before the dates required therefor in such Sections.

     1.6 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2. LOANS AND TERMS OF PAYMENT.
     2.1 Revolver Advances.
          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:
               (i) such Lender’s Revolver Commitment, or
               (ii) such Lender’s Pro Rata Share of an amount equal to the lesser of:
                    (A) the Maximum Revolver Amount less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time plus (3) the Interim Block plus the Put Obligations Block, and
                    (B) the Borrowing Base at such time less the sum of (1) the Letter of Credit Usage at such time, plus (2) the principal amount of Swing Loans outstanding at such time.
          (b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
          (c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) to establish, increase, reduce, eliminate, or otherwise adjust reserves from time to time against the Borrowing Base in such amounts, and with respect to the following matters, in each case, as Agent in its Permitted Discretion shall deem necessary or appropriate, including (i) reserves in an amount equal to the Bank Product Reserve Amount, (ii) reserves in an amount equal to the Maritime and Cost to Complete Reserve, and (iii) reserves with respect to (A) sums that Parent, any Borrower, or their respective Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (B) amounts owing by Parent, any Borrower, or their respective Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien which is a permitted purchase money Lien or the interest of a lessor under a Capital Lease), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided; that, such reserves shall not otherwise result in a duplicative adverse impact on Availability under the Borrowing Base to the extent the condition or circumstance giving rise to such reserve is already addressed in the eligibility criteria for the applicable assets.
     2.2 [Reserved.]
     2.3 Borrowing Procedures and Settlements.
          (a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 11:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent, in the case of any requested Borrowing consisting solely of Base Rate Loans, no later than 11:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date or, in the case of any requested Borrowing consisting of LIBOR Rate Loans, no later than 12:00 p.m. (California time) on the date that is three Business Days prior to the date that is the requested Funding Date. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, each Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
          (b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $35,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such requested Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.
          (c) Making of Loans.
               (i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
               (ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.
          (d) Protective Advances and Optional Overadvances.
               (i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of the Lenders (in an aggregate amount for all such Advances taken together not exceeding $25,000,000 outstanding at any one time) that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”); provided that upon giving effect to any Protective Advance, outstanding Revolver Usage shall not exceed the Maximum Revolver Amount without the consent of all Lenders.
               (ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $25,000,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event, unless Required Lenders otherwise consent, Borrowers may not have outstanding Overadvances for more than 90 consecutive days and at the end of such period shall immediately repay Advances in an amount sufficient to eliminate all Overadvances. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.5. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional

Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
               (iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way.
               (iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Overadvance or Protective Advance may be made by Agent if such Advance would cause the aggregate principal amount of Overadvances and Protective Advances outstanding to exceed an amount equal to $25,000,000; and (B) until such time as the Interim Block has been reduced to $0, no Overadvance or Protective Advance may be made by Agent if such Advance would cause the outstanding Revolver Usage to exceed $400,000,000.
          (e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:
               (i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Parent’s or its Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender (but not from Parent or any of its Subsidiaries) together with interest thereon at the Defaulting Lender Rate.
               (ii) In determining whether a Lender’s balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
               (iii) Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.
               (iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
          (f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
          (g) Defaulting Lenders. Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to Agent for the Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, repaid by the Defaulting Lender, (B) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, repaid by the Defaulting Lender, (C) third, to each non-Defaulting Lender ratably in accordance with their Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its Permitted

Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero; provided, however, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which the non-Defaulting Lenders, Agent, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of the Letters of Credit); provided, however, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
          (h) Independent Obligations. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
     2.4 Payments; Reductions of Revolver Commitments; Prepayments.
          (a) Payments by Borrowers.
               (i) Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 12:00 p.m. (California time) on the date specified herein. Any payment received by Agent later than 12:00 p.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
          (b) Apportionment and Application.
               (i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of the Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the Revolver Commitment or type of Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iv), Section 2.4(d)(ii), and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
               (ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
                    (A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
                    (B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,
                    (C) third, to pay interest due in respect of all Protective Advances until paid in full,
                    (D) fourth, to pay the principal of all Protective Advances until paid in full,
                    (E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
                    (F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
                    (G) seventh, to pay interest accrued in respect of the Swing Loans until paid in full,
                    (H) eighth, to pay the principal of all Swing Loans until paid in full,

                    (I) ninth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,
                    (J) tenth, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 103% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and (iii) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance reasonably satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations, in an aggregate amount not to exceed the then extant Bank Product Reserve Amount (after taking into account any amounts previously paid pursuant to this clause (iii) during the continuation of the applicable Application Event),
                    (K) eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof)),
                    (L) twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and
                    (M) thirteenth, to Administrative Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
               (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
               (iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Borrower to Agent and specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
               (v) For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
               (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of

Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
          (c) Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. Borrowers may reduce the Revolver Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a); provided, however, that, unless the Revolver Commitments are being reduced to zero, in no event shall the Revolver Commitments be reduced under this Section 2.4(c) to be less than $200,000,000. Each such reduction shall be in an amount which is not less than $25,000,000, shall be made by providing not less than 5 Business Days (or such shorter time as Agent may agree) prior written notice to Agent and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof; provided, however, the Borrowers shall be permitted to reduce the Revolver Commitments of any Defaulting Lender on a non- pro rata basis.
          (d) Optional Prepayments on Advances. Borrowers may prepay the principal of any Advance at any time in whole or in part, without premium or penalty.
          (e) Mandatory Prepayments.
               (i) If, at any time, (A) the Revolver Usage on such date exceeds (B) the Borrowing Base (such excess being referred to as the “Borrowing Base Excess”), then Borrowers shall promptly, but in any event, within one Business Day (or such later date upon the Agent’s demand with respect to a Borrowing Base Excess as a result of Section 2.3(d)) prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the Borrowing Base Excess.
               (ii) If a First Lien Leverage Trigger Period exists during any week, Borrowers shall not later than Tuesday of the following week, prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to 50% of all Collections received by Borrowers during such week. For avoidance of doubt, it is understood and agreed that 100% of Collections will be applied to prepay the Obligations at all times after an Activation Instruction (as defined in the Security Agreement) has been issued and prior to a Rescission (as defined in the Security Agreement) thereof, in all cases, as further set forth in the Security Agreement.
          (f) Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 103% of the then extant Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).
     2.5 Overadvances. If, at any time or for any reason, the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrowers shall promptly, but in any event, within 1 Business Day of the initial occurrence of an Overadvance pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b); provided, however, that in the case of an Overadvance that is caused solely as a result of the charging by Agent of Lender Group Expenses to the Loan Account, Borrowers shall have 3 Business Days from the date of the initial occurrence of such Overadvance to pay to Agent, in cash, the amount of such excess (which period of three Business Days shall in no event be duplicative of the 3 Business Days period referenced in Section 8.1(a) of this Agreement). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
          (a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:
               (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and
               (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.
          (b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
          (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,
               (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and
               (ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.
          (d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Revolver Commitments are outstanding. Each Borrower hereby authorizes Agent, from time to time without prior notice to such Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products but, with respect to fees and costs under Bank Product Ageements, only to the extent after giving effect to same, that the outstanding Revolver Usage does not exceed the Maximum Revolver Amount) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). Agent shall endeavor to provide substantially contemporaneous notice to Administrative Borrower of any costs and expenses described in clause (ii) of this section that are charged to the Loan Account; provided that (x) any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to pay such costs and expense, (y) delivery of such notice shall not be required during the continuance of any Event of Default and (z) the Agent shall have no liability, in any event, for failing to deliver such notice. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any

Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).
          (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
          (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
     2.7 Crediting Payments . The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 12:00 p.m. (California time). If any payment item is received into Agent’s Account on a non-Business Day or after 12:00 p.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
     2.8 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.
     2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for any Borrower’s account. Agent shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.10 Fees. Borrowers shall pay to Agent,
          (a) for the account of, and as and when due and payable, as provided under the terms of the Fee Letters, the fees set forth in the Fee Letters, and
          (b) for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).
     2.11 Letters of Credit.
          (a) Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith (including, without limitation Section 3.2), the Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender’s agent) to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by each Borrower that Borrowers are and shall be deemed to be applicants (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Borrowers in respect of (A) a lease of real property, or (B) an employment contract. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:
               (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances (inclusive of Swing Loans), or
               (ii) the Letter of Credit Usage would exceed $50,000,000, or
               (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances (including Swing Loans) less the Interim Block less the Put Obligations Block.

          Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Lender or an Underlying Issuer at the request of Borrowers on the Closing Date. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.
          (b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or a Reimbursement Undertaking increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender (but not from the Parent or any Subsidiary) together with interest thereon at the Defaulting Lender Rate until paid in full.
          (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer harmless from any damage, loss, cost, expense, or liability (other than taxes or costs attributable to taxes, which shall be governed solely by Section 16), and reasonable attorneys fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer as finally determined by a court of competent jurisdiction. Each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by a Borrower against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability (other than taxes or costs attributable to taxes, which shall be governed solely by Section 16) incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.
          (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.
          (e) Any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within 2 Business Days by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrowers that, as of the Closing Date, the usage charge imposed by the Underlying Issuer is 0.25% per annum times the undrawn amount of each Underlying Letter of Credit, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.
          (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):
               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
               (ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that no Borrower shall be required to provide any compensation pursuant to this Section 2.11(f) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. For purposes of this Section 2.11(f), the Dodd-Frank Laws are deemed to have been adopted and gone into effect after the date of this Agreement.
     2.12 LIBOR Option.
          (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.
          (b) LIBOR Election.
               (i) Borrowers may, at any time and from time to time, so long as Administrative Borrower has not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Lenders to terminate the right of Borrowers to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 12:00 p.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.
               (ii) Each LIBOR Notice shall be irrevocable and binding on each Borrower. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.
               (iii) Borrowers shall have not more than 10 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.
          (c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Parent’s and its Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).
          (d) Special Provisions Applicable to LIBOR Rate.
               (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to taxes, which shall be governed solely by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).
               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.
          (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.
     2.13 Capital Requirements.
          (a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Revolver Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. For purposes of this Section 2.13(a), the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith (collectively, the “Dodd-Frank Laws”) are deemed to have been adopted and gone into effect after the date of this Agreement.
          (b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(i) (with respect to impracticability) or 2.12(d)(ii) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i), Section 2.12(d)(ii) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) , Section 2.12(d)(ii) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) , Section 2.12(d)(ii) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, so long as not in violation of applicable law, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Revolver Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to execute and deliver an Assignment and Acceptance, subject only to the Affected Lender being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of the Letters of Credit), then such Replacement Lender shall deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement. If the Affected Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Affected Lender, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Affected Lender shall be deemed to have executed and delivered such Assignment and Acceptance.
     2.14 Joint and Several Liability of Borrowers.
          (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
          (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
          (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
          (d) The Obligations of each Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.14(d)) or any other circumstances whatsoever.
          (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

          (f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
          (g) The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
          (h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
          (i) Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).
     2.15 Increase in Revolver Commitments.
          (a) From time to time (but not more than on three occasions) during the period after the Successful Syndication and through the date (if any) on which the Revolver Commitments are voluntarily reduced by Borrower pursuant to the terms hereof, the Maximum Revolver Amount may be increased (each increase that satisfies the terms and conditions of this Section 2.15, an “Approved Increase”) by an amount not in excess of the Available Increase Amount at the option of Borrowers by delivery of a written notice of a proposed increase to Agent if and only if (i) each of the conditions precedent set forth in Section 3.2 are satisfied as of the Increase Effective Date, (ii) on the Increase Effective Date, Borrower shall have paid to Agent all fees due and payable as of the Increase Effective Date pursuant to the Agent Fee Letter, and (iii) Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders)

reasonably satisfactory to Agent and Borrowers to provide the proposed increase. Each such notice shall specify the date on which the proposed increase is to be effective (the “Increase Effective Date”), which date shall not be less than 10 Business Days after the date of such notice. Each proposed increase shall be in an amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof.
          (b) So long as each of the requirements set forth in Section 2.15(a) are satisfied, the increased Revolver Commitments with respect to an Approved Increase shall become effective, as of such Increase Effective Date.
          (c) Agent shall first invite each existing Lender to increase its Revolver Commitment on a pro rata basis (it being understood that no Lender shall be obligated to increase its Revolver Commitment). To the extent that the existing Lenders decline to increase their Revolver Commitments, or decline to increase their Revolver Commitments to the amount requested by the Borrowers, the Agent may invite any other Person who is reasonably satisfactory to Agent and Borrowers to become a Lender and to issue revolver commitments in an amount equal to the amount of the increase in the aggregate total of Revolver Commitments requested by the Borrowers and not accepted by the existing Lenders in connection with an Approved Increase by executing a joinder agreement, in form and substance reasonably satisfactory to Agent, to which such Person, Borrowers, and Agent are party (the “Increase Joinder”). Such Increase Joinder may, with the consent of Borrowers and the Required Lenders (or all Lenders, if required by Section 14.1), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent, to effectuate the provisions of this Section 2.15.
          (d) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Advances shall be deemed, unless the context otherwise requires, to include Advances made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.15.
          (e) To the extent any Advances or Letters of Credit are outstanding on the Increase Effective Date, each of the Lenders having a Revolver Commitment prior to the Increase Effective Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Effective Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Advances and participation interests in Letters of Credit on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.
          (f) The Advances, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.15 shall constitute Advances, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount (including, without limitation, any necessary supplements to the Mortgages and the Fleet Mortgages).
3. CONDITIONS; TERM OF AGREEMENT.
     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent, Security Trustee and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
     3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:
          (a) the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); provided, however, that as of the Closing Date, only the representations and warranties of Parent and its Subsidiaries referred to in clause (i) of the introductory paragraph of Section 4 herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof or in the definition of Specified Representations);
          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and
          (c) no First Lien Leverage Trigger Period shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.
     3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on December 21, 2015 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement upon the occurrence and during the continuation of an Event of Default in accordance with Section 9 hereof.
     3.4 Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Revolver Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Revolver Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.
     3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 10 Business Days (or such shorter time as the Agent may agree) prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder by repaying to Agent all of the Obligations in full.
     3.6 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).

4. REPRESENTATIONS AND WARRANTIES.
          In order to induce the Lender Group to enter into this Agreement, (i) Parent and each Borrower hereby makes as of the Closing Date, the Specified Representations, each of which shall be true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof or in the definition of Specified Representations); and (ii) Parent and each Borrower makes at and as of the date of the making of each Advance (or the issuance, amendment, renewal or extension of any Letter of Credit) after the Closing Date each of the following representations and warranties to the Lender Group which shall be true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of such Advance (or the issuance, amendment, renewal or extension of such Letter of Credit), as though made on and as of the date of such Advance (or the issuance, amendment, renewal or extension of such Letter of Credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties, as so qualified, shall survive the execution and delivery of this Agreement:
     4.1 Due Organization and Qualification; Subsidiaries.
          (a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, in each case when taken as a whole, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
          (b) As of the Closing Date, set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and a description of the number of shares of each such class that are issued and outstanding. As of the Closing Date, other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.1(b), as of the Closing Date, no Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.
          (c) Set forth on Schedule 4.1(c) (as of the Closing Date and, as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement, as of the time required by Section 5.11 for the delivery of a joinder agreement with respect to any new Subsidiary), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.
          (d) Except as set forth on Schedule 4.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 4.1(d) (as of the Closing Date and at all times thereafter as otherwise permitted hereunder), neither Parent nor any of its Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.
     4.2 Due Authorization; No Conflict

          (a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
          (b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
     4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date and except for such registrations, consents, approvals, notices or other actions the failure of which to obtain or consummate could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
     4.4 Binding Obligations; Perfected Liens.
          (a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
          (b) Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 and (iii) to the extent required to be perfected by the Security Agreement and subject only to the filing of financing statements, the recordation of the Copyright Security Agreement, the filing of the Fleet Mortgages, and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.
     4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries (other than Immaterial Subsidiaries) has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1 that are necessary to its business, in each case except for (x) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and (y) assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of

Liens except for Permitted Liens. Without limiting the generality of the foregoing, (A) except as set forth on Schedule 4.5 as of the Closing Date, each of the Vessels owned by any of the Loan Parties has been duly documented under the laws of the United States in the name of the Loan Party or the Subsidiary listed on Schedule 4.5 as the owner thereof, and no other action is necessary to establish and perfect such entities’ title to and interest in such Vessels, (B) each of the Loan Parties and their Subsidiaries is in material compliance with all obligations under all leases to which it is a party and all such leases are in full force and effect, and each of the Loan Parties and their Subsidiaries enjoys peaceful and undisturbed possession under all such leases, in each case, when taken as a whole in the ordinary course of the Loan Parties’ operation of their business, (C) no Loan Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation which is material to the business of the Loan Parties, and (D) as of the Closing Date, except as set forth on Schedule 4.5, none of the Loan Parties or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein. Each of the Loan Parties owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
     4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.
          (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
          (b) The chief executive office of each Loan Party is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
          (c) Each Loan Party’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).
          (d) As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any commercial tort claims for which any Loan Party or any Subsidiary of a Loan Party (or any of them) has an interest therein in that exceed $5,000,000 in amount, except as set forth on Schedule 4.6(d).
     4.7 Litigation.
          (a) Except as set forth on Schedule 4.7(b), there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.
          (b) Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $5,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrowers, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings and (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings.

     4.8 Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
     4.9 No Material Adverse Change.
          (a) All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by the Parent or any of the Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2009, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries.
          (b) As of the Closing Date, no event, circumstance, or change has occurred since October 18, 2010 that has or could reasonably be expected to result in a “Company Material Adverse Effect” (as defined in the Acquisition Agreement).
     4.10 Fraudulent Transfer.
          (a) Each Borrower is, and the Loan Parties, taken as a whole are, Solvent.
          (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to defraud either present or future creditors of such Loan Party in violation of any fraudulent transfer or conveyance law or doctrine.
     4.11 Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Change or as otherwise set forth on Schedule 4.11, no Loan Party nor any of their Subsidiaries maintains or contributes to or has any liability with respect to any Benefit Plan.
     4.12 Environmental Condition. Except as set forth on Schedule 4.12 or as could not reasonably be expected to result in a Material Adverse Change, (a) to Borrowers’ knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) to Borrowers’ knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.
     4.13 Intellectual Property. Except as could not reasonably be expected to result in a Material Adverse Change, each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and as of the Closing Date and as of the date each Compliance Certificate is delivered (at which time such Schedule may be updated), attached hereto as Schedule 4.13 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Parent or one of its Subsidiaries is the owner or is an exclusive licensee.
     4.14 Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases (including, without limitation, leases of drydocks) material to their business, when taken as a whole, and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.
     4.15 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
     4.16 Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent, Security Trustee or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent, Security Trustee or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on October 25, 2010 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).
     4.17 Material Contracts. Set forth on Schedule 4.17 (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the most recent date on which Administrative Borrower provided its Compliance Certificate pursuant to Section 5.1; provided, however, that any Borrower may amend Schedule 4.17 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Administrative Borrower provides its Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to Borrowers’ knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms and (b) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.
     4.18 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     4.19 Indebtedness.
          (a) Set forth on Schedule 4.19 is a true and complete list of all Indebtedness that is either for borrowed money or a Capital Lease with a principal value in excess of $100,000 of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.
          (b) The Obligations are “Permitted Debt” and the Agent’s Liens are “Permitted Liens” in each case as defined in the Existing Indenture. Agent’s Liens are “Senior Liens” pursuant to, and as defined in, the Intercreditor Agreement.
     4.20 Payment of Taxes. Except as otherwise permitted under Section 5.5, all Federal income tax returns and all material Federal non-income, material state, material local and material foreign tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid (except where the failure to do so could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding). Each Loan Party and each of its Subsidiaries has made adequate provision in accordance with GAAP for all taxes not yet due and payable (except where the failure to do so could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding). No Borrower knows of any outstanding proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings (except for any such assessments that could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding); provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
     4.21 Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.
     4.22 Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
     4.23 OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

     4.24 Employee and Labor Matters. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, there is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrowers, after due inquiry, no union representation question existing with respect to the employees of Parent or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries. Neither Parent nor any Subsidiary of Parent has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of Parent or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from Parent or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
     4.25 [Reserved].
     4.26 Other Documents.
          (a) Borrowers have delivered to Agent a complete and correct copy of the Acquisition Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Acquisition Documents has been duly authorized by all necessary action on the part of Finn, Parent and Borrowers. Each Acquisition Document is the legal, valid and binding obligation of each Finn, Parent and each Borrower, enforceable against Finn, Parent, and each Borrower in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Closing Date, neither Finn, Parent nor any Borrower is in default in the performance or compliance with any material provisions of the Acquisition Agreement. As of the Closing Date, all representations and warranties made by Finn, Parent or Borrowers in the Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects to the extent required to be true and correct in all material respects as of the Closing Date in accordance with the terms of the applicable Acquisition Document. As of the Closing Date, to Borrowers’ knowledge, none of the Seller’s representations or warranties in the Acquisition Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Change, and in each case, to the extent so required as of the Closing Date in accordance with the terms of the applicable Acquisition Document.
          (b) As of the Closing Date, the Acquisition has been consummated in all material respects, in accordance with all applicable laws.
     4.27 Eligible Accounts. As to each Account that is identified by any Borrower as an Eligible Account in the most recent Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, (b) owed to one or more of the Borrowers, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

     4.28 Eligible Inventory. As to each item of Inventory that is identified by any Borrower as Eligible Inventory in the most recent Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
     4.29 Locations of Inventory, Real Property, Vessels, Drydocks and Equipment. As of the Closing Date, the Inventory and Equipment (other than (i) Vessels, (ii) vehicles or Equipment out for repair, and (iii) Inventory and Equipment with an aggregate fair market value of less than $250,000) of the Loan Parties (i) except as set forth on Schedule 4.29, are not stored with a bailee, warehouseman, or similar party and (ii) are located only at, or in-transit between or to, the locations identified on Schedule 4.29 (as such Schedule may be updated pursuant to Section 5.15). As of the Closing Date, the location of all material owned or leased Real Property of the Loan Parties and all drydocks of the Loan Parties is identified on Schedule 4.29 and Schedule 4.29 lists completely and correctly as of the date hereof all Vessels owned or leased by the Loan Parties on the Closing Date. For purposes of this Section 4.29, material leased Real Property means (x) any real property that has rental payments in excess of $250,000 in any fiscal year and (y) any real property that has a lease with term of three years or greater.
     4.30 Inventory Records. Each Loan Party keeps correct and accurate records, in all material respects, itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
     4.31 Eligible Vessels. As to each Vessel that is identified by any Borrower as an Eligible Vessel on the most recent Borrowing Base Certificate submitted to Agent, such Vessel:
          (a) Is in the sole and absolute ownership of a Borrower, unencumbered, save and except for the Fleet Mortgage filed against it and Permitted Liens;
          (b) to the extent applicable, is classed in the highest classification and rating for vessels (or such other classification or rating as is reasonably acceptable to Agent) of the same age and type with the respective Classification Society, as evidenced by a certificate of such Classification Society as to such classification and rating being in full force and effect, without any material outstanding recommendations or requirements restricting the operation of such Vessel;
          (c) is insured in accordance with the provisions of the Fleet Mortgage against it and the requirements thereof in respect of such insurance have been complied with; and
          (d) is not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Vessels.
     4.32 Citizenship. Each Borrower is a citizen of the United States within the meaning of 46 U.S.C. § 50501, eligible to operate vessels in the coastwise trade of the United States.
     4.33 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of Borrowers as a whole and the successful operation of each of the Borrowers is dependent on the successful performance and operation of the other Borrowers. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each Borrower has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

5. AFFIRMATIVE COVENANTS.
          Each of Parent and each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Bank Products), the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:
     5.1 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein. In addition, each of Parent and each Borrower agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of CBL. In addition, CBL agrees to maintain a system of accounting that enables CBL to produce financial statements in accordance with GAAP. Each Loan Party shall also maintain its billing practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to Agent.
     5.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.
     5.3 Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and, except as could not reasonably be expected to result in a Material Adverse Change, all rights and franchises, licenses and permits; provided, however, that no Loan Party or any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person.
     5.4 Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change), and comply, in all material respects, with all leases material to the operation of the Loan Parties’ business, when taken as a whole, to which a Loan Party is a party as lessee unless such provisions are the subject of a Permitted Protest.
     5.5 Taxes. Cause all assessments and taxes imposed, levied, or assessed by any Governmental Authority against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest or except where the failure to do so could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property (except where such risk could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding). Parent will and will cause each of its Subsidiaries to make timely payment or deposit of all withholding taxes required of it and them by applicable laws (except where the failure to do so could not reasonably be expected to result in liabilities in excess of $250,000 in the aggregate at any one time outstanding), and will, upon reasonable request, furnish Agent with proof reasonably satisfactory to Agent indicating that Parent and its Subsidiaries have made such payments or deposits.
     5.6 Insurance. At Borrowers’ expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses (including, without limitation, navigating risk and marine hull and machinery insurance and full form marine protection and indemnity insurance, as more fully provided in the Fleet Mortgages). Borrowers also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, flood insurance (to the extent required by any regulation to which any Lender is subject), and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent and all such policies relating to owned Vessels shall include insurance in respect of each Vessel in an aggregate amount equal to the greater of the then fair market value or the book value of such Vessel. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent, Security Trustee and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non contributory “lender” or “secured party” clause. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at such Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. All insurance policies required herein (other than workers compensation coverages) shall, by their terms be taken out in the name of the applicable Loan Party, as assured, with Agent, as an additional assured, and shall by their terms be payable to them as their respective interests may appear. The interest of Agent is hereby declared to be the outstanding amount of the Obligations, whether contingent or absolute, due or to become due.
     5.7 Inspection. Permit Agent, Security Trustee or their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or Security Trustee may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower; provided, however, Borrowers shall only be required to pay for the expenses associated with two field exams, two vessel appraisals (only one of which shall be a physical valuation), two Inventory appraisals and two valuations in each fiscal year absent the occurrence and continuance of an Event of Default (the reimbursement of Agent’s or Security Trustee’s costs and expenses associated with such field exams, appraisals and valuations shall be subject to the terms of the Agent Fee Letter).
     5.8 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
     5.9 Environmental.

          (a) Keep any property either owned or operated by Parent or their Subsidiaries free of any Environmental Liens in excess of $1,000,000 in the aggregate, or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
          (b) Except as could not reasonably be expected to result in a Material Adverse Change, comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,
          (c) Except as could not reasonably be expected to result in a Material Adverse Change, promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and
          (d) Promptly, but in any event within 10 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority, in each case of clauses (i), (ii) and (iii), that could reasonably be expected to result in a Material Adverse Change,.
     5.10 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent, Security Trustee or the Lenders contained, at the time it was furnished, any untrue statement of a fact or omitted to state any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made to the extent such untrue statement of fact or omission does not pertain matters or circumstances which could reasonably be expected to result in a Material Adverse Change. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a fact or omission of any fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
     5.11 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date or in the case of Parent, designates any Specified Subsidiary as a Subsidiary, such Loan Party shall (a) within 15 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $5,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Agent with respect to any Subsidiary of Parent that is a CFC or a Subsidiary of a CFC or an Excluded Subsidiary, (b) within 15 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of any Loan Party that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged, and (c) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent and Security Trustee all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance with respect to any Real Property owned in fee with a fair market value of at least $5,000,000 or other documentation (including, without limitation, flood zone certifications) with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.
     5.12 Further Assurances. At any time upon the reasonable request of Agent or Security Trustee, execute or deliver to Agent or Security Trustee, as applicable, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent or Security Trustee may reasonably request in form and substance reasonably satisfactory to Agent and Security Trustee, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of Parent and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Parent or its Subsidiaries after the Closing Date with a fair market value in excess of $5,000,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of Parent that is a CFC. To the maximum extent permitted by applicable law, if Parent refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Parent hereby authorizes Agent and Security Trustee to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent and Security Trustee to file such executed Additional Documents in any appropriate filing office or a Subsidiary of a CFC or an Excluded Subsidiary. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent and Security Trustee may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Loan Parties and all of the outstanding capital Stock of Parent, Borrowers and their Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs or a Subsidiary of a CFC).
     5.13 [Reserved].
     5.14 Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1, provide Agent with copies of each Material Contract entered into since the delivery of the previous Compliance Certificate.
     5.15 Location of Inventory and Equipment. Keep each Loan Parties’ Inventory and Equipment((a) other than (i) vehicles out for repair, (ii) fuel, (iii) In-Transit Inventory, (iv) Inventory and Equipment with a fair market value less than $5,000,000, and (b) excluding, for the avoidance of doubt, Vessels) only at the locations identified on Schedule 4.29 and their chief executive offices only at the locations identified on Schedule 4.6(b) or such other locations as Borrowers may notify the Agent within 10 Business Days after the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, such Borrower provides (or uses its commercially reasonable efforts in good faith to provide) Agent a Collateral Access Agreement with respect thereto.
     5.16 Maritime and Other Regulatory Matters. Ensure that each Borrower remains a citizen of the United States qualified to own and operate vessels in the coastwise trade of the United States.
6. NEGATIVE COVENANTS.
          Parent and each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Bank Products, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:
     6.1 Indebtedness. Create, incur, assume, suffer to exist (except with respect to any Indebtedness permitted pursuant to clause (m) of the definition of Permitted Indebtedness that was permitted to be incurred at the time such Indebtedness was incurred), guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
     6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
     6.3 Restrictions on Fundamental Changes.
          (a) Other than in order to consummate a Permitted Acquisition or a Permitted Investment, consummate any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock other than mergers, consolidations and reorganizations (i) between Loan Parties, (ii) between Non-Loan Parties, (iii) Permitted Dispositions and any merger, dissolution, liquidation, consolidation, investment or disposition, the purpose of which is to effect a Permitted Disposition, (iv) the transactions contemplated under the Acquisition Documents, (v) between any Loan Party and any of its Subsidiaries, provided that, (1) if any party to such merger, consolidation, or reorganization is a Borrower, then the surviving entity of such merger, consolidation, or reorganization is a Borrower and (2) in the case of clause (v), (y) such Loan Party is the surviving entity of such merger, consolidation or reorganization, and (z) the Accounts of such Subsidiary shall not be Eligible Accounts until such time as the Agent and the Lenders shall have completed an audit of such Accounts and such other due diligence reasonably requested by the Agent, in a manner and with results reasonably satisfactory to the Agent
          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Parent with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent or Borrowers) or any of Borrowers’ wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Parent Borrowers that is not liquidating or dissolving, or
          (c) With respect to the Borrowers only, suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.
     6.4 Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of (unless a condition to the closing of such agreement is that: (i) all Obligations be paid in full and all Revolver Commitments of the Lenders be terminated, or (ii) consent is obtained under this Agreement)) Parent’s or its Subsidiaries’ assets.
     6.5 Change Name. Change its name, organizational identification number, state of organization or organizational identity; provided, however, that Parent or its Subsidiaries may change its name upon at least 10 days prior written notice to Agent of such change.
     6.6 Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent Parent and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business or acquiring assets that are reasonably related or ancillary to its or their business.
     6.7 Prepayments and Amendments.

          (a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,
               (i) optionally prepay, redeem, defease prior to its stated maturity any Indebtedness of Parent and its Subsidiaries that is expressly subordinated in right of payment or security to the Obligations; provided, however, that Parent or any Subsidiary may optionally prepay, redeem or defease such subordinated Indebtedness (including any Indebtedness evidenced by the Existing Indenture) (x) if (1) in the case of Indebtedness evidenced by the Existing Indenture, such prepayment is made solely with the proceeds of Permitted Indebtedness, or (2) both before and immediately after giving effect to such prepayment no Event of Default has occurred and is continuing and Availability is immediately after giving effect to any such prepayment, redemption or defeasance, and is projected to be for the immediately following 90 day period, not less than the sum of $64,500,000 plus 13% of all Approved Increases, and (y) substantially concurrently with the proceeds from any issuance of capital Stock by the Parent not previously applied pursuant to this Section 6.7(a)(i), Section 6.9(p), or clause (r) of the definition of Permitted Investments, or
          (b) Amend, modify, or change any of the terms or provisions of
               (i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness that is expressly subordinated in right of payment or security to the Obligations to the extent that such amendment, modification or change would be, when taken as a whole, materially adverse to the interests of the Lenders,
               (ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
     6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.
     6.9 Restricted Payments. Make any Restricted Payment; provided, however, that, so long as it is permitted by law,
          (a) Parent may make distributions to current and former employees, officers, consultants or directors of Parent or any of its Subsidiaries (or any spouses, ex-spouses, trusts or estates of or administered by any of the foregoing) on account of redemptions of Stock of Parent or one of its Subsidiaries (including Stock of Parent or any of its Subsidiaries underlying equity awards and equity awards with respect to the Stock of Parent or any of its Subsidiaries) held by such Persons, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) the Loan Parties have Availability immediately after giving effect to such distribution of not less than the sum of $55,000,000 plus 13% of all Approved Increases; and (iii) the aggregate amount of such redemptions made by Parent in any fiscal year plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $10,000,000 in the aggregate; plus (A) any proceeds received from key man life insurance policies, plus (B) the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of Parent, the Borrowers or its Subsidiaries in connection with the Acquisition and the transactions contemplated thereby (including the refinancing of Indebtedness under the Existing Credit Facility) that are foregone in return for the receipt of Stock the fair market value of which is equal to or less than the amount of such cash bonuses; provided that any Restricted Payments permitted (but not made) pursuant to this clause (a) in the any prior fiscal year may be carried forward to any subsequent calendar year,
          (b) Parent may make distributions to current and former employees, officers, consultants or directors of Parent or any of its Subsidiaries (or any spouses, ex-spouses, trusts or estates of or administered by any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Stock of Parent or one of its Subsidiaries (including Stock of Parent or any of its Subsidiaries underlying equity awards and equity awards with respect to the Stock of Parent or any of its Subsidiaries) held by such Persons so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (ii) such Indebtedness was incurred by such Persons solely to acquire Stock of Parent,
          (c) Parent may make cash distributions (and Borrowers and the Subsidiaries of Parent and Borrowers may make direct or indirect cash distributions to Parent for the sole purpose of allowing Parent to make such cash distributions or to make payments directly to tax authorities) to any direct or indirect holding company of Parent that files a Parent Consolidated Tax Return for the sole purpose of allowing such holding company of Parent to pay income taxes and franchise taxes solely arising from any Parent Consolidated Tax Return and Parent may make tax payments directly to tax authorities with respect to any Parent Consolidated Tax Return; provided that the aggregate amount of such distributions (excluding successive distributions up the chain of ownership) shall not exceed the sum of (x) the portion of the Parent Consolidated Tax Return liability attributable to the Loan Parties plus (y) the aggregate amount of distributions (excluding successive distributions up the chain of ownership) received by any Loan Party from Subsidiaries that are not Loan Parties to the extent such distributions were made in respect of Parent Consolidated Tax Return liability attributable to such Subsidiaries),
          (d) At any time after each of the Put Obligations Block and the Interim Block have been reduced to $0, Parent may make a one-time distribution or other payment (and Borrowers and their Subsidiaries may make a one-time distribution or other payment to Parent for the sole purpose of allowing Parent to make such one-time distribution or other payment) to Permitted Holders or any Permitted Holder’s Affiliates, so long as both before and after giving effect to any such distribution or other payment: (i) the Loan Parties believe in good faith that, on a pro forma basis immediately after giving effect to such distribution or other payment that they shall have projected Availability for the 90 day period immediately after making such distribution or other payment of no less than the sum of $64,500,000 plus 13% of all Approved Increases, (ii) the Parent has, on a pro forma basis immediately after giving effect to such distribution, a First Lien Leverage Ratio of not more than 3.5 to 1.0, (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iv) at least 30% of the pro forma consolidated equity and debt capitalization of Parent and its Subsidiaries (calculated to include all fees and expenses incurred in connection with the amendment of the Existing Indenture after the date hereof or the repayment of any obligations under the Existing Indenture after the date hereof, including, without limitation, all fees and expenses incurred in connection with any financing used to refinance the Existing Indenture) consists of equity contributions of Permitted Holders and their Affiliates (other than Parent and its Subsidiaries),
          (e) Parent may make distributions or other payments (and Borrowers and their Subsidiaries may make distributions or other payments to Parent for the sole purpose of allowing Parent to make such distributions or payments) to its direct or indirect parent or to Equity Sponsor or its Affiliates in accordance with the terms of the Management Agreement, in an aggregate amount not to exceed $5,000,000 in any calendar year so long as both before and after giving effect to any such distributions or other payments: (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Loan Parties have Availability of not less than the sum of $64,500,000 plus 13% of all Approved Increases,
          (f) Parent may make distributions or other payments (and Borrowers and their Subsidiaries may make distributions or other payments to Parent for the sole purpose of allowing Parent to make such distributions or payments) to make reimbursement payments to Equity Sponsor and its Affiliates on account of reasonable, documented, out-of-pocket costs and expenses incurred by Equity Sponsor and its Affiliates which are directly attributable to Parent and its Subsidiaries, so long as both before and after giving effect to any such distributions or other payments: (i) no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent Equity Sponsor or its Affiliates have allocated such expenses to Borrowers and other Persons, such allocation is reasonable,
          (g) Parent or Borrowers may make distributions or other payments (and Borrowers and their Subsidiaries may make distributions or other payments to Parent or their respective parent, as applicable, for the sole purpose of allowing Parent to make such distributions or payments) to reimburse Equity Sponsor and its Affiliates within 60 days of the Closing Date for their out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Loan Documents and the Acquisition Documents so long as both before and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the Loan Parties have Availability of not less than the sum of $55,000,000 plus 13% of all Approved Increases,
          (h) Parent or Borrowers may make a one-time distribution or other payment on or about the Closing Date (and Borrowers and their Subsidiaries may make a one-time distribution or other payment to Parent for the sole purpose of allowing Parent to make such one-time distribution or other payment) to Permitted Holders or any of their Affiliates, so long as: (i) both before and immediately giving effect to such distribution or other payment: (A) the Loan Parties have Availability of not less than the sum of $55,000,000 plus 13% of all Approved Increases, and (B) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of such distribution or other payment does not exceed $10,000,000,
          (i) on or after January 1, 2011, Parent may make one-time quarterly distributions or other payments (and Borrowers and their Subsidiaries may make one-time quarterly distributions or other payments to Parent for the sole purpose of allowing Parent to make such one-time quarterly distributions or other payments) to Permitted Holders and their Affiliates in an amount not to exceed $65,000,000 in the aggregate during any calendar year, so long as (i) the Loan Parties have, for the 30 day period immediately prior to making any such distribution or other payment, Average Daily Availability of not less than the sum of $64,500,000 plus 13% of all Approved Increases, (iii) the Loan Parties have Availability of not less than the sum of $64,500,000 plus 13% of all Approved Increases immediately after giving effect to any such or distribution or other payment, (iv) no Default or Event of Default shall have occurred and be continuing or would result therefrom (v) the Parent, on a pro forma basis immediately after giving effect to any such distribution or other payment, a First Lien Leverage Ratio of not more than 3.5 to 1.0, and (vi) the Parent has, on a pro forma basis after giving effect to any such distribution or other payment, a Fixed Charge Coverage Ratio (calculated on trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) of not less than 1.2 to1.0,
          (j) any (i) Borrower may make Restricted Payments to another Borrower, (ii) Guarantor may make Restricted Payments to another Guarantor (other than Parent) or a Borrower, and (iii) Non-Loan Party may make Restricted Payments to any Loan Party (other than Parent) or any other Non-Loan Party,
          (k) noncash repurchases of Stock deemed to occur upon exercise of stock options or similar equity incentive awards if such Stock represent a portion of the exercise price of such options or similar equity incentive awards,
          (l) Restricted Payments to consummate the Acquisition and the transactions contemplated thereby (including the refinancing of Indebtedness under the Existing Credit Facility) (including, any Restricted Payments contemplated by the Acquisition Documents),
          (m) Restricted Payments, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Stock,
          (n) to the extent constituting Restricted Payments, the Parent and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 6.3, 6.4 and 6.11,
          (o) any non-wholly owned Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders (including Parent and its Subsidiaries),
          (p) Restricted Payments made with, and substantially concurrently upon the receipt of, the proceeds from any issuance of capital Stock by the Parent not previously applied pursuant to this Section 6.9(p), Section 6.7(a)(i), or clause (r) of the definition of Permitted Investments, and

          (q) any Borrower may declare and pay dividends or make other distributions to Parent provided that as of the date that any such dividend or distribution is declared and paid (i) no Default or Event of Default exists or is continuing or would exist after giving effect to any such dividend or distribution, (ii) Agent and Lenders have received the financial statements required to be delivered under Section 5.1(a) for the immediately preceding fiscal year (commencing with the financial statements for the 2010 fiscal year of Parent), and (iii) on a pro forma basis for the thirty consecutive day period immediately prior to such date and after giving effect to any such dividend or distribution, (A) Borrowers have Availability of not less than 25% of the Borrowing Base and (B) the Fixed Charge Coverage Ratio is not less than 1.2 to 1.0.
     6.10 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than such changes that are in compliance with GAAP; provided that to the extent any such change or modification has the effect of modifying or changing the calculation or determination of any component (a) necessary to the calculation of the Fixed Charge Coverage Ratio, Leverage Ratio, or First Lien Leverage Ratio or (b) included in the calculation of the Borrowing Base, Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or modification with the intent of having the respective positions of the Lenders and Borrowers after such change or modification conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such change or modification had occurred).
     6.11 Investments; Controlled Investments .
          (a) Except for Permitted Investments, directly or indirectly, make or acquire any Investment. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested less any returns on such Investment (not to exceed the original amount invested), but without adjustment for subsequent increases or decreases in the value of such Investment.
          (b) Other than (i) an aggregate amount of not more than $100,000 at any one time, in the case of Parent and its Subsidiaries (other than those Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Subsidiaries’ employees, (iii) an aggregate amount of not more than $100,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries of Parent that are CFCs), and (iv) petty cash accounts of the Parent and its Subsidiaries with amounts on deposit not to exceed $50,000 in any individual account and $200,000 in the aggregate for all such accounts, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Parent or the applicable Subsidiary of Parent and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as provided in Section 6.11(b)(i), (ii), and (iii), neither Parent nor any Subsidiary of Parent shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.
     6.12 Transactions with Affiliates. Directly or indirectly consummate any transaction with any Affiliate of Parent or any of its Subsidiary except for:
          (a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Parent or its Subsidiaries, on the one hand, and any Affiliate of Parent or such Subsidiary, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Parent or such Subsidiary in excess of $5,000,000 for any single transaction or series of related transactions, and (ii) are no less favorable, taken as a whole, to Parent or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

          (b) so long as it has been approved by Parent’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Parent or such Subsidiary,
          (c) any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by Parent or any of its Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of such Borrower or Guarantor, and
          (d) transactions permitted by Section 6.3 or Section 6.9, or any Permitted Intercompany Advance, and payment of fees and expenses directly rather than by making a Restricted Payment but only to the extent a corresponding Restricted Payment would have been permitted pursuant to Section 6.9.
     6.13 Use of Proceeds. Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and for repayment of the Second Liens Notes and any accrued interest or premium related thereto (which may be after the Closing Date), (ii) to pay a portion of the consideration payable in connection with the consummation of the Acquisition, and (iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, including the Acquisition contemplated by the Acquisition Agreement and transactions contemplated thereby, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).
     6.14 Limitation on Issuance of Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Prohibited Preferred Stock.
     6.15 Parent as Holding Company. Permit Parent to incur any liabilities (other than liabilities arising under the Loan Documents or liabilities arising by operation of law), own or acquire any operating assets (other than the Stock of Subsidiaries) or engage itself in any business, except (i) in connection with its ownership of its Subsidiaries and its rights and obligations under the Loan Documents, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) activities relating to the performance of obligations under the Existing Indenture and related notes to which it is a party or expressly permitted thereunder, (iv) the receipt and payment of Restricted Payments permitted hereunder, (v) those related to the Acquisition and the transactions contemplated thereby, (vi) activities in connection with or in preparation for an initial public offering and (vii) activities incidental to the foregoing activities.
     6.16 Consignments. Consign any of its or their Inventory to the extent such Inventory was included in the most recently calculated Borrowing Base or sell any of its or their Inventory of any Borrower on bill and hold, sale or return, sale on approval, or other conditional terms of sale (other than Inventory with an aggregate value not in excess of $5,000,000) without prompt notice to Agent.
     6.17 Inventory and Equipment with Bailees. Store the Inventory, Vessels or Equipment to the extent such Inventory, Vessels or Equipment was included in the most recently calculated Borrowing Base of any Borrower at any time now or hereafter with a bailee, warehouseman, or similar party (other than Inventory with an aggregate value not in excess of $5,000,000) without prompt notice to Agent.
7. FINANCIAL COVENANTS. Each of Parent and each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, upon the occurrence and during the continuance of a Covenant Testing Trigger Period, CBL will comply with each of the following financial covenants:
     7.1 Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio of at least 1.1 to 1.0, calculated on a trailing twelve month basis as of (a) the end of the last month immediately preceding the occurrence of such Covenant Testing Trigger Period for which financial statements have most recently been delivered pursuant to Section 5.1 of this Agreement, and (b) the end of each month for which financial statements are delivered pursuant to Section 5.1 of this Agreement during such Covenant Testing Trigger Period.
     7.2 First Lien Leverage Ratio. Have a First Lien Leverage Ratio, measured on a month-end basis, of not greater than 4.25 to 1.0 as of (a) the end of the last month immediately preceding the occurrence of such Covenant Testing Trigger Period for which financial statements have most recently been delivered pursuant to Section 5.1 of this Agreement, and (b) the end of each month for which financial statements are delivered pursuant to Section 5.1 of this Agreement during such Covenant Testing Trigger Period.
8. EVENTS OF DEFAULT.
          Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
     8.1 If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;
     8.2 If any Loan Party or any of its Subsidiaries:
          (a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6 (to the extent insurance has not been maintained as required), 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower’s affairs, finances, and accounts with officers and employees of such Borrower), or 5.11 of this Agreement, (ii) Sections 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement;
          (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.6, 5.8, 5.10, 5.12, 5.14, and 5.15 of this Agreement and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; or
          (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;
     8.3 If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $20,000,000, or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a

Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
     8.4 If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary);
     8.5 If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
     8.6 If a Loan Party or any of its Subsidiaries is enjoined or restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Parent and its Subsidiaries, taken as a whole;
     8.7 If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $20,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;
     8.8 If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
     8.9 If the obligation of any Guarantor under the Guaranty is materially limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);
     8.10 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected (to the extent required to be perfected hereunder or under any Loan Documents) and, except to the extent of Permitted Liens, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (b) as the result of an action or failure to act on the part of Agent or (c) as otherwise expressly permitted in this Agreement, the NRG Agreements (as in effect as of the Closing Date) or such Loan Document);
     8.11 The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;
     8.12 The occurrence of any default or event of default under the Sponsor Contribution Agreement arising from the failure of the Sponsor to meet its obligations thereunder, or

     8.13 If a Borrower designates any Subsidiary as a Specified Subsidiary, or any Specified Subsidiary as a Subsidiary, in each case, other than in accordance with Section 1.5 or (b) any Specified Subsidiary shall fail to satisfy any of the criteria set forth in clauses (i) through (v) of Section 1.5(b) and the effect of such failure results in a breach of any representation, warranty or covenant contained herein.
Notwithstanding (a) anything to the contrary contained in Section 8, in the event of a failure to comply with the requirements of Section 7, Parent shall have the right, until the expiration of the 10th day subsequent to the date the certificate calculating the covenant under Section 7 is required to be delivered pursuant to Section 5.1, to issue common Equity Interests only for cash in an aggregate amount (the “Cure Amount”) not in excess of the minimum amount necessary to cure the relevant failure(s) to comply with such financial covenant (the “Cure Right”). Upon the receipt by Parent of such cash and contribution of same by Parent to the common equity of CBL, the financial covenants under Section 7 shall be recalculated giving effect to the following pro forma adjustments:
     (i) EBITDA shall be increased, in accordance with the definition thereof, solely for the purpose of testing Section 7 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
     (ii) if, after giving effect to the foregoing recalculations, the Loan Parties would otherwise be in compliance with the requirements of Section 7, the Loan Parties shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination, and no breach or default of such Section shall be deemed to have occurred for all purposes of this Agreement;
and (b) the foregoing clause (a), the Cure Right shall not be exercised more than three times over the term of this Agreement or more than once in any twelve (12) month period.
9. RIGHTS AND REMEDIES.
     9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
          (a) declare the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;
          (b) declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of the Issuing Lender to issue Letters of Credit; and
          (c) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable law.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan

Documents, shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Parent and each Borrower.
     9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
10. WAIVERS; INDEMNIFICATION.
     10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.
     10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
     10.3 Indemnification. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other reasonable out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys fees) of any Lender (other than WFCF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders not involving Borrowers or any issue concerning Borrowers or (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any taxes or any costs attributable to taxes, which shall governed solely by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 10.3 WITH RESPECT TO INDEMNIFIED LIABILITIES THAT A COURT OF COMPETENT JURISDICTION FINALLY DETERMINES TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.
11. NOTICES.
          Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Administrative Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Administrative Borrower:	AMERICAN COMMERCIAL LINES LLC
1701 East Market Street
Jeffersonville, IN 47130
Attn: Dawn Landry, General Counsel
Fax No. (812) 288-0294

with copies to:	PLATINUM EQUITY, LLC
360 North Crescent Drive, South Building
Beverly Hills, California 90210
Attention: Eva Kalawski
Telephone: 310-712-1850

with copies to:	PLATINUM EQUITY, LLC
52 Vanderbilt Avenue, 21st Floor
New York, New York 10017
Attention: Louis Samson
Telephone: 212-905-0010

If to Agent:	WELLS FARGO CAPITAL FINANCE, LLC
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Fax No.: (310) 453-7413

with copies to:	DEWEY & LEBOEUF LLP
333 South Grand Avenue, Suite 2600
Los Angeles, CA 90071-1530
Attn: Marshall Stoddard, Esq.
Fax No.: 213 621 6100

          Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).
12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PARENT AND EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
     13.1 Assignments and Participations.
          (a) With the prior written consent of Administrative Borrower, which consent of Administrative Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required

(1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender and with the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that no Loan Party, Affiliate of a Loan Party, Equity Sponsor, or Affiliate of Equity Sponsor shall be permitted to become an Assignee) all or any portion of the Obligations, the Revolver Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.
          (b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.
          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Parent or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Lender that sells a participation shall maintain, as a non-fiduciary agent on behalf of Borrower, a register on which it enters the name and address of each Participant and each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan (or other right or obligation) hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.
          (f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent (other than an assignment by operation of law as a result of a transaction expressly permitted by this Agreement) and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
14. AMENDMENTS; WAIVERS.
     14.1 Amendments and Waivers.
          (a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than, for the avoidance of doubt, Bank Product Agreements or the Fee Letters), and no consent with respect to any departure by Parent or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and all of the Loan Parties that are party thereto, do any of the following:
               (i) increase the amount of or extend the expiration date of any Revolver Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),
               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
               (iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders),
               (iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
               (v) other than as permitted by Section 15.11, release Agent’s Lien in and to all or substantially all of the Collateral,
               (vi) amend, modify, or eliminate the definition of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,
               (vii) contractually subordinate any of Agent’s Liens except as otherwise provided herein,
               (viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
               (ix) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii) or Section 2.4(e) or (f),
               (x) amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party, an Affiliate of a Loan Party, Equity Sponsor, or an Affiliate of Equity Sponsor to be permitted to become an Assignee, or
               (xi) amend, modify, or eliminate the definitions of Maximum Revolver Amount, Interim Block or Put Obligations Block, or change Sections 2.3(d)(i), 2.3(d)(ii) or 2.3(d)(iv) of this Agreement;
provided, further, however, that no such waiver, amendment, or consent shall, unless in writing and signed by the Supermajority Lenders, Agent and Administrative Borrower, amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Inventory and Eligible Vessels) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise.
          (b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, any Fee Letter, without the written consent of Agent and Borrowers and any other party thereto (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders,
          (c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,
          (d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders,
          (e) Anything in this Section 14.1 to the contrary notwithstanding, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender, other than any of the matters governed by Section 14.1(a)(i) through (iii),
          (f) Notwithstanding anything to the contrary herein, the Agent and the Administrative Borrower may amend this Agreement or any other Loan Document to cure ambiguities, omissions, mistakes or defects, without further consent of any Lender.
     14.2 Replacement of Certain Lenders.
          (a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders directly and adversely affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax

Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
          (b) Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of the Letters of Credit). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.
     14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and each Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15. AGENT; SECURITY TRUSTEE; THE LENDER GROUP.
     15.1 Appointment and Authorization of Agent and Security Trustee. Each Lender hereby designates and appoints WFCF as its agent and security trustee under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent and Security Trustee to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent and Security Trustee by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent and security trustee for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent and Security Trustee shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent and Security Trustee have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or Security Trustee. Without limiting the generality of the foregoing, the use of the term “agent” or “agent and security trustee” in this Agreement or the other Loan Documents with reference to Agent and Security Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes

(and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent and Security Trustee to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent and Security Trustee shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent or Security Trustee expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent and Security Trustee may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
     15.2 Delegation of Duties. Each of Agent and Security Trustee may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor Security Trustee shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
     15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or Security Trustee under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.
     15.4 Reliance by Agent. Each of Agent and Security Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Each of Agent and Security Trustee shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent or Security Trustee, as the case may be, shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent and Security Trustee shall act, or refrain from acting, as they deems advisable. If either Agent or Security Trustee so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by them by reason of taking or continuing to take any such action. Each of Agent and Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
     15.5 Notice of Default or Event of Default. Neither Agent nor Security Trustee shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent or Security Trustee has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in accordance with Section 9.
     15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

     15.7 Costs and Expenses; Indemnification. Agent and Security Trustee may incur and pay Lender Group Expenses to the extent Agent and Security Trustee reasonably deem necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent and Security Trustee for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent and Security Trustee are not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent and Security Trustee such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent and Security Trustee upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent or Security Trustee in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent and Security Trustee are not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent or the Security Trustee.
     15.8 Agent and Security Trustee in Individual Capacity. WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFCF were not Agent or Security Trustee hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF or its Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent or Security Trustee, as the case may be, will use its reasonable best efforts to obtain), neither Agent nor Security Trustee shall be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFCF in its individual capacity.
     15.9 Successor Agent. Agent may resign as Agent and Security Trustee upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as the Security Trustee, Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the

Security Trustee, Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, to make Swing Loans or to act as security trustee. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint a successor Agent: (a) after consulting with the Lenders and Administrative Borrower, and (b) with the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned); provided, however, that the consent of Administrative Borrower shall not be required to the extent (i) a Default or Event of Default has occurred and is continuing at the time of such appointment, or (ii) such successor Agent is: (A) a Lender prior to such appointment, or (B) a successor in interest to Agent pursuant to a consolidation, reorganization or merger with Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
     15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
     15.11 Collateral Matters.
          (a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent and Security Trustee to release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent and Security Trustee (as applicable) that the sale or disposition is permitted under Section 6.4 (and Agent and Security Trustee (as applicable) may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which neither Parent nor any Subsidiary of Parent owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased to Parent or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement or (v) that is subject to a Permitted Lien if such Permitted Lien secures Purchase Money Indebtedness. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or to sell or otherwise dispose of (or to consent to any such sale or other disposition of) all or any portion of the Collateral at any sale thereof conducted by Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. Except as provided above, neither Agent nor Security Trustee will execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Security Trustee, as the case may be, or any Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s or Security Trustee’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) neither Agent nor Security Trustee shall be required to execute any document necessary to evidence such release on terms that, in Agent’s or Security Trustee’s (as the case may be) opinion, would expose Agent or Security Trustee to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent or Security Trustee under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.
          (b) Neither Agent nor Security Trustee shall have any obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Parent or its Subsidiary or is cared for, protected, or insured or has been encumbered, or that Agent’s (or Security Trustee’s, as the case may be) Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent or Security Trustee, as the case may be, pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, each of Agent and Security Trustee may act in any manner it may deem appropriate, in its sole discretion given Agent’s and Security Trustee’s own interest in the Collateral in its capacity as one of the Lenders and that neither Agent nor Security Trustee shall have any other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
     15.12 Restrictions on Actions by Lenders; Sharing of Payments.
          (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such

Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
     15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
     15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs (a) Agent to enter into this Agreement and the other Loan Documents and (b) Security Trustee to enter into the Fleet Mortgages. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents or any action taken by Security Trustee in accordance with the terms of the Fleet Mortgages, in either case, relating to the Collateral and the exercise by Agent or Security Trustee of its respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
     15.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting Parent or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,
          (d) agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or any Subsidiary of Parent to Agent that has not been contemporaneously provided by Parent or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
     15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent or Security Trustee, as the case may be, in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
16. WITHHOLDING TAXES.
          (a) Subject to the other provisions of this Section 16, all payments made by any Borrower hereunder or under any Loan Document will be made without setoff, counterclaim, or other defense. Borrower may withhold or deduct any Excluded Taxes from any such payments if required by applicable law. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes unless required by applicable law, and in the event any deduction or withholding of Taxes is required, Borrowers shall comply with the next sentence of this Section 16(a). If any Taxes are so withheld or deducted, Borrowers agree to pay the full amount of such Taxes withheld or deducted to the relevant taxing authority and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, or other Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount that would have been received under this Agreement or other Loan Document had such withholding or deduction not been made; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s or other recipient’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent as promptly as reasonably possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers or such other evidence of payment as is reasonably satisfactory to Agent.
          (b) Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar governmental levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.
          (c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation and the Agent) one of the following before receiving its first payment under this Agreement:
               (i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalties of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);
               (ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;
               (iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender or Participant, a properly completed and executed copy of IRS Form W-8ECI;
               (iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or
               (v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax, in each case, claiming such exemption or reduction to which such Lender or Participant is entitled.
Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation and the Agent) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Each Lender or Participant shall (and shall cause other persons acting on its behalf to) take any action (including entering into any agreement with the Internal Revenue Service) and comply with any information gathering, certification, documentation and reporting requirements, in each case, that are required to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended and any Treasury regulations or official interpretations thereof.
          (d) If a Lender or Participant claims an exemption or reduction from withholding tax in a jurisdiction other than the United States, such Lender or such Participant shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation and the Agent) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation and the Agent) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation and the Agent) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee shall provide new documentation, pursuant to Section 16(c) or 16(d), as if such Person were a Lender or Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Revolver Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
          (f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (and, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent (and, in the case of a Participant, to the Lender granting the participation), then Agent (and, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
          (g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
          (h) If Agent or a Lender or Participant determines in good faith, in its sole discretion, that it has received a refund of any taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Agent or such Lender or Participant and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender or Participant, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender or Participant in the event Agent or such Lender or Participant is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender or Participant to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.
17. GENERAL PROVISIONS.
     17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Parent, each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
     17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
     17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Parent or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
     17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
     17.5 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Any Borrower may obtain Bank Products from any Bank Product Provider, although no Borrower is required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
     17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
     17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
     17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
     17.9 Confidentiality.
          (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors, officers or other agents of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are notified of the confidential nature of such information; provided that such notification shall not be required for regulatory authorities who are undertaking ordinary course bank examinations and are otherwise subject to confidentiality requirements, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
          (b) Anything in this Agreement to the contrary notwithstanding, Agent may (i) provide customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and (ii) use the name, logos, and other insignia of Borrowers and Loan Parties and the Revolver Commitments provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of the Agent.
     17.10 Lender Group Expenses. Borrowers agree to pay any and all Lender Group Expenses on the earlier of (a) the first day of each month or (b) the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.
     17.11 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolver Commitments have not expired or terminated.
     17.12 Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.
     17.13 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
     17.14 ACL as Agent for Borrowers. Each Borrower hereby irrevocably appoints ACL as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (b) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.14 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
     17.15 Intercreditor Agreement. Each Lender hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (c) authorizes and instructs Agent to enter into the Intercreditor Agreement as Collateral Agent and Security Trustee on behalf of such holder of Revolving Credit Obligations and (d) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Lender. Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement.
[Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COMMERCIAL BARGE LINE COMPANY a Delaware corporation
By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

AMERICAN COMMERCIAL LINES LLC a Delaware limited liability company
By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

ACL TRANSPORTATION SERVICES LLC a Delaware limited liability company
By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

JEFFBOAT LLC a Delaware limited liability company
By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

AMERICAN COMMERCIAL LINES, INC. a Delaware corporation
By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent, as Security Trustee, and as a Lender
By:	/s/ Christopher S. Hudik
	Name:	Christopher S. Hudik
	Title:	Director

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services US

RBS BUSINESS CAPITAL, a Division of RBS ASSET FINANCE, INC., a Subsidiary of RBS CITIZENS, NA. as a Lender
By:	/s/ James H. Herzog Jr.
	Name:	James H. Herzog Jr.
	Title:	Senior Vice President

SUNTRUST BANKS, INC., as a Lender
By:	/s/ Mike Knuckles
	Name:	Mike Knuckles
	Title:	Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Thomas Hayes
	Name:	Thomas Hayes
	Title:	V.P.

THE HUNTINGTON NATIONAL BANK, as a Lender
By:	/s/ Jeffrey M. Evans
	Name:	Jeffrey M. Evans
	Title:	Vice President

FIRST MERIT BANK, N.A., as a Lender
By:	/s/ Walter Castillo
	Name:	Walter Castillo
	Title:	Vice President

(continued)

(continued)

(continued)

(continued)

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Letter Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice
Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Revolver Commitments
Schedule D-1	Designated Account
Schedule E-1	Eligible Inventory Locations
Schedule E-2	Existing Letters of Credit
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)	Parent’s and Subsidiaries Obligation to Repurchase or Retire Stock
Schedule 4.5	Title to Vessels
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(b)	Litigation
Schedule 4.11	Employee Benefit Plan
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.29	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.6	Nature of Business

EXHIBIT A-1
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of [____________] between [____________] (“Assignor”) and [____________] (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
     1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Revolver Commitments, all to the extent specified on Annex I.
     2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Advances assigned hereunder, as reflected on Assignor’s books and records.
     3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is eligible as an Assignee under the terms of the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender[; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].
     4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent and, to the extent required by the terms of the Credit Agreement, the Administrative Borrower and (d) the date specified in Annex I.
     5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.
     6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.
     7. This Assignment Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other electronic transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By
Name:
Title:
ACCEPTED THIS ____ DAY OF
_______________
WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent

By
Name:
Title:
[AMERICAN COMMERCIAL LINES LLC
a Delaware limited liability company, as Administrative Borrower

By
Name:
Title:][1]

1	To the extent applicable.

ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I
1.	Borrowers: Commercial Barge Line Company, a Delaware corporation,
American Commercial Lines LLC, a Delaware limited liability company,
ACL Transportation Services LLC, a Delaware limited liability company and
Jeffboat LLC, a Delaware limited liability company
2.	Name and Date of Credit Agreement:
Credit Agreement, dated as of December 21, 2010 by and among American Commercial Lines Inc., a Delaware corporation, Borrowers, the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders

3. Date of Assignment Agreement:

4. Amounts:

a. Assigned Amount of Revolver Commitment	$	_____________

b. Assigned Amount of Advances	$	_____________

5. Settlement Date:		_____________

6. Purchase Price	$	_____________

7. Notice and Payment Instructions, etc.

Assignee:	Assignor:

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

Accepted:
WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent

By
Name:
Title:

Wells Fargo Capital Finance, LLC Customer Name: American Commercial Lines Inc. Assignment #1 Report Date: November 30, 2010 The undersigned, American Commercial lines Inc., Commercial Barge Line Company, American Commercial Lines LLC, Transportation Services LLC, and Jeff Boat LLC (collectively “Borrowers”), pursuant to Section 5.2 of the Credit Agreement dated as of (December 2010) (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the (“Credit Agreement”), entered into by Borrowers, the lender party thereto from time to lime (the “Lender”), Wells Fargo Capital Finance, LLC, as Administrative Agent, Security Trustee, and as Agent for the Borrowers, hereby certifies to the Agent, that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that the Borrower is in compliance with and, after giving effect to any currently requested Loans or Letters of Credit, will be in compliance with, all terms, conditions, and provisions of the Credit Agreement. All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein. ACCOUNTS RECEIVABLE Dates Covered: November 30, 2010 ACOOO Collateral 1. Beginning Balance 2. Sales (+) 3. Credit Memos (-) 4. Adjustments (+) 5. Adjustment (•) - 6. Net Collecctions-Includes Non A/R Cash (-) - 7. Discounts (-) 8. Non A/R Cash (+) 9. Unapplied Cash (-) 10. Current Balance 11. Ineligible 12. Eligible Collateral (10-11) 13. Eligible A/R @ 85% 14. Less: Deferral Revenue & Fuel Hedge 15. Qualified Collateral 16. Availability * AIR LOAN BALANCE 17. Beginning Balance 18. Cash (Checks/ACH) (-) 19. Cash (Wire) (-) 20. Adjustments (-/+) (circle one) 21. Advance (+) 22. Current Revolving Loan Balance@, - Total Availability (Line #16+ #10+ #10+ #11+ #10) Total Credit Line 475,000 Qualified Availability Less Total Revolving Loan Balance Less Letters of Credit Less Interim Availability Block Less Put Obligations Block Remaining Availability Explanation: Vessels (Barges) Dales Covered: November 30, 2010 Collateral 1. Beginning Balance 2, Adjustments (+) 3. Adjustments (-) 4. Adjustments (-) 5. Current Balance 6. Ineligibles 7. Eligible Barges NBV (4-5) 8. Eligible Barges NBV @120.0%(1) 9. Eligible Barges NFLV 10.Eligible Barges NFLV @80%(2) 11. Eligible Barge Collateral (Lesser of 8, and 10.) - 12. Less: Maritime Reserve - 13. Qualified Barges 14. Availability (1) 120% advance rate will raduce to 100% after purchase price adjustment (2) 80% advance rate will reduce to 78% after purchase price adjustment New Vessels (added after January 1, 2011) Dales Covered: November 30, 2010 Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) - 4. Current Balance 5. Ineligibles 6, Eligible New Vessels NBV (4-5) 7. Eligible New Vessels NBV @85.0% 8. Eligible New Vessels Hard Cost 9. Eligible New Vessels Hard Cost @85.0% 10. Eligible New Vessels Collateral (Lesser of 7. and 9.) 11. Less Reserve - 12. Qualified New Vessels 13. Availability Fuel Inventory Dates Covered: November 30, 2010 ACL06 Collateral 1. Beginning Balance - 2. Adjustments (+) - 3. Adjustments (-) - 4. Current Balance 5. Ineligibles 6. Eligible Collateral (4-5) 7. Eligible Inventory @50.0% 8. Less Accrued Fuel User Tax Reserve GL#206590 9. Less Oilier Reserves 10. Qualified Inventory 11. Availability (sublimit of $10,000,000) Steel Inventory Dales Covered; November 30, 2010 ACL05 Collateral 1. Beginning Balance - 2. Adjustments (+) 3. Adjustments (-) 4. Current Balance Less: In-Transit Steel 5. Net Balance Ineligibles 7. Eligible Collateral (4-5) 8. Eligible Inventory @62% 9. Less Reserve 10. Qualified Inventory 11. In-Transit Steel 12. Eligible ln-Transity Steel @62% 13. Qualified In-Transit Inventory ($10,000 sublimit) 14. Availability I Vessels (Boats/Boats held for Sale). Dates Covered: November 30, 2010 Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) 4. Current Balance 5. Ineligibles 6. Eligible Boats NBV (4-5) 7. Eligible Boats NBV @ 120.0%(1) 8. Eligible Boats NFLV 9 .Eligible Boats NFLV 10. Eligible Boat Collateral (Lesser of 7. and 9.) 11. Less: Reserve 12. Qualified Boats 13. Availability (1) 120% advance rate will reduce to 100% after purchase price adjustment (2) 80% advance will reduce to 78% after purchase price Additionally, the undersigned hereby certifies and represents and warrants to the Secured Parties on behalf of Borrowers that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (li) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to any advance, continuation or conversion requested above, and (iv) ail of the foregoing is true and correct as of the effective dale of the calculations set forth above and that such calculations have been made Prepared by: Title: Approved by: Thomas Pilholski Title: SVP, CFO and Treasurer

Wells Fargo Capital Finance, LLC Customer Name: ACLLC Assignment #1 Report Date: November 30, 2010 ACCOUNTS RECEIVABLE Dates Covered: — November 30, 2010 Collateral 1. Beginning Balance - 2. Sales (+) - 3. Credit Memos (-) 4. Adjustments (+) 5. Adjustments (-) 6. Net Collections-Includes Non A/R Cash (-) - 7. Discounts (-) - 8. Non A/R Cash (+) - 9. Unapplied Cash (-) - 10. Current Balance 11. Ineligible 12. Eligible Collateral (10-11) 13. Eligible A/R @85% - 14. Less: Deferred Revenue & Fuel Hedge 15. Qualified Collateral 16. Availability = A/R LOAN BALANCE 17. Beginning Balance N/A 18. Cash (Checks/ACH) (-) N/A 19. Cash (Wire) (-) N/A 20. Adjustments (-/+) (circle one) N/A 21. Advance (+) N/A 22. Current Revolving Loan Balance @ N/A Total Availability (Line AR#16,1#10) N/A Total Credit Line N/A Qualified Availability N/A Less Total Revolving Loan Balance N/A Less Letters of Credit N/A Less Blocked Availability Amount N/A Remaining Availability N/A Explanation: Vessels (Barges) Dates Covered: November 30, 2010 Collateral 1. Beginning Balance - 2. Adjustments (+) 3. Adjustments (-) 4. Adjustments (-) - 5. Current Balance - 6. Ineligiblcs - 7. Eligible Barges NBV (4-5) 8. Eligible Barges NBV @120.0%(1) - 9. Eligible Barges NFLV - 10.Eligible Barges NFLV @80%%(2) - 11. Eligible Barge Collateral (Lesser of 8. and 10.) 12. Less: Maritime Reserve - 13. Qualified Barges 14. Availability (1) 120% advance rate will reduce to 100% after purchase price adjustment (2) 80% advancc rate will reduce to 78% after purchase prici adjustment New:Vessels Dates Covered:. November 30.2010. Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) 4. Current Balance 5. Incligibics 6. Eligible New Vessels NBV (4-5) 7. Eligible New Vessels NBV @85,0% 8. Eligible New Vessels Hard Cost 9. Eligible New Vessels Hard Cost @85.G% 10. Eligible New Vessels Collateral (Lesser of 7. and 9.) 11. Less Reserve 12. Qualified New Vessels 13. Availability Fuel Inventory Dates Covered: November 30,2010 Collateral 1. Beginning Balancc 2. Adjustments (+) 3. Adjustments (-) 4. Current Balancc 5. Ineligiblcs 6. Eligible Collateral (4-5) 7. Eligible Inventory @50.0% 8. Less Accrued Fuel User Tax Reserve GL#206590 9. Less Other Reserves 10. Qualified Inventory 11. Availability (sublimit of 510,000,000) Vessels (Boats/Boats lichl for Sate) Dates Covered: November 30,2010 Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) 4. Current Balance 5. Ineligiblcs 6. Eligible Boats NBV (4-5) 7. Eligible Boats NBV @120.0%(1) 8. Eligible Boats NFLV 9 .Eligible Boats NFLV @80%(2) 10. Eligible Boat Collateral (Lesser of 7. and 9.) 11. Less: Reserve 12. Qualified Boats 13. Availability (1) 120% advancc rate wilt reduce to 100% after purchase price adjustment (2) 30% advance rate will reduce to 78% after purchase price adjustment. Dated: I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement. Prepared by: Title: ..... Date: Approved by: Thomas Pilholski Title: SVP, CFO and Treasurer Date: Brackets are not necessary for negative numbers Unless what you want is different than what field indicates.

Wells Fargo Capital Finance, LLC Customer Name: ACLTS — ACL 03 Assignment #1 Report Date: November 30, 2010 ACCOUNTS RECEIVABLE Dates Covered: November 30, 2010 Collateral 1. Beginning Balance - 2. Sales (+) - 3. Credit Memos (-) - 4. Adjustments (+) - 5. Adjustments (-) - 6. Net Collections-Includes Non A/R Cash (-) - 7. Discounts (-) - 8. Non A/R Cash (+) - 9. Unapplied Cash (-) - 10. Current Balance 11. Ineligible 12. Eligible Collateral (10-11) 13. Eligible A/R @ 85% - 14. Less: Reserves - 15. Qualified Collateral 16. Availability = A/R LOAN BALANCE 17. Beginning Balance N/A 18. Cash (Checks/ACH) (-) N/A 19. Cash (Wire) (-) N/A 20. Adjustments (-/+) (circle one) ‘ N/A 21. Advance (+) N/A 22. Current Revolving Loan Balance @ N/A Total Availability (Line AR#16, I#10) N/A Total Credit Line N/A Qualified Availability N/A Less Total Revolving Loan Balance N/A Less Letters of Credit N/A Less Blocked Availability Amount N/A Remaining Availability N/A Explanation: Dates Covered:-November 30, 2010.. Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) 4. Current Balance 5. Ineligibles 6. Eligible New Vessels NBV (4-5) 7. Eligible New Vessels NBV @85.0% 8. Eligible New Vessels Hard Cost 9. Eligible New Vessels Hard Cost @85.0% 10. Eligible New Vessels Collateral (Lesser of 7. and 9.) 11. Less Reserve 12. Qualified New Vessels 13. Availability Fuel Inventory Dates Covered: November 30,2010 . Collateral 1. Beginning Balance 2. Adjustments (+) 3. Adjustments (-) 4. Current Balancc 5. Ineiigibles 6. Eligible Collateral (4-5) 7. Eligible Inventory @50.0% 8. Less Accrued Fuel User Tax Reserve GU206590 9. Less Other Reserves 10. Qualified Inventory 11. Availability Dated: I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement. Prepared by: Title: ..... Pate: Approved by: Thomas Piibolski Title: SVP, CFO and Treasurer .. Date: Brackets are not necessary for negative numbers Unless what you want is different than what field indicates.

Wells Fargo Capital Finance, LLC Customer Name: Jcffboat — ACL 02 Assignment #1 Report Date: November 30,2010 ACCOUNTS RECEIVABLE Dates Covered: November 30, 2010 Collateral 1. Beginning Balance - 2. Sales (+) - 3. Credit Memos (-) - 4. Adjustments (+) - 5. Adjustments (-) - 6. Net Collections-Includes Non A/R Cash (-) - 7. Discounts (-) - 8. Non A/R Cash (+) - 9. Unapplied Cash (-) 10. Current Balance - 11. Ineligible - 12. Eligible Collateral (10-11) - 13. Eligible A/R @85% - 14. Less: Reserves 15. Qualified Collateral 16. Availability - A/R LOAN BALANCE 17. Beginning Balancc N/A 18. Cash (Checks/ACH) (-) N/A 19. Cash (Wire) (-) N/A 20. Adjustments (-/+) (circlc one) N/A 21. Advance (+) N/A 22. Current Revolving Loan Balance @ N/A Total Availability (Line AR#16, I#10) N/A Total Credit Line N/A Qualified Availability N/A Less Total Revolving Loan Balance N/A Less Letters of Credit N/A Less Blocked Availability Amount N/A Remaining Availability N/A New Vessels . Dates Covered: November 30, 2010 Collateral 1. Beginning Balance - 2. Adjustments (+) - 3. Adjustments (-) - 4. Current Balance - 5. IneligibSes - 6. Eligible New Vessels NBV (4-5) - 7. Eligible New Vessels NBV @85.0% 8. Eligible New Vessels Hard Cost - 9. Eligible New Vessels Hard Cost @85.0% 10. Eligible New Vessels Collateral (Lesser of 7. and 9.) 11. Less Reserve - 12. Qualified New Vessels 13. Availability Steel Inventory Dates Covered: November 30. 2010 Collateral 1. Beginning Balance - 2. Adjustments (+) - 3. Adjustments (-) - 4. Current Balance - Less: In-Transit Steel - 5. Net Balance - 6. Ineligibles 7. Eligible Collateral (4-5) - 8. Eligible Inventory @62% 9. Less Reserve - 10. Qualified Inventory - 11. In-Transit Steel - 12. Eligible In-Transity Steel @62% 13. Qualified In-Transit Inventory ($10,000 sublimit) 14. Availability Dated: I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Loan and Security Agreement. Prepared by: Title: Pate: Approved by: Thomas Pilholski Title: SVP, CFO and Treasurer .. Date: Brackets are not necessary for negative numbers Unless what you want is different than what field indicates.

Wells Fargo Capital Finance, LLC Customer Name: American Commercial Lines Inc. Assignment #1 Report Date: November 30, 2010 A/R INELIGIBLES Client Name: American Commercial Lines Client Number: Dales Covered: November 30,2010 Tolal 1-30 31 -60 61 -90 Over 90 Aging Summary ACL1.C — — - Jellboat — — - ACLTS — - — - — - ToTaL — — — — - Following is a listing of the ineligible accounts receivable as Dates Covered November 30,20)0 x 1 Receivables Consolidated ACLLC JEFFBOAT ACLTS Ineligible by Reason: x ] Invoice amounts — - > 90 days from date of invoice Aged Credit Balances > 90 days Cross-Aged [ ] Debit Memo/Chargebacks [ ] Credit & Rebitl Refreshed [ ] Contra [ ] Concentration [ ] Bantoruptey/Crcdit Hold [X] COD/Cash [ ] Government - Purchases [ x ] GL Correction (Adjustment) (x) Guaranteed ( J) Deposit Conlra ( Process Billings Subtotal Previous Ineligible Receivables for Borrowing Purposes: 1 [ ] Difference: I Loan Servicing Admin.: Date: Loan Officer: Date Adjusted; Inventory Steel Fuel Total Ineligible by Reason [x] Slow Moving/Obsolete Steel — — - [X] Other — - [ ] Total Inventory Ineligible for — - Borrowing Purposes 1(1), (2)1 If 1 Previous Ineligible Receivables for — - Borrowing Purposes: j ] Difference: — - COST TO COMPLETE: Deferrred revenue — ACBL Acct 230741 Maximum- $10M or 10,000 50% of Deferred Revenue Maritime Liens: Accrual — Maritime Liens Nov-10 — Accrued Claims for personal Injury {Acct (1220153) $- Accured Claims for Hull Damage (Acct #220151) Accrued Cargo Claims (Acct # 220150) Total Accrued Claims Historical Percentage of Claims 14% Claim Reserve Accrual Necessaries — Estimated Payroll Liability — EBDG/Summit (Acct #2080 N/A Total Accruals Grand Total — Vessels — Ineligible by Reason — X) Vessel Leasing (I) —— — IX] Capital Leases (2) —— — [X] Other - —— - Total Vessels Ineligible for Borrowing Purposes [(1), (2) — Previous Ineligible Receivables for Borrowing Purposes: — Difference: i —

Wells Fargo Capital Finance, LLC Customer Nome: American Commercial Lines Inc. Assignment #1 Report Date: November 30,2010 1 COMPARATIVE RESERVE FOR DEFERRED COMPARATIVE RESERVE REVENUE FOR DEFERRED REVENUE [date] — Deferred Revenue for Barging Group Total Deferred Revenue Per Detail Listing Less: Category 7 (No deferred revenue) Less: Category ] 8 (No deferred revenue) — Adjusted Deferred Revenue Add: Towing Deferred Revenue — Toittl Deferred Revenue Per GL (Barging Group) Less: Deferred Revenue on Detail List that were only estimates and were not billed & posted in the AR Ageing (identified with freight bilis starting with a 9), Note that these estimates are reflected as a liability (part of OL W2J0741) and an Accrued Revenue Asset (Part of GL H 106303) is also set-up for the same amount. Total Unearned Revenue Billed in (be Aging Recommended Reserve to covcr the cost of 82.40%: 85.38% completing the Freight Trip (Using Adjusted Cost of Sales for Barging Group — Refer to Note A Below) Deferred Revenge for Manufacturing — not materia! {not analyzed) — not material (not analyzed) — not materia! (not analyzed) NOTE A Calculation of Adjusted Cost of Sales Source; Income June 2008 0,00 0,00 Adjusted Cost of 5-month Ended 0.00 0.00 Adjusted Cost of Statement Barging Group Sales (Used to 5/31/09 Sales (Used to Public Revenue ACL reserve for cost to Barging Croup reserve for cost to Transportation complete the complete the Freight Freight Trips) Trips) —— —— —— —— —— — Total Revenue 0.00 0.00 Material. Supplies 0.00 0.00 O.OO 0.00 Rent 0.00 0.00 0.00 0.00 Labor 0.00 0.00 0.00 Fringe Benefits 0.00 0.00 0.00 0.00 Diesel Fuel 0.00 0.00’ 0.00 0.00 Depreciation 0,00 0.00 0.00 0.00 Amortization 0.00 . 0.00 0.00 0.00 Property & Oliver” 0,00 0.00 o.oo 0.00 Fuel User Taxes 0,00 0.00 0.00 0.00 Disposition of 0.00 0.00 0,00 0.00 Equ Selling. General o.oo 0.00 “ 0.00 0.00 <5 —— —— —— —— — Total Operating! Operating Inconv 82.40% 85.38% '' Adjusted CCS as a Percentage of Revenue

Wells Fargo Capital Finance, LLC Customer Name: American Commercial Lines Inc. Assignment #1 Report Date: November 30,2010 VESSEL SUMMARY NBV Listing LEDGER Barge $ Charter Improvements $ Adjustments $ $ $ New Builds $ TOTAL $ Floating — Property $ Acc. Depr $ TOTAL $ $ $ Fleeting — Property Acc. Depr $ $ TOTAL $ —— — Barge $ Sold/Scrapped $ Floating $ Fleeting $ NBV for BBC $ — Boats $ $ $ Charter Improvements $ Assets held for sale $ Adjustments $ NBV for BBC $

Wells Fargo Capital Finance, LLC Customer Name: American Commercial Lines Inc. Assignment #1 Report Date: November 30,2010 NBV vs NFLV COMPARISON 1 [DATE] ACL — SEGMENT Vessel Availability [DATE] [FIRM] Appraisal NBV SEGMENT NFLV —— -— — Barges Boats Boats — Mainline Boats — Harbor — i — $ — i Dry Cargo — SJ Open -— — Dry Cargo — Open Dry Cargo - Covered Liquid Cargo — Jumbo Liquid Cargo — Oversize Misc Inactive Total — 7/7/10 — - 7/7/11 — 7/7/12 -

EXHIBIT B-2
FORM OF BANK PRODUCT PROVIDER LETTER AGREEMENT
[Letterhead of Specified Bank Product Provider]
[Date]
Wells Fargo Capital Finance, LLC as Agent
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attention: Business Finance Division Manager
          Reference is hereby made to that certain Credit Agreement, dated as of December 21, 2010 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders from time to time party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), American Commercial Lines Inc., a Delaware corporation (“Parent”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“Jeffboat”; together with CBL, ACL and ACLTS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.
          Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”) dated as of [__________] by and between [Lender or Affiliate of Lender] (the “Specified Bank Product Provider”) and [identify the Loan Party or Subsidiary].
     1. Appointment of Agent. The Specified Bank Product Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Product Provider hereby acknowledges that it has reviewed Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.9, 15.11, 15.12, 15.13, 15.14, 15.15 and 17.5 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. Specified Bank Product Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.
     2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Product Provider hereby acknowledges that it has reviewed the provisions of Sections 2.4(b)(ii), 14.1, 15.10, 15.11, and 17.5 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in Collateral as set forth in the Credit Agreement.
     3. Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 15th Business Day of each calendar month) or as more frequently as Agent shall request, the Specified Bank Product Provider agrees to provide Agent with a written report, in form and substance reasonably satisfactory to Agent, detailing Specified Bank Product Provider’s reasonable determination of the credit exposure (and mark- to-market exposure) of Parent and its Subsidiaries in respect of the Bank Products provided by Specified Bank Product Provider pursuant to the Specified Bank Product Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Parent and its Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s] is the amount last certified to Agent by such Specified Bank Product Provider.
     4. Bank Product Reserve Conditions. Specified Bank Product Provider further acknowledges and agrees that Agent shall have the right, but shall have no obligation to establish, maintain, relax or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not. If Agent so chooses to implement a reserve, Specified Bank Product Provider acknowledges and agrees that Agent shall be entitled to rely on the information in the reports described above to establish the Bank Product Reserve Amount.
     5. Bank Product Obligations. From and after the delivery to Agent of this letter agreement duly executed by Specified Bank Product Provider and the acknowledgement of this letter agreement by Agent and Administrative Borrower, the obligations and liabilities of Parent and its Subsidiaries to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until such time as Specified Bank Product Provider or its affiliate is no longer a Lender. Specified Bank Product Provider acknowledges that other Bank Products (which may or may not be Specified Bank Products) may exist at any time.
     6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11 in the Credit Agreement, if to Borrowers, shall be mailed, sent, or delivered to Administrative Borrower in accordance with Section 11 in the Credit Agreement, and, if to Specified Bank Product Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank
Product Provider:

Attn:

Fax No.

     7. Miscellaneous. This letter agreement is for the benefit of the Agent, the Specified Bank Product Provider, the Loan Parties and each of their respective successors and assigns (including any successor agent pursuant to Section 15.9 of the Credit Agreement, but excluding any successor or assignee of a Specified Bank Product Provider that does not qualify as a Bank Product Provider). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.
     8. Governing Law.
          (a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK. EACH OF PARENT, EACH BORROWER, SPECIFIED BANK PRODUCT PROVIDER, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PARENT, EACH BORROWER, SPECIFIED BANK PRODUCT PROVIDER, AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PARENT, EACH BORROWER, SPECIFIED BANK PRODUCT PROVIDER, AND AGENT EACH REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
[signature pages to follow]

Sincerely,

[SPECIFIED BANK PRODUCT PROVIDER]

By:

Name:

Title:

Acknowledged, accepted, and agreed as of the date first written above:

AMERICAN COMMERCIAL LINES LLC,
a Delaware limited liability company, as Administrative Borrower

By:
Name:
Title:

Acknowledged, accepted, and agreed as of , 20 :

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent
By:
Name:
Title:

EXHIBIT C-1
FORM OF COMPLIANCE CERTIFICATE
[on Administrative Borrower’s letterhead]
Wells Fargo Capital Finance, LLC
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Ladies and Gentlemen:
               Re:      Compliance Certificate dated
          Reference is made to that certain CREDIT AGREEMENT (the “Credit Agreement”) dated as of December 21, 2010 by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (“Agent”), American Commercial Lines Inc., a Delaware corporation (“Parent”), Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“Jeffboat”; together with CBL, ACL and ACLTS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.
          Pursuant to Schedule 5.1 of the Credit Agreement, the undersigned officer of Administrative Borrower hereby certifies that:
          1. The financial statements of CBL and its Subsidiaries furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent and its Subsidiaries as of the date set forth therein.
          2. As of the date hereof, the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.
          3. The representations and warranties of Parent and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.
          4. Schedule 4 attached hereto sets forth reasonably detailed calculations of CBL’s and its Subsidiaries’ (i) Fixed Charge Coverage Ratio and (ii) First Lien Leverage Ratio, including the components thereof, in each case, calculated on a trailing twelve month basis.

          5. [CBL and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 5 hereof.]1

[1]	To be included if required under Section 7 of the Credit Agreement.

     IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, _______.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company

By:
Name:
Title:

SCHEDULE 1
Financial Information

SCHEDULE 2
Default or Event of Default

SCHEDULE 3
Representations and Warranties

SCHEDULE 4
Financial Covenant Calculations

[SCHEDULE 5
Financial Covenants
1. Fixed Charge Coverage Ratio.
CBL’s and its Subsidiaries’ Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, for the month ending [_________], 20[__] is ___:1.0, which [is/is not] greater than or equal to the amount set forth in Section 7 of the Credit Agreement for the corresponding period.
2. First Lien Leverage Ratio.
CBL’s and its Subsidiaries’ First Lien Leverage Ratio, measured on a trailing twelve month basis, for the month ending [_________], 20[__] is ___:1.0, which [is/is not] greater than or equal to the amount set forth in Section 7 of the Credit Agreement for the corresponding period.]

EXHIBIT L-1
FORM OF LIBOR NOTICE
Wells Fargo Capital Finance, LLC, as Agent
under the below referenced Credit Agreement
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Ladies and Gentlemen:
          Reference hereby is made to that certain Credit Agreement, dated as of December 21, 2010 (the “Credit Agreement”), among American Commercial Lines Inc., a Delaware corporation, Commercial Barge Line Company, a Delaware corporation (“CBL”), American Commercial Lines LLC, a Delaware limited liability company (“ACL”), ACL Transportation Services LLC, a Delaware limited liability company (“ACLTS”) and Jeffboat LLC, a Delaware limited liability company (“Jeffboat”; together with CBL, ACL and ACLTS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders signatory thereto (the “Lenders”) and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (“Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
          This LIBOR Notice represents Administrative Borrower’s request to elect the LIBOR Option with respect to outstanding Advances in the amount of $[________] (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].
          The LIBOR Rate Advance will have an Interest Period of [1, 2, [or] 3] month(s) commencing on [________].
          This LIBOR Notice further confirms Administrative Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.
          Administrative Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document or any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Wells Fargo Capital Finance, LLC, as Agent

Dated:

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company, as Administrative Borrower

By
Name:
Title:

Acknowledged by:
WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent

By:
Name:
Title:

Schedule A-1
Agent’s Account
An account at a bank designated by Agent from time to time as the account into which Administrative Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number 4124923707 and maintained by Agent with Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, for credit to Wells Fargo Capital Finance, LLC.

Schedule A-2
Authorized Persons
Thomas Pilholski
Eva M. Kalawski
Mary Ann Sigler

Schedule C-1
Revolver Commitments

Lender	Revolver Commitment
Wells Fargo Capital Finance, LLC	$135,000,000
UBS Loan Finance LLC	$135,000,000
RBS Business Capital	$50,000,000
Suntrust Banks, Inc.	$50,000,000
PNC Bank, National Association	$55,000,000
The Huntington National Bank	$30,000,000
First Merit Bank, N.A.	$20,000,000
All Lenders	$475,000,000

Schedule D-1
Designated Account
That account previously disclosed to the Administrative Agent.

Schedule E-1
Eligible Inventory Locations

Loan Parties	Address
American Commercial Lines LLC	1701 East Market Street
Jeffersonville, IN 47130

American Commercial Lines LLC	Memphis, TN (LM734)

American Commercial Lines LLC	Various Chartered Boats

Jeffboat LLC	1030 East Market Street
Jeffersonville, IN 47130

Jeffboat LLC	Bayou City Pump
8139 Tidwell
P.O. Box 23342
Houston, TX 77228

ACL Transportation Services LLC	5500 Hall Street, PO Box 470369
St. Louis, MO 63147

ACL Transportation Services LLC	427 West Illinois Ave
Memphis, TN 37106

ACL Transportation Services LLC	5800 River Road
Harahan, LA 70123

ACL Transportation Services LLC	750 East Davis Street
St. Louis, MO 63111

ACL Transportation Services LLC	14614 Ohio River Levee Rd
Cairo, IL 62914

ACL Transportation Services LLC	3232 Louisiana Hwy 18, PO Box 910
Vacherie, LA 70090

ACL Transportation Services LLC	7000 River Road
Marrero, LA 70072

ACL Transportation Services LLC	High Street
Hennepin, IL 63127

ACL Transportation Services LLC	16400 Industrial Park Dr, PO Box 224
Lemont, IL 63043

ACL Transportation Services LLC	4190 Bussen Road
St. Louis, MO 63129

ACL Transportation Services LLC	5127 N. River Road
Port Allen, LA 70767

ACL Transportation Services LLC	10431 Hwy 981
New Roads, LA 70760

ACL Transportation Services LLC	Hwy 83 South Cote Blanche Island
Franklin, LA 70538

ACL Transportation Services LLC	Second Street Extension
South Point, OH 45680

ACL Transportation Services LLC	2031 Upper River Rd
Louisville, KY 40206

ACL Transportation Services LLC	16526 Dezavala Rd
Channelview, TX 77530

Loan Parties	Address
ACL Transportation Services LLC	632 Vine St — 10th floor
Cincinnati, OH 45202

ACL Transportation Services LLC	1701 East Market Street
Jeffersonville, IN 47130

ACL Transportation Services LLC	Various Chartered Boats

Schedule E-2
Existing Letters of Credit
None.

Schedule P-1
Permitted Investments
1.	Investments set forth on Schedule 4.1(c).
2.	ACL Transportation Services LLC holds equity in BargeLink LLC (50%), Bolivar Terminal Company (50%), T.T. Barge Services Mile 237 LLC (35%) and MarineNet (33.33%).

Schedule P-2
Permitted Liens
1. Liens with respect to the Existing Indenture and related documents
2. Liens with respect to cash collateral backstopping of letters of credit listed on Schedule 4.19.
3. Liens with respect to Vessels:

Official
Number	Name	Claimant	Date	Amount	Location
601470	SCNO 7910	Eckstein Marine	4/4/2003	$1,567.50	Cont. Sheet No. 8; Book 03-99; p. 421
568630	James E. Philpott	Diesel Specialists	10/30/1995	$2,104.61	Cont. Sheet No. 1; Book 95-5; p. 832
575251	D.O. Donham	Diesel Specialists	6/29/1994	$1,513.07	Cont. Sheet No. 1; Book 95-7; p. 706
575251	D.O. Donham	The Atchison, Topeka & Santa Fe Railway	6/29/1994	$8,794.00	Cont. Sheet No. 1; Book 941; p. 67
685581	Tennessee Merchant	Paducah Mid Stream Grocery	2/27/1992	$16,355.02	Cont. Sheet No. 1; BookL-13; p. 630
685581	Tennessee Merchant	Walker Towing Corp.	4/29/1992	$4,429.60	Cont. Sheet No. 1; Book L-13; p. 341
685581	Tennessee Merchant	Paducah Mid Stream Grocery	6/6/1992	$18,445.58	Cont. Sheet No. 1; Book L-13; p. 346
607523	MEM 219B	Eckstein Marine	4/4/2003	$1,653.00	Cont. Sheet No. 1; Book 03-99; p. 429
511892	CHEM 303	Eckstein Marine	4/4/2003	$4,893.60	Cont. Sheet No. 8; Book 03-99; p. 416
1020252	CHEM 251	Eckstein Marine	4/4/2003	$1,115.10	Cont. Sheet No. 7; Book 03-99; p. 413
1038827	Chem 174	Eckstein Marine	4/4/2003	$2,430.00	Cont. Sheet No. 7; Book 03-99; p. 409
1051137	ACL 97006	Eckstein Marine	4/4/2003	$2,769.12	Cont. Sheet No. 7; Book 03-99; p. 433
1043602	ACL 96011	Eckstein Marine	4/4/2003	$4,801.25	Cont. Sheet No. 7; Book 03-99; p. 407
1043600	ACL 96009	Eckstein Marine	4/4/2003	$2,820.40	Cont. Sheet No. 7; Book 03-99; p. 432
1076824	ACL 9903B	Garvey Marine	6/12/2003	$1,003.95	Cont. Sheet No. 2; Batch 94819; Doc ID 970534
1076824	ACL 9903B	Yazoo River Towing	7/24/2003	$3,188.53	Cont. Sheet No. 2; Batch 118049; Doc ID 1143337
1075122	ACL 99015	Tennessee Valley Towing	2/25/2004	$3,273.08	Cont. Sheet No. 2; Batch BK 04-57; Doc ID 70
1075118	ACL 99013	Tennessee Valley Towing	2/25/2004	$2,142.03	Cont. Sheet No. 2; Batch BK 04-57; Doc ID 69
1075104	ACL 99002	Eckstein Marine	4/4/2003	$4,801.25	Cont. Sheet No. 5; Book 03-99; p. 431
1089532	CHEM 274	Eckstein Marine	4/4/2003	$3,262.60	Cont. Sheet No. 5; Book 03-99; p. 416
1085133	CHEM 268	Eckstein Marine	4/4/2003	$3,262.60	Cont. Sheet No. 5; Book 03-99; p. 414
1114107	ACL 01129	Tennessee Valley Towing	2/25/2004	$3,201.60	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 58
1114107	ACL 01129	Yazoo River Towing	7/24/2003	$3,114.71	Cont. Sheet No. 1; Batch 118049; Doc ID 1143337
1114094	ACL 01116	Tennessee Valley Towing	2/25/2004	$1,833.57	Cont. Sheet No. 1; Batch BK 04-50; Doc ID 427
1114082	ACL 01104	Tennessee Valley Towing	2/25/2004	$1,157.84	Cont. Sheet No. 1; Batch BK 04-50; Doc ID 426
1114078	ACL 01100	Garvey Marine	6/26/2003	$2,292.17	Cont. Sheet No. 1; Batch 94819; Doc ID 970600
1114071	ACL 01509	Tennessee Valley Towing	2/24/2004	$2,044.67	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 63
1114066	ACL 01504	Tennessee Valley Towing	2/25/2004	$1,634.96	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 62
1117692	ACL 01141	Garvey Marine	6/26/2003	$928.32	Cont. Sheet No. 1; Batch 94819; Doc ID 970605
1117689	ACL 01138	Tennessee Valley Towing	2/24/2004	$1,764.81	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 60
1117682	ACL 01131	Tennessee Valley Towing	2/25/2004	$1,870.42	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 59

Official
Number	Name	Claimant	Date	Amount	Location
1114132	ACL 01544	Tennessee Valley Towing	2/25/2004	$2,114.75	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 67
1114127	ACL 01539	Tennessee Valley Towing	2/25/2004	$2,044.66	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 66
1114120	ACL 01532	Tennessee Valley Towing	2/25/2004	$3,318.03	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 65
1114119	ACL 01531	Tennessee Valley Towing	2/25/2004	$1,764.82	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 64
1121723	ACL 01194	Tennessee Valley Towing	2/25/2004	$2,114.74	Cont. Sheet No. 1; Batch BK 04-57; Doc. ID 61
1121719	ACL 01190	Garvey Marine	6/26/2003	$2,172.44	Cont. Sheet No. 1; Batch 94819; Doc ID 970615
1121696	ACL 01164	Garvey Marine	6/26/2003	$2,172.44	Cont. Sheet No. 1; Batch 94819; Doc ID 970610
512211	CHEM 215	Eckstein Marine	4/4/2003	$2,423.30	Cont. Sheet No. 6; Book 03-99; p. 410
568176	HINES 424	Eckstein Marine	4/4/2003	$4,860.00	Cont. Sheet No. 8; Book 03-99; p. 417
584510	ACBL 3090	Eckstein Marine	4/4/2003	$1,653.00	Cont. Sheet No. 7; Book 03-99; p. 427
584494	CHEM 114	Eckstein Marine	4/4/2003	$2,729.52	Cont. Sheet No. 7; Book 03-99; p. 408
604024	ACBL 124	Riverway Harbor Service St. Louis	2/23/2004	$314.40	Cont. Sheet No. 7; Batch 209558; Doc ID 1818500
614192	ACBL 1867	Eckstein Marine	4/4/2003	$2,069.28	Cont. Sheet No. 7; Book 03-99; p. 405
619261	ACBL 5003	Eckstein Marine	4/4/2003	$3,203.28	Cont. Sheet No. 7; Book 03-99; p. 430
628164	VL 81205	Eckstein Marine	4/4/2003	$4,801.25	Cont. Sheet No. 7; Book 03-99; p. 424
967584	VLB 9135	Riverway Harbor Service St. Louis	2/23/2004	$309.60	Cont. Sheet No. 7; Batch 209558; Doc ID 1818498
963783	NM 1017	Eckstein Marine	4/4/2003	$2,309.33	Cont. Sheet No. 7; Book 03-99; p. 419
963781	NM 1015	Eckstein Marine	4/4/2003	$990.00	Cont. Sheet No. 6; Book 03-99; p. 420
955275	HINES 440	Eckstein Marine	4/4/2003	$5,681.00	Cont. Sheet No. 8; Book 03-99; p. 418
655929	CHEM 230	Eckstein Marine	4/4/2003	$2,430.00	Cont. Sheet No.7; Book 03-99; p. 412
655924	CHEM 225	Eckstein Marine	4/4/2003	$1,984.76	Cont. Sheet No.7; Book 03-99; p. 411
653912	ACBL 505	Riverway Harbor Service St. Louis	2/23/2004	$2,310.00	Cont. Sheet No. 7; Batch 209558; Doc ID 1818495
653901	ACBL 440	Eckstein Marine	4/4/2003	$1,681.50	Cont. Sheet No.7; Book 03-99; p. 425
634951	SG 419B	Riverway Harbor Service St. Louis	2/23/2004	$10,924.52	Cont. Sheet No. 7; Batch 209558; Doc ID 1818497
634183	VL 8135	Eckstein Marine	4/4/2003	$4,801.25	Cont. Sheet No.7; Book 03-99; p. 423
633519	SCNO 8139	Worldwide Diving & Salvage	5/16/2001	$2,406.85	Cont. Sheet No. 6; Book 01-79; p. 7
4. Liens with respect to the below filings:

Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
Elliott Bay Design Group	Quality Business Systems	2009-037-3164-7	02/06/2009	WA SOS	Equipment

American Commercial Barge Line LLC	Wells Fargo Equipment Finance, Inc.	0088654	12/20/2000 (continued 12/20/2005)	DE SOS	Leased vessels

American Commercial Barge Line LLC	Wells Fargo Equipment Finance, Inc.	0088655	12/20/2000 (continued 12/20/2005)	DE SOS	Leased vessels

Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
American Commercial Barge Line LLC	Wells Fargo Equipment Finance, Inc.	0088656	12/20/2000 (continued 12/20/2005)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	11589477	11/05/2001 (continued 6/15/2006)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	11589600	11/05/2001 (continued 6/15/2006)	DE SOS	Leased vessels

American Commercial Barge Line LLC	TA Marine V, Inc.	21599558	5/30/2002 (continued 2/5/2007)	DE SOS	Leased vessels

American Commercial Barge Line LLC	TA Marine V, Inc.	21599566	5/30/2002 (continued 2/5/2007)	DE SOS	Leased vessels

American Commercial Barge Line LLC	TA Marine V, Inc.	21599582	5/30/2002 (continued 2/5/2007)	DE SOS	Leased vessels

American Commercial Barge Line LLC	TA Marine V, Inc.	21599590	5/30/2002 (continued 2/5/2007)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	41147398	4/23/2004 (continued 4/6/2009)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	41147422	4/23/2004 (continued 4/6/2009)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	41273913	5/6/2004 (continued 4/6/2009)	DE SOS	Leased vessels

American Commercial Barge Line LLC	U.S. Bank, National Association	41341835	5/13/2004 (continued 4/6/2009)	DE SOS	Leased vessels

American Commercial Lines Inc.	Marlin Leasing Corp	20073670618	09/28/2007	DE SOS	Equipment

American Commercial Lines LLC	General Electric Capital Corporation	20073820676	10/10/2007	DE SOS	Leased vessels

American Commercial Lines LLC	General Electric Capital Corporation	20074080197	10/12/2007	DE SOS	Leased vessels

American Commercial Lines LLC	Wachovia Financial Services, Inc.	20080037141	01/03/2008	DE SOS	Leased vessels

Debtor	Secured Party	File Number	Filing Date	Jurisdiction	Collateral
American Commercial Lines LLC	US Bank, National Association	20083277538	09/26/2008	DE SOS	Leased vessels

American Commercial Lines LLC	US Bank, National Association	20083278122	09/26/2008	DE SOS	Leased vessels

American Commercial Lines LLC	US Bank, National Association	20083278197	09/26/2008	DE SOS	Leased vessels

American Commercial Lines LLC	US Bank, National Association	20083278288	09/26/2008	DE SOS	Leased vessels

American Commercial Lines LLC	US Bank, National Association	20083278361	09/26/2008	DE SOS	Leased vessels

American Commercial Lines LLC	US Bank, National Association	20083278387	09/26/2008	DE SOS	Leased vessels

ACL Transportation Services LLC	New Roads Holdings LLC Louisiana Generating, LLC	20073062352	08/10/2007	DE SOS	Hall Street Terminal and personal property located thereon

Jeffboat LLC	Sunbelt Rentals	200900010066115	12/14/2009	IN SOS	Equipment

Elliott Bay Design Group LLC	State of Louisiana Workforce Commission	N/A	09/19/2008	State of Louisiana Workforce Commission	$488.49 tax assessment

ACL Transportation Services LLC	State of Indiana Department of Revenue	08147068	10/19/2010	State of Indiana Department of Revenue	$535.35 tax assessment

Commercial Barge Line Company	State of Indiana Department of Revenue	06808816	04/14/2008	State of Indiana Department of Revenue	$208.66 tax assessment

Schedule R-1
Real Property Collateral

Owner	Address
American Commercial Lines LLC	1701 East Market Street
Jeffersonville, IN 47130

ACL Transportation Services LLC	3232 Louisiana Hwy 18
P.O. Box 910
Vacherie, LA 70090

ACL Transportation Services LLC	14614 Ohio River Levee Road
Cairo, IL 62914

ACL Transportation Services LLC	5800 River Road
Harahan, LA 70123

ACL Transportation Services LLC	16526 DeZavalla Road
Channelview, TX 77530

ACL Transportation Services LLC	2031 River Road
Louisville, KY 40206

ACL Transportation Services LLC	7000 River Road
Marrero, LA 70072

ACL Transportation Services LLC	427 W. Illinois Ave.
Memphis, TN 38106

ACL Transportation Services LLC	750 E. Davis Street
St. Louis, MO 63111

ACL Transportation Services LLC	State Road 7
South Point, OH 45680

ACL Transportation Services LLC	Permanent Mooring Easement at the confluence of Missouri and Mississippi Rivers (Mobile Island)

Jeffboat LLC	1030 East Market Street
Jeffersonville, IN 47130

Schedule 1.1
As used in the Agreement, the following terms shall have the following definitions:
          “Account” means an account (as that term is defined in the Code).
          “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
          “Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
          “Acquired Indebtedness” means Indebtedness of a Person whose assets or Stock is acquired by Parent or its Subsidiaries in a Permitted Acquisition or other Permitted Investment; provided, however, that such Indebtedness (a) was in existence prior to the date of such Permitted Acquisition or such other Permitted Investment and (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition or such other Permitted Investment.
          “Acquisition” means (a) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation or otherwise) by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.
          “Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of October 18, 2010, among Finn Holding Corporation, a Delaware corporation (“Finn”), Finn Merger Corporation, a Delaware corporation, and Parent.
          “Acquisition Documents” means the Acquisition Agreement and all other documents related thereto and executed in connection therewith.
          “Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
          “Administrative Borrower” has the meaning specified therefor in Section 17.14 of the Agreement.
          “Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.
          “Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
          “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
          “Agent” has the meaning specified therefor in the preamble to the Agreement.
          “Agent Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent
          “Agent-Related Persons” means Agent and Security Trustee, together with its Affiliates, officers, directors, employees, attorneys, and agents.
          “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.
          “Agent’s Liens” means the Liens granted by Parent or the other Loan Parties to Agent or Security Trustee for the ratable benefit of the Lenders under the applicable Loan Documents.
          “Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.
          “Anniversary Date” means an anniversary of the Closing Date.
          “Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.
           “Approved Increase” has the meaning specified therefor in Section 2.15(a) of the Agreement.
          “Arranger Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers, UBS Securities LLC and Agent, in form and substance reasonably satisfactory to Agent.
          “Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.
          “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
          “Assignment of Insurances” means that certain Assignment of Insurances, dated as of even date herewith, by ACL in favor of Agent, in form and substance reasonably satisfactory to Agent.
          “Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent or any other executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
          “Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all Advances then outstanding.

          “Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $75,000,000 minus (b) the aggregate principal amount of increases to the Revolver Commitments and the Maximum Revolver Amount previously made pursuant to Section 2.15 of the Agreement.
          “Average Daily Availability” means, for any period, the result of (a) the sum of the aggregate amount by which the (i) Maximum Revolver Amount less the Interim Block less the Put Obligations Block or (ii) Borrowing Base, whichever is less, exceeds the Revolver Usage as of each Business Day during such period (calculated as of the end of each Business Day during such period) divided by (b) the number of Business Days in such period.
          “Bank Product” means any one or more of the following financial products or accommodations extended to Parent or its Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
          “Bank Product Agreements” means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
          “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations.
          “Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, (i) if the applicable Bank Product Provider is Wells Fargo or its Affiliates, then, if requested by Agent, Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of such request, or (ii) if the applicable Bank Product Provider is any other Person, the applicable Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Letter Agreement within 10 days after the date of the provision of the applicable Bank Product to Parent or its Subsidiaries.
          “Bank Product Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to Parent or its Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

          “Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-2, in form as may be reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrowers, and Agent.
          “Bank Product Reserve Amount” means, as of any date of determination, the lesser of: (a) (i) until the Interim Block is reduced to $0, $10,000,000 and (ii) at all times thereafter, $12,500,000, and (b) the Dollar amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of each such Bank Product determined, in consultation with Administrative Borrower, at the time that such Bank Product is initially provided hereunder) in respect of Bank Products then provided or outstanding.
          “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
          “Base Rate” means the greatest of (a) the Federal Funds Rate plus 1/2%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 3 months and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.
          “Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.
          “Base Rate Margin” means, as of any date of determination, the percentage points set forth below based upon the Average Daily Availability for the immediately preceding calendar quarter, as determined by Agent in its Permitted Discretion:

Level	Average Daily Availability	Base Rate Margin

I	If Average Daily Availability is greater than or equal to the sum of $150,000,000 plus 13% of all Approved Increases	2.00 percentage points

II	If Average Daily Availability is greater than or equal to the sum of $64,500,000 plus 13% of all Approved Increases but less than the sum of $150,000,000 plus 13% of all Approved Increases	2.25 percentage points

III	If Average Daily Availability is less than the sum of $64,500,000 plus 13% of all Approved Increases	2.50 percentage points
          ; provided, however, that for the period commencing on the Closing Date through the end of the third full calendar month following the Closing Date, the Base Rate Margin shall be the percentage points specified for Pricing Level II as set forth in this definition; provided, further, however, that if the Administrative Borrower fails to provide any reports or certifications required to determine the Average Daily Availability when due, the Base Rate Margin shall be set at the percentage points specified for Pricing Level III until such reports or certifications are delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such reports or certifications, the Base Rate Margin shall be set at the percentage based upon the calculation determined pursuant to such reports or certifications. For purposes of the preceding sentence (and subject to the forgoing provisos), at the end of each calendar quarter Agent will test the Borrowers’ Average Daily Availability, which amount will be based upon reports and certifications delivered to Agent in accordance with the terms of this Agreement. If any such reports or certifications are subsequently determined to be incorrect in any material respect in a manner that would result in a lower Average Daily Availability as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Average Daily Availability, Agent may increase the Base Rate Margin retroactively to the beginning of the relevant quarter to the extent that such error caused the applicable Base Rate Margin to be less than the Base Rate Margin that would have been in effect if such error was not made. Notwithstanding anything contained herein to the contrary, for purposes of determining the Base Rate Margin in accordance with this definition, Average Daily Availability shall be calculated without giving effect to the Interim Block or the Put Obligations Block.
          “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Parent or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
          “Board of Directors” means the board of directors (or comparable managers) or similar governing body of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
          “Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.
          “Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.
          “Borrowing Base” means, as of any date of determination, the result of:
     (a) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus
     (b) the lesser of
     (i) 75% of the net book value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory consisting of raw steel, and
     (ii) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory consisting of raw steel, plus
     (c) the lesser of
     (i) $10,000,000,

     (ii) 50% of the net book value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Inventory consisting of fuel, plus
     (d) the lesser of
     (i) NBV Vessel Advance Rate times the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices and, for the avoidance of doubt, after giving effect to adjustments for purchase accounting) of Eligible Vessels consisting of Existing Vessels, and
     (ii) NFL Vessel Advance Rate times the most recently determined Net Forced Liquidation Value, minus the forced liquidation value, as determined by Agent in its Permitted Discretion, of any Existing Vessels which have ceased to be Eligible Vessels since the date of the most recent Vessel Appraisal, plus
     (e) the lesser of
     (i) 85% of the Hard Cost of Eligible Vessels consisting of New Vessels, and
     (ii) 85% of the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices) of Eligible Vessels consisting of New Vessels, minus
     (f) the Interim Block then in effect, minus
     (g) any Put Obligation Block then in effect, minus
     (h) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.
          “Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.
          “Borrowing Base Excess Amount” has the meaning set forth in Section 2.4(e).
          “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.
          “Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided, however, that Capital Expenditures for the Loan Parties shall not include: (a) expenditures to the extent made with proceeds of a substantially concurrent issuance of Stock of Parent or any direct or indirect parent company after the Closing Date (b) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Loan Parties within 9 months of receipt of such proceeds (or, if not made within such period of 9 months, are committed to be made during such period and are made within 12 months of receipt of such proceeds), (c) interest capitalized during such period, (d) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, (e) any Investment or Acquisition otherwise permitted hereunder or (f) the purchase of property, plant or equipment made within 9 months of the sale of any asset to the extent not exceeding an amount equal to the proceeds of such sale (or, if not made within such period of 9 months, are committed to be made during such period and are made within 12 months of receipt of such proceeds).
          “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
          “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and excluding, for the avoidance of doubt, any Operating Lease.
          “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.
          “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
          “CFC” means a controlled foreign corporation (as that term is defined in the IRC).
          “Change of Control” means that (a) at any time prior to a Qualified IPO, (i) the Equity Sponsor fail to own and control, directly or indirectly, 50.1%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors and (ii) at least a majority of the members of the Board of Directors do not constitute Continuing Directors (or, if Parent shall have only one director or manager, such director or manager is not a Continuing Director); (b) at any time following a Qualified IPO, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Equity Sponsor, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors and (ii) Permitted Holders shall own, directly or indirectly, less, of the Stock of Parent than such “person” or “group” on a fully diluted basis of the voting interest in Equity Interests of Holdings; and (c) Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party (other than Loan Parties that have been sold, merged out of existence, dissolved or liquidated in a transaction expressly permitted hereunder).
          “Closing Date” means the date of the making of the initial Advance (or other extension of credit) under the Agreement, which date shall be December 21, 2010.
          “Closing Date Acquisition” means the Acquisition of Parent and its Subsidiaries by Finn on the Closing Date pursuant to the Acquisition Agreement.
          “Code” means the New York Uniform Commercial Code, as in effect from time to time.
          “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent, Security Trustee or the Lenders under any of the Loan Documents.
          “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent’s or another Loan Party’s books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
          “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Administrative Borrower to Agent.
          “Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.
          “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Equity Sponsor or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.
          “Consolidated Net Income” means, with respect to CBL and its Subsidiaries for any period, the aggregate of the net income (or loss) of CBL and its Subsidiaries, on a consolidated basis, for such period determined in accordance with GAAP (but excluding to the extent included therein unrealized gains and losses with respect to obligations under Hedge Agreements).

          “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Parent or another Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
          “Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.
          “Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.
          “Covenant Testing Trigger Period” means the period (a) commencing on any day that Availability is (i) if the Interim Block is greater than $0, less than $48,750,000 and (ii) if the Interim Block is $0, less than the sum of $59,375,000 plus 13% of all Approved Increases, and (b) continuing until Availability has been greater than or equal to the applicable amount specified in clause (a) at all times for 30 consecutive calendar days.
          “Cure Amount” has the meaning specified therefor in Section 8.
          “Cure Right” has the meaning specified therefor in Section 8.
          “Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
          “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
          “Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement) (unless such failure is the result of a good faith dispute that has been disclosed to the Agent in writing no later than the time prescribed by Section 2.3(c)(ii)), (b) notified Parent, any Borrower, Agent, or any Lender in writing that it does not intend or expect to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend or expect to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within three Business Days after written reasonable request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a direct parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

          “Deposit Account” means any deposit account (as that term is defined in the Code).
          “Designated Account” means the Deposit Account of Administrative Borrower identified on Schedule D-1.
          “Designated Account Bank” has the meaning specified therefor in Schedule D-1.
          “Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.
          “Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.
          “Dollars” or “$” means United States dollars.
          “Domestic Subsidiary”: any direct or indirect Subsidiary organized under the laws of any jurisdiction within the United States.
          “EBITDA” means, with respect to any fiscal period, the sum (without duplication) of:
          (a) Consolidated Net Income for such period;
          plus
          (b) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of:
     (i) Interest Expense;
     (ii) taxes paid or accrued on income, profits or capital, including state, franchise and similar taxes;
     (iii) depreciation expense;
     (iv) amortization expense;
     (v) stock option based compensation expenses and other non-cash equity based compensation expenses;
     (vi) to the extent not capitalized, reasonable out-of-pocket costs, fees and expenses (including out-of-pocket expenses of the Sponsor) incurred and paid in connection with the consummation of the Acquisition contemplated by the Acquisition Agreement and the transactions contemplated thereby (including the refinancing of the Indebtedness under the Existing Credit Agreement), on or prior to the Closing Date or during the 60 day period following the Closing Date in an amount not to exceed $47,000,000 in the aggregate;

     (vii) to the extent not capitalized, reasonable out-of-pocket costs, fees to Persons (other than Borrower, Equity Sponsor or any of their Affiliates) and expenses incurred and paid in cash in connection with Permitted Acquisitions; provided that, such costs, fees and expenses are (A) incurred prior to the abandonment, or not later than three months after the consummation, of such Permitted Acquisitions and (B) shall not exceed $5,000,000 for any single Permitted Acquisition or $7,000,000 for all Permitted Acquisitions during any period of 12 consecutive months;
     (viii) to the extent not capitalized, reasonable out-of-pocket costs, fees to Persons (other than Borrower, Equity Sponsor or any of their Affiliates) and expenses incurred and paid in cash in connection with the issuance of Permitted Indebtedness; provided that, such costs, fees and expenses are (A) incurred not later than 60 days after the issuance of such Indebtedness and (B) shall not exceed $20,000,000 in the aggregate;
     (ix) to the extent not capitalized, one-time costs of any make whole payment (and any fees or expenses relating to any legal and advisory services incurred in connection therewith) actually paid in cash to the holders of the Second Lien Notes in connection with a one-time repayment, defeasance, or discharge of the Second Lien Notes in an aggregate amount not to exceed $75,000,000;
     (x) management fees permitted to be paid hereunder in an amount not to exceed $5,000,000 in any fiscal year, investment banking or other advisory fees to the extent funded on the Closing Date, and reasonable expenses otherwise permitted to be paid hereunder;
     (xi) non-recurring restructuring and integration costs, including, without limitation, those relating to the Acquisition contemplated by the Acquisition Agreement and the transactions contemplated thereby, Permitted Acquisitions and other Permitted Investments, plant shut downs and layoffs and other restructuring activities, that are factually supportable, have been described to Agent by component and amount, and are expected to have a continuing impact, in each case determined in good faith by CBL in an aggregate amount not to exceed (A) $40,000,000 paid in cash during the 24 month period following the Closing Date and (B) $6,000,000 paid in cash at any time thereafter;
     (xii) extraordinary, one-time or non-recurring charges, expenses or losses of CBL and its Subsidiaries in an amount not to exceed $10,000,000 during any period of 12 consecutive months;
     (xiii) other non-cash charges, expenses or losses (excluding any such non cash charge, expense or loss to the extent that it represents an accrual or reserve for potential cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period);
     (xiv) solely for the purpose of measuring the covenants under Section 7 and not for any other purpose under this Agreement, the Cure Amount, if any, received by any Borrower in respect of such period;
     minus

(c) the sum, without duplication, of the amounts for such period of:
     (i) non cash items increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period) (other than the accrual of revenue in the ordinary course); and
     (ii) extraordinary gains of CBL and its Subsidiaries.
          EBITDA shall be calculated (x) without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with or relating to the Acquisition, Permitted Acquisitions or other Permitted Investments, and (y) giving pro forma effect for Permitted Acquisitions; provided that any such adjustments are factually supportable and are projected to be realized as a result of actions taken or to be taken, in either case, within 12 months after the consummation of any such Permitted Acquisition.
          “Eligible Accounts” means those Accounts created by any Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:
          (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date,
          (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
          (c) Accounts with respect to which the Account Debtor is an Affiliate of a Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower,
          (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
          (e) Accounts that are not payable in Dollars or Canadian dollars,
          (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province or territory thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

          (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States,
          (h) Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,
          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 25% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,
          (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
          (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,
          (l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
          (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
          (n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
          (o) Accounts owned or generated by any Person or business which is acquired by a Borrower in connection with a Permitted Acquisition, until the completion of a field examination of such Person or business reasonably satisfactory to Agent (which field examination may be conducted prior to the closing of such Permitted Acquisition), or
          (p) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services.
          “Eligible Inventory” means Inventory consisting of steel raw material Inventory located in Jeffersonville, Indiana, In-Transit Inventory in an amount not to exceed $10,000,000 in the aggregate, and fuel which the Agent, in its reasonable credit judgment, determines to be Eligible Inventory, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
          (a) a Borrower does not have good and valid title thereto,
          (b) a Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Borrowers),
          (c) it is not located at one of the locations in the continental United States set forth on Schedule E-1 (or in-transit from one such location to another such location),
          (d) it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,
          (e) it is not subject to a valid and perfected first priority Agent’s Lien,
          (f) it consists of goods returned or rejected by a Borrower’s customer,
          (g) it consists of finished goods, chemicals, samples, prototypes, goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment,
          (h) it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights, or
          (i) it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).
          “Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrowers (such approval by Borrowers not to be unreasonably withheld, conditioned or delayed), and (f) during the continuation of an Event of Default, any other Person approved by Agent.
          “Eligible Vessels” shall mean towboats, barges and other vessels that (a) are owned by the Borrowers, (b) are subject to the first priority perfected lien in favor of the Agent or the Security Trustee, subject to Permitted Liens, (c) operate exclusively in domestic waters, and, (d) with respect to recently built towboats, barges and other vessels, have been fully constructed and accepted for delivery, as shown to Agent’s reasonable satisfaction.

          “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.
          “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
          “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
          “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.
          “Equipment” means equipment (as that term is defined in the Code).
          “Equity Sponsor” means Platinum Equity Advisors, LLC and other affiliated investment partnerships.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
          “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or any of its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or any of its Subsidiaries under IRC Section 414(o).
          “Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
          “Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Parent and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

          “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
          “Excluded Subsidiary” means (a) any Foreign Subsidiary Holding Company, (b) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (c) each Specified Subsidiary, (d) any other Domestic Subsidiary with respect to which, in the reasonable judgment of Agent (confirmed by notice to the Borrower) the cost of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders, (e) each Immaterial Subsidiary and (f) any Foreign Subsidiary to the extent constituting a CFC..
          “Existing Credit Facility” means that certain Loan Agreement, dated as of June 7, 2009, among Borrowers, the financial institutions party thereto and Bank of America, N.A., as administrative agent.
          “Existing Indenture” means that certain Indenture (as amended, restated or otherwise modified from time to time), dated as of July 7, 2009, by and among CBL, the guarantors named therein, and Second Lien Agent.
          “Existing Letters of Credit” means those letters of credit described on Schedule E-2 to the Agreement.
          “Existing Vessels” means all towboats, barges and other vessels for which Agent has received a Vessel Appraisal.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.
          “Fee Letters” means, collectively, the Agent Fee Letter and the Arranger Fee Letter.
          “First Lien Leverage Ratio” means, as of any date of determination the result of (a) the amount of the Revolver Usage as of such date, to (b) CBL’s EBITDA for the trailing twelve month period ended as of the date for which financial statements have most recently been delivered pursuant to Section 5.1 of this Agreement.
          “First Lien Leverage Trigger Period” means the period (a) commencing on any day that the First Lien Leverage Ratio is greater than 3.5 to 1.0, and (b) continuing until the day that the First Lien Leverage Ratio is less than or equal to 3.5 to 1.0.
          “Fixed Charges” means, with respect to any fiscal period and with respect to CBL and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash (excluding, for the avoidance of doubt, interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period (net of interest income), (b) regularly scheduled principal payments in respect of Indebtedness for borrowed money that are required to be paid during such period, (c) all management fees paid in cash to Equity Sponsor or its Affiliates during such period, and (d) all Restricted Payments (except for Restricted Payments permitted pursuant to clauses (a), (b), (c), (d), (f), (g), (h), (j), (k), (l), (m), (n), (o), (p), and (q) of Section 6.9) paid (whether in cash or other property, other than common or preferred Stock that is not otherwise prohibited hereunder) during such period.

          “Fixed Charge Coverage Ratio” means, with respect to CBL and its Subsidiaries for any period, the ratio of (a) EBITDA for such period minus (i) unfinanced net Capital Expenditures made in cash during such period and (ii) all federal, state, and local income taxes paid in cash (net of tax refunds received (but only to the extent of taxes actually paid)) during such period, to (b) Fixed Charges for such period. For the avoidance of doubt, Capital Expenditures made utilizing Advances shall be deemed unfinanced Capital Expenditures.
          “Fleet Mortgage” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent or Security Trustee, in form and substance reasonably satisfactory to Agent, that encumber towboats, barges and other vessels owned by a Loan Party and documented by the United States Coast Guard by the Borrowers or the Guarantors to secure all of the obligations of the Borrowers and the Guarantors under and in connection with this Agreement.
          “Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).
          “Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.
          “Foreign Subsidiary Holding Company” means any Subsidiary of the Parent which is a Domestic Subsidiary substantially all of the assets of which consist of the Stock of one or more Foreign Subsidiaries.
          “Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of CBL, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of CBL or its Subsidiaries, as applicable, to a date more than one year from such date, including, in any event, but without duplication, with respect to CBL and its Subsidiaries, the Revolver Usage, and the amount of their Capitalized Lease Obligations.
          “Funding Date” means the date on which a Borrowing occurs.
          “Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.
          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.
          “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, formation, by-laws, or other similar organizational documents of such Person.
          “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
          “Guarantors” means (a) each Subsidiary of Parent (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11 or any Excluded Subsidiary), (b) Parent,

and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.
          “Guaranty” means that certain general continuing guaranty, dated as of even date with the Agreement, executed and delivered by each extant Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent.
          “Hall Street Terminal” means the Hall Street Terminal at North St. Louis, Missouri.
          “Hard Cost” means, with respect to the purchase by a Borrower of an Eligible Vessel, the net cash amount actually paid or intercompany amounts transferred to acquire such Eligible Vessel, net of all incentives, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.
          “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
          “Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
          “Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers.
          “Hedge Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with Parent or its Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.
          “Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
          “Immaterial Subsidiary” means, as at any date, any Subsidiary of Parent (other than the Borrowers) designated as such by Parent in a certificate delivered by Parent to the Agent on the date hereof or at any time thereafter (and which designation has not been rescinded in a subsequent certificate of Parent delivered to the Agent); provided that (a) the aggregate assets of all such Subsidiaries so designated as at the end of and for any fiscal year may not exceed $10,000,000 individually and $15,000,000 in the aggregate, and (b) no such Subsidiary and assets thereof may be components of the Borrowing Base.
          “Increase Effective Date” has the meaning specified therefor in Section 2.15(a) of the Agreement.
          “Increase Joinder” has the meaning specified therefor in Section 2.15(c) of the Agreement.
          “Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation; provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations.
          “Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
          “Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by Parent, each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 7, 2009, executed by and among Bank of America, N.A., as agent under the Existing Credit Agreement and the Second Lien Agent.

          “Interest Expense” means, for any period, the aggregate of the interest expense of CBL for such period, determined on a consolidated basis in accordance with GAAP.
          “Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.
          “Interim Block” means, $85,000,000 (provided that such amount shall be increased by the amount of any Approved Increase); provided, that the Interim Block shall be $0 upon satisfaction of the following conditions: (a) all of the obligations (other than unasserted contingent obligations) of Loan Parties are repaid, defeased, discharged or otherwise satisfied under the Existing Indenture, or (b) the Existing Indenture is replaced or amended or otherwise modified in a manner such that the release of the Interim Block and the incurrence of additional indebtedness under this Agreement in the amount of the Interim Block does not violate the terms of such indenture, as determined by Agent in its Permitted Discretion.
          “In-Transit Inventory” shall mean all steel raw material Inventory owned by Borrowers and not covered by Letters of Credit, and which steel raw material Inventory is or will be in transit to one of the Borrowers’ locations and (a) is fully insured, (b) is subject to a first priority security interest in and lien upon such goods in favor of Agent or Security Trustee (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (c) is not in transit to the Borrowers for more than 45 days, and (d) upon Agent’s request, all documents, notices, instruments, statements and bills of lading relating thereto, if any, are delivered to Agent.
          “Inventory” means inventory (as that term is defined in the Code).
          “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes hereof, such amount shall deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested).
          “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
          “Issuing Lender” means WFCF or any other Lender that, at the request of any Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an

Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and the Issuing Lender shall be a Lender.
          “Jeffboat Transaction” means a sale by Jeffboat of Vessels and related assets manufactured by Jeffboat to an Affiliate of CBL or ACLTS (other than CBL or ACLTS) that is controlled directly or indirectly by CBL or ACLTS, which Vessels or related assets are then chartered back to, or otherwise operated by (pursuant to an operating or similar agreement), CBL or ACLTS.
          “Lender” has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lender and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.
          “Lender Group” means each of the Lenders (including the Issuing Lender and the Swing Lender), the Security Trustee and Agent, or any one or more of them.
          “Lender Group Expenses” means all (a) reasonable out-of-pocket costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Parent or any of its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letters), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) reasonable out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letters, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys fees of not more than one primary counsel, one maritime counsel and one local counsel in each relevant jurisdiction) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          “Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.
          “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
          “Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.
          “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 103% of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 103% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
          “Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.
          “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.
          “Leverage Ratio” means, as of any date of determination the result of (a) the amount of CBL’s Funded Indebtedness as of such date, to (b) CBL’s EBITDA for the most recent trailing twelve month period ended as of the date for which financial statements have most recently been delivered pursuant to Section 5.1 of this Agreement.
          “LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.
          “LIBOR Notice” means a written notice in the form of Exhibit L-1.
          “LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.
          “LIBOR Rate” means the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.
          “LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

          “LIBOR Rate Margin” means, as of any date of determination, the percentage points set forth below based upon the Average Daily Availability for the immediately preceding calendar quarter, as determined by Agent in its Permitted Discretion:

Level	Average Daily Availability	Base Rate Margin

I	If Average Daily Availability is greater than or equal to the sum of $150,000,000 plus 13% of all Approved Increases	2.75 percentage points

II	If Average Daily Availability is greater than or equal to the sum of $64,500,000 plus 13% of all Approved Increases but less than the sum of $150,000,000 plus 13% of all Approved Increases	3.00 percentage points

III	If Average Daily Availability is less than the sum of $64,500,000 plus 13% of all Approved Increases	3.25 percentage points
          ; provided, however, that for the period commencing on the Closing Date through the end of the third full calendar month following the Closing Date, the LIBOR Rate Margin shall be the percentage points specified for Pricing Level II as set forth in this definition; provided, further, however, that if the Administrative Borrower fails to provide any reports or certifications required to determine the Average Daily Availability when due, the LIBOR Rate Margin shall be set at the percentage points specified for Pricing Level III until such reports or certifications are delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such reports or certifications, the LIBOR Rate Margin shall be set at the percentage based upon the calculation determined pursuant to such reports or certifications. For purposes of the preceding sentence (and subject to the forgoing provisos), at the end of each calendar quarter Agent will test the Borrowers’ Average Daily Availability, which amount will be based upon reports and certifications delivered to Agent in accordance with the terms of this Agreement. If any such reports or certifications are subsequently determined to be incorrect in any material respect in a manner that would result in a lower Average Daily Availability as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Average Daily Availability, Agent may increase the LIBOR Rate Margin retroactively to the beginning of the relevant quarter to the extent that such error caused the applicable LIBOR Rate Margin to be less than the LIBOR Rate Margin that would have been in effect if the error was not made. Notwithstanding anything contained herein to the contrary, for purposes of determining the LIBOR Rate Margin in accordance with this definition, Average Daily Availability shall be calculated without giving effect to the Interim Block or the Put Obligations Block.
          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
          “Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

          “Loan Documents” means the Agreement, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letters, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Pledge Agreement, the Security Agreement, the Trademark Security Agreement, the Sponsor Contribution Agreement, the Fleet Mortgages, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by any Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement; provided, however, that for the avoidance of doubt, no Bank Product Agreement shall constitute a Loan Document.
          “Loan Party” means any Borrower or any Guarantor.
          “Management Agreement” means the Corporate Advisory Services Agreement, dated December 20, 2010, by and between CBL and Platinum Equity Advisors, LLC, as amended, restated, modified or supplemented from time to time.
          “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
          “Maritime and Cost to Complete Reserves” means the reserves established by the Agent in its Permitted Discretion for necessaries and other maritime liens, and the costs to complete transportation of non-grain cargo, in each case based upon the categories set forth in the Borrowing Base Certificate under the heading “Maritime Reserves” from time to time.
          “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent’s and its Subsidiaries ability to perform their material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon a material portion of the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries.
          “Material Contract” means, with respect to any Person, each contract or agreement, the loss of which could reasonably be expected to result in a Material Adverse Change.
          “Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.
          “Maximum Revolver Amount” means $475,000,000 (as such amount may be increased in accordance with Section 2.15 of the Agreement), decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.
          “Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.
          “Mortgage Policy” has the meaning specified therefor in Schedule 3.1(v).
          “Mortgaged Properties” means any real property that is subject to a Mortgage.
          “Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

          “NBV Vessel Advance Rate” means (a) 120% if there is not a purchase accounting adjustment made by Borrowers with respect to the Eligible Vessels in connection with the Closing Date Acquisition, and (b) if there is a purchase accounting adjustment made by Borrowers with respect to the Eligible Vessels in connection with the Closing Date Acquisition: (A) 120%, if the result of (x) the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices) of Eligible Vessels consisting of Existing Vessels after giving effect to such purchase accounting adjustment, minus (y) the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices) of such Eligible Vessels prior to giving effect to such purchase accounting adjustment does not exceed $50,000,000; and (B) 100%, if the result of (x) the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices) of Eligible Vessels consisting of Existing Vessels after giving effect to such purchase accounting adjustment, minus (y) the net book value (calculated on a basis consistent with Borrowers’ historical accounting practices) of such Eligible Vessels prior to giving effect to such purchase accounting adjustment is equal to or greater than $50,000,000.
          “Net Liquidation Percentage” means the percentage of the book value of Borrowers’ Inventory (or any category thereof) that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company in connection with an appraisal conducted in accordance with the terms hereof.
          “Net Forced Liquidation Value” means the value of Borrowers’ owned towboats, barges and other vessels that is estimated to be recoverable in a forced liquidation of such vessels net of all associated costs and expenses of such liquidation, such value to be as determined from time to time by an appraisal company in connection with an appraisal conducted in accordance with the terms hereof.
          “New Vessels” means, as of any date of determination, all towboats, barges and other vessels owned by Borrowers for which: (a) construction thereof has been completed not longer than two (2) years prior to such date; and (b) Agent has not received a Vessel Appraisal.
          “NFL Vessel Advance Rate” means (a) from the Closing Date until (but not including) the first Anniversary Date, 80%, (b) from the first Anniversary Date until (but not including) the second Anniversary Date, 78%, (c) from the second Anniversary Date until (but not including) the third Anniversary Date, 76%, (d) from the third Anniversary Date until (but not including) the fourth Anniversary Date, 74%, and (e) on the fourth Anniversary Date and at all times thereafter, 72%.
          “Non-Loan Party” means any Subsidiary of Parent which is not a Loan Party.
          “NRG” means, NRG New Roads Holdings LLC and Louisiana Generating LLC, individually and collectively, and their respective successors and assigns.
          “NRG Agreements” means, collectively, (a) the Coal Transportation Agreement pursuant to which The Burlington Northern and Santa Fe Railway Company and American Commercial Terminals LLC (“ACT”) will transport certain tonnages of coal from mines in the Wyoming Powder River Basin to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC, (b) the Security Side Letter Agreement among ACL, ACT, American Commercial Barge Line LLC and NRG (c) the Lease between ACT and NRG covering the Hall Street Terminal, (d) the Terminal Option Agreement between ACT and NRG (e) the Barge and Tug Option Agreement between ACL and NRG; (f) the Deed of Trust granted by ACT to Louisiana Generating LLC in respect of the Hall Street Terminal; (g) the Conditional Assignments and Assumptions of Lease, between ACT and NRG with respect to leased properties comprising a portion of the Hall Street Terminal, (h) the Conditional Assignment of Inter Carrier Agreement between ACT and NRG, (i) the Operations Side Letter Agreement between ACT and Louisiana Generating LLC, each dated as of December 10, 2004, as amended from time to time.
          “Obligations” means (a) all loans (including the Advances (inclusive of Protective Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letters), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by any Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit, and (c) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
          “Obsolete Equipment” means (a) barges, towboats, vessels and other equipment that, in the ordinary course of each of the Loan Parties’ business as presently conducted, are damaged, obsolete or at the end of their useful life, (b) assets (not including any Accounts, Inventory, Vessels or Real Property) that are obsolete or no longer useful in the ordinary course of each of the Loan Parties’ business as presently conducted, in each case as reasonably determined by the Loan Parties and (c) barges, towboats, vessels and other equipment that are surplus in the ordinary course of each of the Loan Parties’ business as presently conducted (provided, however, that such surplus equipment under this clause (c) shall be limited to (i) surplus equipment with a value (as determined in good faith by the applicable Loan Party’s board of directors or analogous body) of $50,000,000 in the aggregate during the term of this Agreement; provided, however, that the foregoing limitations shall not apply to such surplus equipment under this clause (c), the proceeds of the sale or other disposition of which are applied, (x) from the Closing Date until the first Anniversary Date, within 360 days after the sale or other disposition thereof, or (y) at all times on or after the first Anniversary Date, within 180 days after the sale or other disposition thereof, to the costs of replacement of such surplus equipment or the cost of purchase or construction of other assets useful in the business of Borrowers and their Subsidiaries) and (ii) surplus equipment in an amount not to exceed $50,000,000 so long as the net proceeds received in connection with the sale or disposition of such surplus equipment is greater than or equal to 85% of the Net Forced Liquidation Value of such surplus equipment.
          “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
          “Operating Lease” means any lease characterized as an operating lease in accordance with GAAP as in effect on the date hereof.
          “Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

          “Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.
          “Parent” has the meaning specified therefor in the preamble to the Agreement.
          “Parent Consolidated Tax Return” means any income or franchise tax return that includes the Parent or its Subsidiaries that is filed on a consolidated, affiliated, unitary, combined or unified basis.
          “Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
          “Patent Security Agreement” has the meaning specified therefor in the Security Agreement.
          “Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.
          “Payoff Date” means the first date on which all of the Obligations are paid in full and the Revolver Commitments of the Lenders are terminated.
          “Permitted Acquisition” means any Acquisition so long as:
          (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
          (b) no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or its Subsidiaries as a result or such Acquisition other than Permitted Liens,
          (c) Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be determined in good faith by the Borrowers) created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Parent and its Subsidiaries are projected to have a Fixed Charge Coverage Ratio of at least 1.1 to 1.0 (calculated on a trailing twelve month basis) for the period ended one year after the proposed date of consummation of such proposed Acquisition,
          (d) Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including, to the extent available, forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

          (e) Borrowers shall have Availability in an amount equal to or greater than the sum of $64,500,000 plus 13% of all Approved Increases immediately after giving effect to the consummation of the proposed Acquisition,
          (f) Borrowers have provided Agent with written notice of the proposed Acquisition at least 10 Business Days prior to the anticipated closing date of the proposed Acquisition and, to the extent practicable, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, draft copies of the acquisition agreement,
          (g) the assets being acquired (other than a de minimis amount of assets in relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto,
          (h) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,
          (i) the subject assets or Stock, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, such Borrower or the applicable Loan Party shall have complied with Section 5.11 or 5.12.
          (j) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed $75,000,000 in the aggregate.
          “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.
          “Permitted Dispositions” means:
          (a) sales, abandonment, or other dispositions of Obsolete Equipment in the ordinary course of business, provided, that Administrative Borrower shall give Agent written notice of any sales of Obsolete Equipment pursuant to clause (c) of the definition thereof to the extent that the aggregate net book value of all such Obsolete Equipment sold since the date that the last Borrowing Base Certificate was delivered to Agent exceeds $5,000,000 (and the Administrative Borrower shall give further notice of such sales at $5,000,000 increments in excess thereof),
          (b) sales of Inventory or Vessels to buyers in the ordinary course of business; provided, that sales and/or leases of barges and other equipment by Jeffboat to third parties or to any other Loan Parties and their Subsidiaries shall in all cases be deemed to be dispositions in the ordinary course of business); provided, that Administrative Borrower shall give Agent written notice of any sales of Vessels to the extent that the aggregate net book value of all Vessels sold since the date that the last Borrowing Base Certificate was delivered to Agent exceeds $5,000,000 (and the Administrative Borrower shall give further notice of such sales at $5,000,000 increments in excess thereof),
          (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
          (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

          (e) the granting of Permitted Liens,
          (f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise, settlement or collection thereof,
          (g) any involuntary loss, damage or destruction of property,
          (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
          (i) the leasing or subleasing of assets of Parent or its Subsidiaries not materially interfering with the business of the Borrowers or any Subsidiary,
          (j) the sale or issuance of Stock (other than Prohibited Preferred Stock) of Parent or, to the extent not otherwise prohibited hereunder, its Subsidiaries,
          (k) the lapse of registered patents, trademarks and other intellectual property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders,
          (l) the making of a Restricted Payment or any Investment that is expressly permitted to be made pursuant to the Agreement,
          (m) dispositions of assets acquired by Parent and its Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed Disposition (the “Subject Permitted Acquisition”) so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Parent and its Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the Subject Permitted Acquisition,
          (n) any Permitted Sale/Leaseback Transaction,
          (o) entering into any Permitted JV Transaction or any the sale of all or substantially all of the assets or Stock of any Subsidiary which is not a Loan Party or any Specified Subsidiary,
          (p) dispositions of assets (other than Accounts, Real Property (other than Surplus Real Property), or Obsolete Equipment) not otherwise permitted in this definition so long as (i) such disposition is for consideration at least 75% of which is cash and (iii) the aggregate value of (x) all Surplus Real Estate disposed of in all such dispositions since the Closing Date would not exceed $15,000,000 and (y) all assets (including all Surplus Real Estate disposed of pursuant to clause (x) above but excluding any disposition not constituting a Threshold Disposition (as defined below)) disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $50,000,000; provided, that Administrative Borrower shall give Agent written notice of any such disposition in excess of $10,000 (such disposition, a “Threshold Disposition”) to the extent that the aggregate net book value of all assets sold pursuant to a Threshold Disposition since the date that the last Borrowing Base Certificate was delivered to Agent exceeds $5,000,000 (and the Administrative Borrower shall give further notice of such Threshold Dispositions at $5,000,000 increments in excess thereof); and
          (q) dispositions contemplated by the NRG Agreements;

          (r) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;
          (s) the issuance of Stock by Parent or any Subsidiary to the extent not otherwise prohibited hereunder; and
          (t) dispositions of assets between or among the Parent and/or its Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to clauses (a) through (r) above.
          “Permitted Holder” means the Equity Sponsor and the group consisting of the directors, executive officers and other management personnel of the Borrower, Parent and their Subsidiaries.
          “Permitted Indebtedness” means:
          (a) Indebtedness evidenced by the Agreement or the other Loan Documents, as well as Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,
          (b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,
          (c) [Reserved]
          (d) endorsement of instruments or other payment items for deposit,
          (e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; and (ii) unsecured guarantees arising with respect to customary indemnification obligations or similar obligations to purchasers in connection with Permitted Dispositions,
          (f) unsecured Indebtedness of any Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 6 months after the Maturity Date, (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and (v) the only interest that accrues with respect to such Indebtedness is payable in kind,
          (g) Acquired Indebtedness in an amount not to exceed $25,000,000 outstanding at any one time,
          (h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,
          (i) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability, or other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

          (j) the incurrence by Parent or any of its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,
          (k) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business,
          (l) unsecured Indebtedness of Parent owing to current and former employees, officers, or directors of Parent or any of its Subsidiaries (or any spouses, ex-spouses, trusts or estates of or administered by any of the foregoing) incurred in connection with the repurchase or redemption by Parent or any of its Subsidiaries of the Stock of Parent or any of its Subsidiaries (including Stock of Parent or any of its Subsidiaries underlying equity awards and equity awards with respect to the Stock of Parent or any of its Subsidiaries), as the case may be, that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $10,000,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,
          (m) unsecured Indebtedness owing to sellers of assets or Stock to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) after giving effect to such Indebtedness, the Fixed Charge Coverage Ratio, (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered), on a pro forma basis immediately after giving effect to such Indebtedness, is not less than 1.1 to 1.0, and (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,
          (n) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligations incurred in connection with the consummation of one or more Permitted Acquisitions or any other Permitted Investment,
          (o) subject to the terms of the Intercreditor Agreement, Indebtedness and other obligations incurred pursuant to the Existing Indenture and the Second Lien Notes and any Refinancing Indebtedness in respect of such Indebtedness and other obligations,
          (p) Indebtedness consisting of Permitted Intercompany Advances,
          (q) Indebtedness consisting of Permitted Investments,
          (r) Indebtedness in respect of Capital Lease Obligations in respect of chartered barges and towboats and Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness in an amount not to exceed $50,000,000 in the aggregate during the term of this Agreement,
          (s) Indebtedness incurred in connection with Permitted Sale/Leaseback Transactions,
          (t) Indebtedness to a Person which is not a Lender, in an amount not to exceed $40,000,000 in the aggregate during the term of this Agreement, to finance the construction of New Vessels, and
          (u) other Indebtedness in an aggregate amount not to exceed $300,000,000 so long as (a) such Indebtedness (i) has a maturity date that is at least 6 months after the Maturity Date, (ii) does not have scheduled amortization in excess of 1% per year, (iii) is on market terms and conditions (as acknowledged by Agent in writing, such acknowledgment not to be unreasonably withheld, delayed or conditioned), and (iv) is subject to a subordination and intercreditor agreement in form and substance reasonably satisfactory to the Lenders (it being understood that the form of the Intercreditor Agreement shall be deemed to be satisfactory for this purpose); (b) the proceeds of such Indebtedness are used primarily to satisfy Indebtedness under the Existing Indenture; (c) CBL’s Leverage Ratio, on a pro forma basis immediately after giving effect to such Indebtedness and the payment of all related fees and expenses, is not greater than 6.5 to 1.0; and (d) the Fixed Charge Coverage Ratio (calculated on a trailing twelve month basis recomputed for the most recent month for which financial statements have been delivered) on a pro forma basis immediately after giving effect to such Indebtedness, is not less than 1.1 to 1.0;
          (v) other unsecured Indebtedness not to exceed $10,000,000 in the aggregate during the term of this Agreement.
          “Permitted Intercompany Advances” means (a) loans made by (i) a Borrower or Parent to another Borrower or Parent, (ii) a Loan Party (other than a Borrower or Parent) to another Loan Party, (iii) a Non-Loan Party to another Non-Loan Party, (iv) a Non-Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (v) a Borrower to any other Loan Party that is not a Borrower or Parent so long as (A) the amount of such loans does not exceed $10,000,000 outstanding at any one time, and (B) no Event of Default has occurred and is continuing or would result therefrom, and (vi) a Loan Party to a Non-Loan Party so long as (A) the amount of such loans does not exceed $2,500,000 outstanding at any one time, and (B) no Event of Default has occurred and is continuing or would result therefrom, and (b) Investments constituting contributions to capital or the purchase of Stock made by (i) a Borrower to another Borrower, (ii) a Loan Party (other than a Borrower or Parent) to another Loan Party, (iii) a Non-Loan Party in another Non-Loan Party, (iv) a Non-Loan Party in a Loan Party, (v) a Borrower to any other Loan Party that is not a Borrower so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Investment, and (2) the amount of Investments constituting contributions to capital or the purchase of Stock made by all Borrowers in Loan Parties that are not Borrowers, when aggregated with loans made by all Loan Parties to all Non-Loan Parties, do not exceed $10,000,000, and (vi) a Loan Party in a Non-Loan Party; so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Investment, and (2) the amount of Investments constituting contributions to capital or the purchase of Stock made by all Loan Parties in all Non-Loan Parties, when aggregated with loans made by all Loan Parties to all Non-Loan Parties, do not exceed $2,500,000.
          “Permitted Investments” means:
          (a) Investments in cash and Cash Equivalents,
          (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
          (c) advances made in connection with purchases of goods or services in the ordinary course of business,
          (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan Party or any of its Subsidiaries,

          (e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1,
          (f) guarantees permitted under the definition of Permitted Indebtedness,
          (g) Permitted Intercompany Advances,
          (h) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to any Loan Party or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
          (i) deposits of cash made in the ordinary course of business to secure performance of Operating Leases,
          (j) non-cash loans to employees, officers, and directors of Parent or any of its Subsidiaries for the purpose of purchasing Stock in Parent so long as the proceeds of such loans are used in their entirety to purchase such stock in Parent,
          (k) Permitted Acquisitions,
          (l) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,
          (m) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
          (n) ordinary course Interest Rate Protection Agreements and ordinary course non speculative foreign exchange agreements and Hedge Agreements relating to commodities,
          (o) Hedge Agreements relating to fuel rate caps and forward fuel purchases collectively covering an aggregate amount of fuel not to exceed the aggregate amount of fuel reasonably expected to be used by Borrowers and their Subsidiaries or in connection with specific contracts or orders, provided, that no such Hedge Agreement entered into between any Loan Party and any Lender or any Affiliate of any Lender shall be in force or effect after the date which is 30 days prior to the Maturity Date, and
          (p) Investments in connection with the Transaction;
          (q) Investments arising directly out of the receipt of non-cash consideration for any asset disposition permitted hereunder;
          (r) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed the sum of (x) $10,000,000 and (y) an amount equal to the proceeds from any issuance of capital Stock by the Parent not previously applied pursuant to this clause (r), Section 6.7(a)(i) or Section 6.9(p);
          (s) (i) the payment of reasonable and customary compensation and other benefits (including retirement, health, stock option, deferred compensation and other benefit plans) and indemnities to current or former officers, directors and employees of the Parent or any Subsidiary, (ii) loans or advances against, and repurchases of, stocks and options of the Parent or any Subsidiary held by any current or former employees or directors in connection with any stock option, deferred compensation and other benefit plans and (iii) loans and advances to employees and officers of the Parent or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, in an aggregate principal amount outstanding at any one time not to exceed, in the case of clauses (ii) and (iii) on a combined basis, $10,000,000 in the aggregate; and
          (t) any Investment in a Non-Loan Party to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution in like kind as such Investment from such Non-Loan Party.
          “Permitted JV Transaction” means a transaction pursuant to which (a) (i) Parent or a Subsidiary contributes assets or property (including Stock) to a joint venture in exchange for consideration which may include cash, Stock in the joint venture, other property, or some combination of the foregoing, (collectively, the “Consideration”), (ii) the fair market value of the Consideration received is equal to at least 90% of the fair market value of the contributed assets or property (in each case, as determined in good faith by the applicable Loan Party’s board of directors or analogous body), and (iii) Parent provides, and no Subsidiary of Parent provides, with respect to the incurrence of Indebtedness by the joint venture, a guaranty or indemnity arrangement of the joint venture or any member of the joint venture in an amount not to exceed the fair market value of the assets or property contributed by Parent or such Subsidiary; provided, that, at the time of the consummation of any such transaction and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) Availability is not less than 20% of the Borrowing Base then in effect, and (C) as a result of such transaction the Borrowing Base shall not be reduced in an amount greater than 15% of the Borrowing Base in effect immediately preceding the consummation of such transaction, or (b) (i) Parent or a Subsidiary contributes real property and other assets (not including any Accounts, Inventory or Vessels) to an operational joint venture or strategic alliance in exchange for Consideration and (ii) the fair market value of the Consideration received is equal to at least 90% of the fair market value of the contributed assets or property (in each case, as determined in good faith by the applicable Loan Party’s board of directors or analogous body) provided, that, at the time of the consummation of any such transaction and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. In the event the formation of a joint venture does not meet the specific requirements set forth above, it will still qualify as a “Permitted JV Transaction” if it is a transaction pursuant to which Parent or a Subsidiary forms a joint venture on terms and conditions reasonably satisfactory to Agent.
          “Permitted Liens” means
          (a) Liens granted to, or for the benefit of, Agent to secure the Obligations,
          (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,
          (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
          (d) Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
          (e) the interests of lessors under Operating Leases and non-exclusive licensors under license agreements,

          (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,
          (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
          (h) Liens on amounts deposited (or letters of credit issued) to secure Parent’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance and other social security legislation,
          (i) Liens on amounts deposited to secure Parent’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
          (j) Liens on amounts deposited to secure Parent’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
          (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,
          (l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
          (m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
          (n) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,
          (o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
          (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
          (q) Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Permitted Investment,
          (r) Liens assumed by Parent or its Subsidiaries in connection with a Permitted Acquisition or other Permitted Investment that secure Acquired Indebtedness that is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property,

          (s) subject to the terms of the Intercreditor Agreement and any permitted Refinancing Indebtedness with respect thereto, Liens in favor of the Second Lien Agent,
          (t) Liens securing the obligations under the NRG Agreements,
          (u) Liens to secure Permitted Sale/Leaseback Transactions so long as (i) such Lien attaches only to the New Vessel or Real Property sold in connection with such Permitted Sale/Leaseback Transaction and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire such New Vessel or Real Property leased in connection therewith or any Refinancing Indebtedness in respect thereof.
          (v) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000,
          (w) Liens on cash and Permitted Investments to secure obligations under Hedge Agreements (other than Hedge Obligations) relating to fuel rate caps and forward fuel purchases not exceeding $5,000,000 at any time,
          (x) Leases and subleases granted to third parties (in the ordinary course of business consistent with past practices) which do not materially interfere with the ordinary conduct of the business of the Loan Parties or the Subsidiaries,
          (y) Permitted Vessel Liens,
          (z) Liens to secure Indebtedness permitted by clause (t) of the definition of Permitted Indebtedness so long as such Liens only attach to the applicable New Vessel whose construction is financed with such Indebtedness, and
          (aa) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on any towboat, barge or other vessel (and proceeds thereof) in connection with the construction of such towboat, barge or other vessel being purchased by third parties but only to the extent any such Lien is unperfected.
          “Permitted Preferred Stock” means and refers to any Preferred Stock issued by Parent (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.
          “Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
          “Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date permitted pursuant to clause (r) of the definition of Permitted Indebtedness.
          “Permitted Sale/Leaseback Transactions” means, individually or collectively, sale/leaseback transactions entered into by Parent or any Subsidiary with any Person, upon terms fully disclosed to Agent, (a) with respect to any New Vessel which, individually or in the aggregate, does not exceed $35,000,000 in any calendar year (plus any unused amounts from the prior calendar year up to $10,000,000), and, in addition thereto, with respect to any Vessels which are not New Vessels, does not exceed $40,000,000 at any time during the term of this Agreement, in each case on terms and conditions reasonably satisfactory to Agent, (b) that constitutes a Jeffboat Transaction or (c) with respect to any Real Property (including, without limitation, terminals), which, individually or in the aggregate, does not exceed $25,000,000 at any time during the term of this Agreement on terms and conditions reasonably satisfactory to Agent and the Required Lenders.
          “Permitted Vessel Liens” means Liens permitted under the Fleet Mortgages.
          “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
          “Pledge Agreement” means a stock pledge agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Finn to Agent.
          “Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.15(e) of the Agreement.
          “Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.
          “Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.15(e) of the Agreement.
          “Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 6 months after the Maturity Date, or, on or before the date that is less than 6 months after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).
          “Projections” means CBL’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with CBL’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
          “Pro Rata Share” means, as of any date of determination:
          (a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,

          (b) with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero, and
          (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.
          “Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.
          “Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations other than Capital Lease Obligations in respect of chartered barges and towboats), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.
          “Put Obligations Block” means, $150,000,000; provided, that the Put Obligations Block shall be $0 upon the satisfaction of all obligations (other than unasserted contingent obligations) of the Loan Parties required to be paid pursuant to the terms of the Existing Indenture on the Purchase Date (as such term is defined in the Existing Indenture) following the Change of Control Offer (as defined in the Existing Indenture) triggered by the transactions contemplated under the Acquisition Documents (the “Acquisition Related Change of Control Offer”). Notwithstanding the foregoing, the Put Obligations Block shall be reduced, on a dollar for dollar basis, for any payments made (or to be made immediately after giving effect to such reduction) by the Loan Parties in respect of any of their obligations to repurchase Second Lien Notes in connection with the Acquisition Related Change of Control Offer.
          “Qualified IPO” means an initial offer and sale of common units of the Parent or any direct or indirect parent thereof in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act.
          “Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto.

          “Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Parent or its Subsidiaries to the extent a Mortgage is required in accordance herewith.
          “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
          “Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
          (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
          (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders than the Indebtedness being so refinanced, renewed, or extended,
          (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
          (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
          “Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.
          “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
          “Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.
          “Report” has the meaning specified therefor in Section 15.16 of the Agreement.
          “Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders;

provided, further, however, that at any time there are 3 or more Lenders, “Required Lenders” must include at least 3 Lenders.
          “Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by Parent or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving Parent or any of its Subsidiaries) or to the direct or indirect holders of Stock issued by Parent or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by Parent or any of its Subsidiaries, or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent or any of its Subsidiaries) any Stock issued by Parent or any of its Subsidiaries.
          “Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
          “Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.
          “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
          “Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
          “S&P” has the meaning specified therefor in the definition of Cash Equivalents.
          “SEC” means the United States Securities and Exchange Commission and any successor thereto.
          “Second Lien Agent” means The Bank of New York Mellon Trust Company, N.A., as the trustee under the Existing Indenture.
          “Second Lien Documents” means, collectively, the Existing Indenture, the Second Lien Notes and all agreements (including any security agreement), documents and instruments executed or delivered in connection with any of the foregoing (as the same now exist or may hereafter exist upon the execution and delivery thereof and may hereafter or thereafter, as the case may be, amended, supplemented or otherwise modified in accordance with the provisions of this Agreement).
          “Second Lien Notes” means the 12 1/2% Notes, due July 7, 2017, issued by CBL pursuant to the Existing Indenture.
          “Securities Account” means a securities account (as that term is defined in the Code).
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

          “Security Agreement” means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Guarantors to Agent.
          “Security Trustee” has the meaning specified therefor in the preamble to the Agreement
          “Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
          “Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
          “Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.
          “Specified Representations” means the representations and warranties set forth in Sections 4.1(a), 4.2, 4.4(a), 4.9(b), 4.10, 4.21, 4.22, 4.26(a), and 4.26(b) of the Agreement.
          “Specified Subsidiary” means (a) any Subsidiary of Parent that is designated by the Board of Directors of Parent as a Specified Subsidiary in accordance with Section 1.5(b) of the Agreement and (b) any Subsidiary of a Specified Subsidiary.
          “Sponsor Contribution Agreement” means an agreement, in form and substance satisfactory to Agent, between Equity Sponsor and Parent.
          “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
          “Subsidiary” of a Person means, subject to Section 1.5 of this Agreement a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
          “Successful Syndication” means a syndication of the Commitments and Obligations held by WFCF and UBS to additional Lenders that are satisfactory to Agent after which the sum of (a) WFCF’s Commitment is less than or equal to $100,000,000 and (b) UBS’s Commitment is less than or equal to $100,000,000.
          “Supermajority Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 75%; provided, however, that at any time there are two or more Lenders, “Supermajority Lenders” must include at least two Lenders.
          “Surplus Real Property” means Real Property that has not been used or useful in any material respect in the Loan Parties’ business during the immediately preceding six month period.
          “Swing Lender” means WFCF or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

          “Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.
          “Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities imposed by such jurisdiction, subdivision or taxing authority with respect thereto; provided, however, that Taxes shall exclude (i) any tax, levy, impost, duty, fee, assessment or other charge imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) any tax, levy, impost, duty, fee, assessment or other charge resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except in the case of clause (iii), any amount that such Foreign Lender (or its assignor, if any) was entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender designates a new lending office (or at the time of such assignment) (any such excluded tax, levy, impost, duty, fee, assessment or other charge, an “Excluded Tax”).
          “Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
          “Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.
          “UBS” means UBS Loan Finance LLC.
          “Underlying Issuer” means Wells Fargo or one of its Affiliates.
          “Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.
          “United States” means the United States of America.
          Vessel Appraisal” means a written appraisal of the Eligible Vessels delivered to Agent, in form, scope and methodology reasonably acceptable to Agent in its Permitted Discretion and by Dufour, Lasky & Strouse, Inc., Merrill Marine Services, Inc., or an appraiser reasonably acceptable to Agent and Parent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely.
          “Vessels” means the towboats, barges and other vessels owned or leased by the Loan Parties.
          “Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

          “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
          “WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.

Schedule 3.1
          The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:
          (a) Agent shall have received copies of financing statements in appropriate form for purposes of filing in such office or offices as may be necessary to perfect the security interests to be created by the Loan Documents;
          (b) Agent shall have received and reviewed to its satisfaction, UCC, tax lien, litigation, bankruptcy and intellectual property searches from all offices that Agent reasonably deems appropriate in its sole discretion;
          (c) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed, and each such document shall be in full force and effect:
               (i) the Security Agreement,
               (ii) a disbursement letter executed and delivered by each Borrower to Agent regarding the extensions of credit to be made on the Closing Date,
               (iii) the Fee Letters,
               (iv) the Guaranty,
               (v) the Intercompany Subordination Agreement,
               (vi) a letter from Bank of America, N.A. (“Existing Lender”) to Agent respecting the amount necessary to repay in full all of the obligations of ACLI, each Borrower and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of such Borrower and its Subsidiaries, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of such Borrower and its Subsidiaries,
               (vii) Sponsor Contribution Agreement,
               (viii) Trademark Security Agreement,
               (ix) Vessel Mortgages, and
          (x) (i) a supplement to the Intercreditor Agreement pursuant to which Agent agrees to become subject to and bound by the terms of the Intercreditor Agreement and (ii) a copy of an executed “Refinancing Notice” (as defined in the Intercreditor Agreement) to be delivered to Bank of America, N.A., as administrative agent under the Existing Credit Facility;
          (d) Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and (ii) attesting to the incumbency and signatures of such specific officers of such Borrower.

          (e) Agent shall have received copies of each Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;
          (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;
          (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;
          (h) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and (ii) attesting to the incumbency and signatures of such specific officers of Guarantor;
          (i) Agent shall have received copies of each Guarantor’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;
          (j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;
          (k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;
          (l) Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 5.6, the form and substance of which shall be reasonably satisfactory to Agent;
          (m) Agent shall have received an opinion of Borrowers’ counsel in form and substance reasonably satisfactory to Agent;
          (n) Borrowers shall have Excess Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents of at least $65,000,000, which calculation shall be based upon the results of an updated takeover field examination performed by Agent or its designee prior to the Closing Date;
          (o) Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Borrower, and (ii) OFAC/PEP searches and customary individual background searches for each Borrower’s senior management and key principals, and each Guarantor, in each case, the results of which shall be satisfactory to Agent;

          (p) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement to the extent invoiced prior to the Closing Date;
          (q) Agent shall have received evidence satisfactory to Agent that the Closing Date Acquisition shall be completed on the Closing Date in accordance with the terms and conditions of the Acquisition Documents, and no such terms or conditions shall have been waived (other than such changes that are not materially adverse to the Lenders) with the consent of the Agent; and
          (r) Agent shall have received a certificate executed by an authorized officer of Parent certifying on behalf of Parent as to the solvency of each Borrower, individually, and the Borrowers and each other Loan Party, taken as a whole, on a consolidated basis after giving effect to the Transactions.

Schedule 3.6
Conditions Subsequent
1. Control Agreements.
(a)	Within forty (40) days following the date hereof (or such longer period as permitted by the Agent in its sole discretion), (i) the Agent shall have received a Control Agreement executed and delivered by Parent or another Loan Party, Agent and Bank of America, N.A., with respect to Deposit Account No. 3756627970, in form and substance satisfactory to the Agent or (ii) Parent shall, or shall cause the other Loan Parties, to close such Deposit Account with Bank of America, N.A. and establish and maintain a replacement Deposit Account with Wells Fargo Bank, N.A. or one of its Affiliates (or such other depositary bank reasonably acceptable to Agent in its sole discretion).

(b)	Within fifteen (15) days following the date hereof (or such longer period as permitted by the Agent in its sole discretion), the Agent shall have received a Control Agreement executed and delivered by Parent or another Loan Party, Agent and Bank of America, N.A., with respect to Deposit Account Nos. 3756627967 and 13744 (Lockbox), in form and substance satisfactory to the Agent.
2. Tax Liens. Within thirty (30) days following the date hereof (or such longer period as permitted by the Agent in its sole discretion), Agent shall have received evidence of the release of the following tax liens: (i) Indiana (Clark County) for $208.66 (as of 4/14/2008) for Commercial Barge Line Company, (ii) Indiana (Clark County) for $535.55 (as of 10/16/10) for ACL Transportation Services LLC and (iii) Louisiana (Orleans Parish) for $488.48 (interest calculated through 9/29/08) for Elliot Bay Design Group LLC, in each case, in form satisfactory to the Agent.
3. Real Estate: Within sixty (60) days following the date hereof (or such longer period as permitted by the Agent in its sole discretion):
(a)	the Agent shall have received a title report for the Mobile Island, MO property confirming the owner of the property and whether there have been any amendments or modifications to that certain easement by and between River Network, an Oregon nonprofit corporation, and Louisiana Dock Company LLC, a Delaware limited liability company, dated on January 12, 2001, and recorded on January 16, 2001, in Book 2489, Page 870 in the County of St. Charles, State of Missouri, and upon such confirmation, the following documents shall be promptly recorded:
i.	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing by ACL Transportation Services LLC, a Delaware limited liability company, as Grantor, to Kathy Thompson, Trustee, for the benefit of Wells Fargo Capital Finance, LLC, as agent and security trustee as grantee, as Beneficiary, to be recorded in Mobile Island, MO.

ii.	UCC-1 Fixture Filing naming ACL Transportation Services LLC, as debtor and Wells Fargo Capital Finance, LLC, as Agent and Security Trustee, as secured party to be recorded in Mobile Island, MO.
(b)	Parent shall, or shall cause the other Loan Parties, to use commercially reasonable efforts to cause the title company to issue an endorsement to remove the general survey exception for the

Amarant, Houston and Harahan properties, it being understood that such commercially reasonable efforts might include obtaining a new survey.
(c)	the Agent shall have received a Certificate of Authorization and local counsel opinion for the Memphis, TN property, in the form previously negotiated.

Schedule 4.1(b)
Capitalization of Borrowers

		Number of Shares or
		Membership Interests Issued
Borrower	Authorized Capital Stock by Class	and Outstanding
Commercial Barge Line Company	1,000 shares of Common Stock	10
American Commercial Lines LLC	100 Membership Interests	100
ACL Transportation Services LLC	100 Membership Interests	100
Jeffboat LLC	100 Membership Interests	100

Schedule 4.1(c)
Capitalization of Borrowers’ Subsidiaries

Number and
Percentage of
Outstanding
Shares of Each
Class Owned
		Authorized Number of	Directly or
		Shares of Common and	Indirectly by
Entity Name	Parent Company	Preferred Stock	Parent
Commercial Barge Line Company	American Commercial Lines Inc.	1,000 shares of Common Stock	10 (100%)
American Commercial Lines LLC	Commercial Barge Line Company	100 Membership Interests	100 (100%)
ACL Finance Corp.	American Commercial Lines LLC	1,000 Shares of Common Stock	10 (100%)
American Commercial Lines International LLC	American Commercial Lines LLC	100 Membership Interests	100 (100%)
ACBL Dominica S.A.[1]	American Commercial Lines International LLC	Not Available	Not Available (71%)
American Commercial Barge Line LLC	American Commercial Lines LLC	100 Membership Interests	100 (100%)
ACL Transportation Services LLC	Commercial Barge Line Company	100 Membership Interests	100 (100%)
Jeffboat LLC	Commercial Barge Line Company	100 Membership Interests	100 (100%)
ACL Professional Services Inc.	Commercial Barge Line Company	1,000 Shares of Common Stock	10 (100%)
Elliott Bay Design Group LLC	ACL Professional Services Inc.	100 Membership Interests	100 (100%)

[1]	Information cannot be provided for this Subsidiary, which will be dissolved post closing.

Schedule 4.1(d)
Parent’s and its Subsidiaries’ Obligation to Repurchase or Retire Stock
None.

Schedule 4.5
Title to Vessels
Undocumented Vessels Owned by American Commercial Lines LLC

Barge	Official Number
ACBL0409	631573
CA 0521	624844
CA 0522	624845
CA 0525	624848
CA 0526	624849
CA 0527	624850
CA 0528	624851
CA 0529	624852
CA 0532	624855
CA 0533	624856
CA 535	624858
CA 0703	624821
CA 0704	624822
CA 0705	624823
CA 131B	624859
CA 132B	624860
CA 133B	624861
CA 134B	624862
CA 135B	624863
CA 137B	625017
CA 138B	625018
CA 139B	625019
CA 140B	625020
CCT 0067	610625
CCT 0068	610626
CCT 0069	610627
CCT 0070	610628
CCT 0075	610633
CCT 0077	610635
CCT 0088	610646
CCT 0142	613649
CCT 0144	613651
CCT 0146	613653
CCT 0147	613654
CCT 0151	613658
CCT 0152	613659
CCT 0153	613660
USL 0460	5330
VL 81218	628177
KMM305B
LB203B
WGO16B
AKP007B

Undocumented Vessels Owned by ACL Transportation Services LLC

Barge	Official Number
ANGLE	NO ON
ABC 807B	598394
ACBL 1333	545703
ACBL 1729	517830
ACBL 2094	640271
ACBL 2745	523881
ACBL 4221	600514
AT 0020	NO ON
AT 0030	NO ON
B 0593	NO ON
BLGR0002	NO ON
CA 302B	624835
CB 0001	NO ON
CCT 0072	610630
CCT 0086	610644
CCT 0145	613652
CCT 0154	613661
CCT 0258	563308
CCT 0352	562222
CGB 256B	594505
CHEM0061	296168
CT 0005
DD 4	DD
DD 7	DD
DD 8	DD
DD 9	DD
DM 1305	531870
DM 1452	522066
DM 2476	578145
DM 2489	578158
EMT 15	602515
FLTL0002	NO ON
FUJI0102	NO ON
ITEL 128	NO ON
MEM 0393	NO ON
MV 285	NO ON
MV 6676	NO ON
NBI 0001	NO ON
NBI018B-DD # 01	NO ON
OHT 0009	NO ON
OT 0304	NO ON
PBL 1501	NO ON
PL 0055	571036
PV 2925	NO ON
PV 323FLB	552160
PV 324FLB	552161
PV 338B	552175
PV 343FLB	552180
SBI 0807	NO ON

Barge	Official Number
SCNO 7708	580211
USL 462	0005496
VL 6801	511177
VL 7197	536437
VL 7536	568232
VLB 7287	538317
VLB 7291	538321
VLB 7296	538326
VLX 7739	581060
WC 0622	289808
WESTERN1	DOCK
WESTERN2	DOCK
WF 0302	WF
WF 0001	WF
WF 0002	WF
WF 0018	WF
WF 0060	WF
WF 0072	WF
WF 0073	WF
WF 0075	WF
WF 0076	WF
WF 85	WF
WF 0089	WF
WF 0090	WF
WF 0300	WF
WF 0301	WF
WF 1952	WF
WF 3166	WF
WF 35	WF
WF 36	WF
WF 37	WF
WF 38	WF
Undocumented Equipment Owned by Jeffboat LLC

Identification Number	Description
DD 0003	Dry Dock
WF 0003	Work flat
WF 0016	Flat/deck
AM0001	Dock Barge
Certain Contractual Rights Regarding Mortgaged Property
1.	The barge with Barge ID ACBL 5015 is in the process of being sold and will be released post closing.
2.	The barges with Barge IDs CC 65 and VLX 7357 have been disposed of and will be released post closing.
3.	The rights of NRG New Roads Holdings LLC and Louisiana Generating LLC, individually and collectively, and their respective successors and assigns to acquire an interest in the St. Louis Hall Street Terminal and certain barges and tugboats under and pursuant to the NRG Agreements.

4.	The right of first refusal with respect to the Owned Real Property located in Harahan, Louisiana at a price and upon the terms and conditions of an offer to purchase and/or sell, contained in the Lease Agreement dated September 27, 2001, by and between ACL Transportation Services LLC (f/k/a Louisiana Dock Company, LLC) and National Maintenance & Repair of Louisiana, Inc.

Schedule 4.6(a)
States of Organization

Entity Name	Jurisdiction of Organization
American Commercial Lines Inc.	Delaware
Commercial Barge Line Company	Delaware
American Commercial Lines LLC	Delaware
ACL Finance Corp.	Delaware
American Commercial Lines International LLC	Delaware
ACBL Dominica S.A.[2]	Dominican Republic
American Commercial Barge Line LLC	Delaware
ACL Transportation Services LLC	Delaware
Jeffboat LLC	Delaware
ACL Professional Services Inc.	Delaware
Elliott Bay Design Group LLC	Delaware

[2]	To be dissolved post closing.

Schedule 4.6(b)
Chief Executive Offices

Loan Party	Chief Executive Office Address
American Commercial Lines Inc.	1701 East Market Street, Jeffersonville, IN 47130
Commercial Barge Line Company	1701 East Market Street, Jeffersonville, IN 47130
American Commercial Lines LLC	1701 East Market Street, Jeffersonville, IN 47130
ACL Transportation Services LLC	1701 East Market Street, Jeffersonville, IN 47130
Jeffboat LLC	1030 East Market Street, Jeffersonville, IN 47130

Schedule 4.6(c)
Organizational Identification Numbers

		Organizational
	Tax Identification	Identification
Loan Party	Number	Number
American Commercial Lines Inc.	75-3177794	3901974
Commercial Barge Line Company	03-0552365	3901641
American Commercial Lines LLC	52-2106600	2879540
ACL Transportation Services LLC	52-2106589	2910202
Jeffboat LLC	52-2106590	2910203

Schedule 4.6(d)
Commercial Tort Claims
None.

Schedule 4.7(b)
Litigation

Liability is Covered
Parties	Nature of the Dispute	Status	by Insurance
Seabulk Towing Inc. v. Jeffboat LLC	Breach of contract, warranty, indemnification and breach of implied covenant of good faith and fair dealing	Case pending in the New York Superior Court (Index No. 601285/2009)	No

Various Class Action Plaintiffs, Claimants Under the Oil Pollution Act of 1990, and American Commercial Lines Inc. and American Commercial Lines LLC	Class action lawsuits and claims arising under the Oil Pollution Act of 1990 related to a collision and oil spill at Mile Marker 97 of the Mississippi River	Cases pending in the United States District Court for the Eastern District of Louisiana	Yes

Lyondell Chemical Company v. American Commercial Lines LLC	Bankruptcy action to avoid and recover transfers	Case pending in the United States Bankruptcy Court for the Southern District of New York	No

Schedule 4.11
Employee Benefit Plans
1.	American Commercial Lines LLC Pension Plan
2.	1974 UMWA Pension Plan

Schedule 4.12
Environmental Matters
None.

Schedule 4.13
Intellectual Property
Trademarks

App. No.
Owner	Mark	Description	Reg. No.	Country	Reg. Date
American Commercial Lines LLC	ACBL	Word mark. Service mark.	74275862 1741761	U.S.	12/22/1992

American Commercial Lines LLC	ACL	Word mark. Service mark.	74220004 1804804	U.S.	11/16/1993

American Commercial Lines LLC		Design plus words. Service mark.	78693055 3221549	U.S.	3/27/2007

Jeffboat LLC		Design plus words. The drawing is lined for the color blue. Service mark registration.	73825900 847768	U.S.	4/16/1998

Schedule 4.15
Deposit Accounts and Securities Accounts

Name and Address of Bank or Securities
Loan Party	Intermediary
American Commercial Lines LLC	Bank of America 600 Peachtree Street NE 10th Floor Atlanta, GA 30308

American Commercial Lines LLC	Bank of America 600 Peachtree Street NE 10th Floor Atlanta, GA 30308

American Commercial Lines LLC	Bank of America 600 Peachtree Street NE 10th Floor Atlanta, GA 30308

American Commercial Lines LLC	Bank of America 600 Peachtree Street NE 10th Floor Atlanta, GA 30308

American Commercial Lines LLC	Bank of America 200 South Wacker Drive Chicago, IL

American Commercial Lines LLC	JPM Chase PO Box 32500 Louisville, KY 40232

American Commercial Lines LLC	JPM Chase PO Box 32500 Louisville, KY 40232

American Commercial Lines LLC	JPM Chase JPM – Kentucky Market PO Box 659754 San Antonio, TX 78265-9754

American Commercial Lines LLC	Wells Fargo 300 N. Meridian St. Suite 1600 Indianapolis, IN 46204

American Commercial Lines LLC	PNC 600 Peachtree Street NE 10th Floor Atlanta, GA 30308

ACL Transportation Services LLC	Whitney Bank 6318 Jefferson Highway New Orleans, LA 70123

ACL Transportation Services LLC	First Bank & Trust 800 Washington Avenue Cairo, IL 62914

ACL Transportation Services LLC	Bank of America 414 Uvalde Houston, TX

Schedule 4.17
Material Contracts
Existing Indenture

Schedule 4.19
Permitted Indebtedness
The 12 1/2% Senior Secured Notes due 2017 (together with any exchange notes and additional notes) will remain outstanding after the Closing Date. The aggregate principal amount of this Indebtedness as of the Closing Date is $200,000,000.
The guaranty in favor of Kentucky Utilities Company of Summit.
Existing Letters of Credit

Issuer	Beneficiary	Amount	Expiration Date
Bank of America, N.A.	American Longshore Mutual Association, Ltd.	$830,208	N/A
Bank of America, N.A.	Norfolk Tug Company	Not Exceeding $250,000	March 31, 2011
Bank of America, N.A.	Signal Mutual Indemnity Association Ltd	Not Exceeding $846,844	December 31, 2010
Potential Indebtedness Under the Following Outstanding Hedge Agreements

				Settlement
Trd Date	Gallons Hedged	Counterparty	Price Per Gallon	Date
6/22/2009	85,000	RBS	2.115	12/31/2010
7/13/2009	250,000	BOA	1.805	12/31/2010
7/13/2009	250,000	BOA	1.805	1/31/2011
7/14/2009	260,000	RBS	1.825	12/31/2010
7/14/2009	260,000	RBS	1.825	1/31/2011
9/25/2009	250,000	RBS	1.9195	12/31/2010
12/11/2009	166,667	BOA	2.0625	12/31/2010
12/11/2009	166,667	RBS	2.0575	12/31/2010
1/22/2010	500,000	Wells	2.2	1/31/2011
1/22/2010	500,000	Wells	2.2	2/28/2011
1/22/2010	500,000	Wells	2.2	3/31/2011
1/22/2010	500,000	Wells	2.2	4/30/2011
1/22/2010	500,000	Wells	2.2	5/31/2011
1/22/2010	500,000	Wells	2.2	6/30/2011
4/8/2010	12,500	BOA	2.4275	2/28/2011
4/8/2010	12,500	BOA	2.4275	5/31/2011
4/8/2010	12,500	BOA	2.4275	8/31/2011

				Settlement
Trd Date	Gallons Hedged	Counterparty	Price Per Gallon	Date
4/8/2010	12,500	BOA	2.4275	11/30/2011
5/7/2010	500,000	RBS	2.215	12/31/2010
8/16/2010	150,000	BOA	2.2075	1/31/2011
8/16/2010	150,000	BOA	2.2075	2/28/2011
8/16/2010	150,000	BOA	2.2075	3/31/2011
8/16/2010	150,000	BOA	2.2075	4/30/2011
8/16/2010	150,000	BOA	2.2075	5/31/2011
8/16/2010	150,000	BOA	2.2075	6/30/2011
8/16/2010	150,000	BOA	2.2075	7/31/2011
8/16/2010	150,000	BOA	2.2075	8/31/2011
8/16/2010	150,000	BOA	2.2075	9/30/2011
8/16/2010	150,000	BOA	2.2075	10/31/2011
8/16/2010	150,000	BOA	2.2075	11/30/2011
8/16/2010	150,000	BOA	2.2075	12/31/2011
12/2/2010	50,000	WF	2.4565	1/31/2011
12/2/2010	50,000	WF	2.4565	2/28/2011
12/2/2010	50,000	WF	2.4565	3/31/2011
12/2/2010	50,000	WF	2.4565	4/30/2011
12/2/2010	50,000	WF	2.4565	5/31/2011
12/2/2010	50,000	WF	2.4565	6/30/2011
12/2/2010	50,000	WF	2.4565	7/31/2011
12/2/2010	50,000	WF	2.4565	8/31/2011
12/2/2010	50,000	WF	2.4565	9/30/2011
12/2/2010	50,000	WF	2.4565	10/31/2011
12/2/2010	50,000	WF	2.4565	11/30/2011
12/2/2010	50,000	WF	2.4565	12/31/2011

Schedule 4.29
Locations of Inventory and Equipment

Stored with Bailee,
Warehouseman or
Loan Parties	Address	Similar Party
American Commercial Lines LLC	1701 East Market Street Jeffersonville, IN 47130	No

American Commercial Lines LLC	Custom Fuel Services, Inc. 128 W. Front Buffalo, IA 52728	Yes

American Commercial Lines LLC	Custom Fuel Services, Inc. 1401 Main Street Point Pleasant, WV 25550	Yes

American Commercial Lines LLC	Custom Fuel Services, Inc. Harahan, LA	Yes

American Commercial Lines LLC	Memphis, TN Yes

American Commercial Lines LLC	Various Chartered Boats Yes

Jeffboat LLC	1030 East Market Street Jeffersonville, IN 47130	No

Jeffboat LLC	Bayou City Pump 8139 Tidwell P.O. Box 23342 Houston, TX 77228	Yes

ACL Transportation Services LLC	5500 Hall Street, PO Box 470369 St. Louis, MO 63147	No

ACL Transportation Services LLC	427 West Illinois Ave Memphis, TN 37106	No

ACL Transportation Services LLC	5800 River Road Harahan, LA 70123	No

ACL Transportation Services LLC	750 East Davis Street St. Louis, MO 63111	No

ACL Transportation Services LLC	14614 Ohio River Levee Rd Cairo, IL 62914	No

ACL Transportation Services LLC	3232 Louisiana Hwy 18, PO Box	No
910
Vacherie, LA 70090

ACL Transportation Services LLC	7000 River Road Marrero, LA 70072	No

ACL Transportation Services LLC	High Street Hennepin, IL 63127	No

ACL Transportation Services LLC	16400 Industrial Park Dr, PO	No
Box 224
Lemont, IL 63043

ACL Transportation Services LLC	4190 Bussen Road St. Louis, MO 63129	No

ACL Transportation Services LLC	5127 N. River Road Port Allen, LA 70767	No

Stored with Bailee,
Warehouseman or
Loan Parties	Address	Similar Party
ACL Transportation Services LLC	10431 Hwy 981 New Roads, LA 70760	No

ACL Transportation Services LLC	Hwy 83 South Cote Blanche Island Franklin, LA 70538	No

ACL Transportation Services LLC	Second Street Extension South Point, OH 45680	No

ACL Transportation Services LLC	2031 Upper River Rd Louisville, KY 40206	No

ACL Transportation Services LLC	16526 Dezavala Rd Channelview, TX 77530	No

ACL Transportation Services LLC	632 Vine St – 10th floor Cincinnati, OH 45202	No

ACL Transportation Services LLC	1701 East Market Street Jeffersonville, IN 47130	No

ACL Transportation Services LLC	Custom Fuel Services, Inc. Harahan	Yes

ACL Transportation Services LLC	Krygier Machine Co Inc. 15938 Suntone Dr. South Holland, IL 60473	Yes

ACL Transportation Services LLC	National Maint Foot of Hawthorne Hartford, IL 62048	Yes

ACL Transportation Services LLC	CK Power products Corp 1100 Research Blvd St. Louis, MO 63132	Yes

ACL Transportation Services LLC	James Marine 209 Fort Jefferson Hill Road Wickliffe, KY 42087	Yes

ACL Transportation Services LLC	National Maint 4350 Clarks River Road Paducah, KY 42002	Yes

ACL Transportation Services LLC	James Marine 4540 Clarks River Road Paducah, KY 42003	Yes

ACL Transportation Services LLC	Clarke GM 751 US 41 South Henderson, KY 42420	Yes

ACL Transportation Services LLC	Southwest Shipyard LP 18310 Market Channelview, TX 77350	Yes

ACL Transportation Services LLC	Marine Systems Inc 2011 Engineers Road Belle Chase, LA 70037	Yes

ACL Transportation Services LLC	Various Chartered Boats	Yes

Locations of Material Owned or Leased Real Property

Loan Party	Address	Owned or Leased
American Commercial Lines LLC	1701 East Market Street	Owned
Jeffersonville, IN 47130

Jeffboat LLC	1030 East Market Street	Owned
Jeffersonville, IN 47130

Jeffboat LLC	Certain real property adjacent to its shipyard in Jeffersonville, Indiana	Leased

ACL Transportation Services LLC	3232 Louisiana Hwy 18	Owned
P.O. Box 910
Vacherie, LA 70090

ACL Transportation Services LLC	5127 North River Road	Owned
Port Allen, LA 70767

ACL Transportation Services LLC	14614 Ohio River Levee Road	Owned
Cairo, IL 62914

ACL Transportation Services LLC	5800 River Road	Owned
Harahan, LA 70123

ACL Transportation Services LLC	16526 DeZavalla Road	Owned
Channelview, TX 77530

ACL Transportation Services LLC	7000 River Road	Owned
Marrero, LA 70072

ACL Transportation Services LLC	427 W. Illinois Ave.	Owned
Memphis, TN 38106

ACL Transportation Services LLC	5500 Hall Street	Owned
St. Louis, MO 63147

ACL Transportation Services LLC	750 E. Davis Street	Owned
St. Louis, MO 63111

ACL Transportation Services LLC	State Road 7	Owned
South Point, OH 45680

ACL Transportation Services LLC	Permanent Mooring Easement at the confluence of Missouri and Mississippi Rivers (Mobile Island)	Owned

ACL Transportation Services LLC	5500 Hall Street, UMR 184.0	Leased
St. Louis, MO 63147

ACL Transportation Services LLC	UMR 179.8	Leased
St. Louis, MO

ACL Transportation Services LLC	ACBL Slip, IR 301.4	Leased
Lemont, IL

ACL Transportation Services LLC	UMR 173.3	Leased
St. Louis, MO

ACL Transportation Services LLC	HC 384.2	Leased
Channelview, TX

ACL Transportation Services LLC	Slip 3, IR 299.6	Leased
Lemont, IL

ACL Transportation Services LLC	Slip 4, IR 299.9	Leased
Lemont, IL

ACL Transportation Services LLC	UMR 174.1	Leased
St. Louis, MO 63111

Loan Party	Address	Owned or Leased
ACL Transportation Services LLC	IR 298.10	Leased
Lemont, IL

ACL Transportation Services LLC	UMR 172.2	Leased
St. Louis, MO

ACL Transportation Services LLC	UMR 171.1	Leased
St. Louis, MO

ACL Transportation Services LLC	Towhead Island, OR 602.5	Leased
Louisville, KY

ACL Transportation Services LLC	OR 320.0 to 321.0	Leased
South Point, OH

ACL Transportation Services LLC	OR 315.9	Leased
South Point, OH

ACL Transportation Services LLC	OR 316.0	Leased
South Point, OH

ACL Transportation Services LLC	OR 316.2	Leased
South Point, OH

ACL Transportation Services LLC	OR 316.4	Leased
South Point, OH

ACL Transportation Services LLC	OR 316.6	Leased
South Point, OH

ACL Transportation Services LLC	OR 316.8	Leased
South Point, OH

ACL Transportation Services LLC	Access Easement Agreement for the Easement to the Property Located at	Leased
427 West Illinois Ave.
Memphis, TN 38106

ACL Transportation Services LLC	HC 384.4 (Carpenters Bayou)	Leased
Channelview, TX

ACL Transportation Services LLC	UMR 172.0	Leased
St. Louis, MO

ACL Transportation Services LLC	St. Louis, MO	Leased
Vessels
1.	See attached list of American Commercial Lines LLC Owned Boats which is expressly incorporated herein by reference;

2.	See attached list of American Commercial Lines LLC Owned Barges which is expressly incorporated herein by reference;

3.	See attached list of ACL Transportation Services LLC Owned Boats and Barges which is expressly incorporated herein by reference;

4.	See attached list of Jeffboat LLC Owned Equipment which is expressly incorporated herein by reference;

5.	See attached list of locations of Dry Docks which is expressly incorporated herein by reference;

6.	See attached list of Chartered Boats which is expressly incorporated herein by reference; and

7.	See attached list of Chartered Barges which is expressly incorporated herein by reference.

ACL BOATS

	Vessel Name	Official No.
1	AL WEAVER	551557
2	ANDREW CANNAVA	579562
3	BILL CARNEAL	610971
4	BILL ELMER	533705
5	BOB KOCH	598151
6	BOB STITH	642652
7	BUTCH BARRAS	646544
8	CARL CANNON	619976
9	CAROL P	978046
10	CHARLES E PETERS	528740
11	CHARLES F. DETMAR JR.	539034
12	CHARLES M	625777
13	CHRISTIAN BRINKOP	659639
14	CINDY CELESTE	979002
15	CLYDE BUTCHER	298357
16	DE LA SALLE	614608
17	DEL WILKINS	624582
18	DELL BUTCHER	503877
19	DELMAR JAEGER	582087
20	DENNIS HENDRIX	583466
21	DON FILE	556838
22	EDDIE TOUCHETTE	549972
23	ELIZABETH DEWEY	980668
24	FLOYD H. BLASKE	503329
25	FRANK HAENDIGES	551830
26	FRANK RADER	535940
27	GENE HERDE	576108
28	HARRY M. MACK	565154
29	HUGH C. BLASKE	296245
30	J. W. HERSHEY	500160
31	J. RUSSELL FLOWERS	568139
32	JACK D. WOFFORD	504813
33	JAMES E. NIVIN	564006
34	JAMES E. PHILPOTT	568630
35	JAMES ERMER	641398
36	JAMES G. HINES	561613
37	JANE G. HUFFMAN	564321
38	JEFFBOAT	640345
39	JOE BOBZIEN	588466
40	JOSEPH M. HAMILTON	571622
41	JUDI	641764
42	KEVIN FLOWERS	546614
43	L. J. SULLIVAN	578740
44	LARRY Y. STRAIN	623460
45	LAURA MCKINNEY	582933
46	LEXINGTON	508204

ACL BOATS

	Vessel Name	Official No.
47	LOYD MURPHY	552330
48	M/V JAMES W BUKY	582892
49	MARK G. ARON	646853
50	MARVIN E. NORMAN	612604
51	MISS BOBBIE FUGIT	553499
52	NAN	628776
53	ORLEANIAN	535492
54	R H ONEILL	570554
55	R. W. NAYE	518412
56	RICHARD A BAKER	580067
57	ROBERT A. KNOKE	567698
58	ROBERT GREENE	619977
59	ROBERT SHELTON	644041
60	RON SHANKIN	562078
61	SARAH ELIZABETH	518938
62	SHEILA JOHNSON	566984
63	SONNY IVEY	572994
64	SUNFLOWER	551589
65	TANYA MCKINNEY	626240
66	TENNESSEE MERCHANT	685581
67	THRUSTON B. MORTON	594624
68	TOM BEHRINGER	584006
69	TOM FRAZIER	606669
70	TROJAN WARRIOR	570738
71	VECTURIAN	680357
72	W. A. KERNAN	559099
73	W. T. TOUTANT	637070
74	WALLY ROLLER	560135
75	WARREN MCKINNEY	629017
76	WARREN W. HINES	651210
77	WASHINGTON	516632
78	WAYNE P. LAGRANGE	626849
79	WENDY L	652922
80	WILLIAM C. NORMAN	649605
81	WILLIAM J. WEBER	575251
82	WILLIAM L. KLUNK	504892

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1	627	920380
2	629	920382
3	632	920385
4	633	920386
5	634	920387
6	943	550739		Note 1
7	947	555407
8	956	568164
9	1307	920359
10	2006	291230		Note 5
11	4630	550734
12	4632	559910
13	4633	559911
14	4908	559908
15	ABC 401B	594700
16	ABC 406B	594705
17	ABC 410B	594709
18	ABC 412B	594711
19	ABC 413B	594712
20	ABC 424B	594723
21	ACBL 111	604011
22	ACBL 113	604013
23	ACBL 114	604014
24	ACBL 116	604016
25	ACBL 117	604017
26	ACBL 124	604024
27	ACBL 1362	579505
28	ACBL 1363	579506
29	ACBL 1368	579511
30	ACBL 1369	579512
31	ACBL 1373	578823
32	ACBL 1375	578825
33	ACBL 1376	578826
34	ACBL 1377	578827
35	ACBL 1379	578829
36	ACBL 1380	578830
37	ACBL 1381	578831
38	ACBL 1382	578832
39	ACBL 1384	580731
40	ACBL 1385	580732
41	ACBL 1386	580733
42	ACBL 1388	580735
43	ACBL 139	637835
44	ACBL 1391	580738
45	ACBL 1393	580740

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
46	ACBL 1395	580742
47	ACBL 1396	580743
48	ACBL 1397	580744
49	ACBL 1400	624195
50	ACBL 1401	624196
51	ACBL 1402	624197
52	ACBL 1403	624198
53	ACBL 1404	624199
54	ACBL 1405	634843
55	ACBL 1408	634846
56	ACBL 1409	634847
57	ACBL 1410	634848
58	ACBL 1411	634849
59	ACBL 1412	634850
60	ACBL 1414	634852
61	ACBL 142	637838
62	ACBL 1420	682748
63	ACBL 1421	682749
64	ACBL 1422	682750
65	ACBL 1423	682751
66	ACBL 1424	682752
67	ACBL 1425	682753
68	ACBL 1426	682754
69	ACBL 1427	682755
70	ACBL 1428	682756
71	ACBL 1429	682757
72	ACBL 1430	682758
73	ACBL 1431	682759
74	ACBL 1432	682760
75	ACBL 1433	682761
76	ACBL 1434	682762
77	ACBL 1435	682763
78	ACBL 1436	682764
79	ACBL 1437	682765
80	ACBL 1438	682766
81	ACBL 1439	682767
82	ACBL 1440	682768
83	ACBL 1441	682769
84	ACBL 1442	682770
85	ACBL 1443	682771
86	ACBL 1444	682772
87	ACBL 1445	682774
88	ACBL 1446	682775
89	ACBL 1447	682776
90	ACBL 1448	682777
91	ACBL 1449	682778
92	ACBL 1450	682779

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
93	ACBL 1451	682780
94	ACBL 1452	682781
95	ACBL 1453	682782
96	ACBL 1454	682783
97	ACBL 1467	974717
98	ACBL 1469	974719
99	ACBL 1471	974721
100	ACBL 1704	516686
101	ACBL 1707	516689
102	ACBL 1710	516692
103	ACBL 1719	517820
104	ACBL 1721	517822
105	ACBL 1724	517825
106	ACBL 1725	517826
107	ACBL 1727	517828
108	ACBL 1734	517835
109	ACBL 1805	579524
110	ACBL 1840	601380
111	ACBL 1841	601381
112	ACBL 1842	601382
113	ACBL 1843	601383
114	ACBL 1844	601384
115	ACBL 1845	601385
116	ACBL 1846	601386
117	ACBL 1847	601387
118	ACBL 1848	601388
119	ACBL 1850	606600
120	ACBL 1851	606601
121	ACBL 1852	606602
122	ACBL 1853	606603
123	ACBL 1854	606604
124	ACBL 1855	606605
125	ACBL 1856	606606
126	ACBL 1857	606607
127	ACBL 1859	606609
128	ACBL 1860	614185
129	ACBL 1862	614187
130	ACBL 1863	614188
131	ACBL 1864	614189
132	ACBL 1865	614190
133	ACBL 1866	614191
134	ACBL 1867	614192
135	ACBL 1868	614193
136	ACBL 1870	609317
137	ACBL 1873	609320
138	ACBL 1874	609321
139	ACBL 1875	609322

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
140	ACBL 1880	609327
141	ACBL 1884	609331
142	ACBL 200	628922
143	ACBL 201	628923
144	ACBL 2011	588331
145	ACBL 202	628924
146	ACBL 203	628925
147	ACBL 2034	595987
148	ACBL 2039	595992
149	ACBL 204	628926
150	ACBL 2041	595994
151	ACBL 2044	595997
152	ACBL 205	628927
153	ACBL 2052	596005
154	ACBL 206	628928
155	ACBL 2068	596021
156	ACBL 207	628929
157	ACBL 2071	634514
158	ACBL 2072	634521
159	ACBL 2079	640256
160	ACBL 208	628930
161	ACBL 209	628931
162	ACBL 2091	640268
163	ACBL 2098	640275
164	ACBL 2099	640276
165	ACBL 210	628932
166	ACBL 211	628933
167	ACBL 212	628934
168	ACBL 213	628935
169	ACBL 2131	637828
170	ACBL 214	628936
171	ACBL 215	628937
172	ACBL 217	628939
173	ACBL 218	628940
174	ACBL 219	628941
175	ACBL 221	644469
176	ACBL 222	644470
177	ACBL 223	644471
178	ACBL 224	644472
179	ACBL 225	644473
180	ACBL 226	644474
181	ACBL 227	644475
182	ACBL 228	644476
183	ACBL 229	644477
184	ACBL 2918	571934
185	ACBL 2943	575463
186	ACBL 2954	575474

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
187	ACBL 2959	575479
188	ACBL 2960	575480		X
189	ACBL 2966	575486
190	ACBL 298	1064480
191	ACBL 300	641005
192	ACBL 3007	580444
193	ACBL 301	634515
194	ACBL 3010	580745
195	ACBL 3016	580751
196	ACBL 302	634516
197	ACBL 3020	580755
198	ACBL 3028	582187	X
199	ACBL 303	634517
200	ACBL 3031	582190
201	ACBL 3032	582191
202	ACBL 3033	582192
203	ACBL 3034	582193
204	ACBL 3035	582194
205	ACBL 3039	582198
206	ACBL 304	634518
207	ACBL 3040	582199
208	ACBL 3041	582200
209	ACBL 3045	582204
210	ACBL 3046	582205
211	ACBL 3048	582207
212	ACBL 305	641008
213	ACBL 3050	582209
214	ACBL 3052	582211
215	ACBL 3054	582213
216	ACBL 3057	582216
217	ACBL 3059	582218
218	ACBL 306	634520
219	ACBL 307	641006
220	ACBL 3071	582230
221	ACBL 3073	582232
222	ACBL 3074	582233
223	ACBL 3076	582235
224	ACBL 3077	582236
225	ACBL 3078	582237
226	ACBL 308	634522
227	ACBL 3081	584501
228	ACBL 3084	584504
229	ACBL 3085	584505
230	ACBL 3086	584506
231	ACBL 309	634523
232	ACBL 3090	584510
233	ACBL 3091	584511

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
234	ACBL 3092	584512
235	ACBL 3093	584513
236	ACBL 3095	593605
237	ACBL 3096	593606
238	ACBL 3098	593608
239	ACBL 3099	593609
240	ACBL 3100	593610
241	ACBL 3101	593611
242	ACBL 3103	593613
243	ACBL 3104	593614	X
244	ACBL 311	634525
245	ACBL 3110	614195
246	ACBL 3111	614196
247	ACBL 3112	614197
248	ACBL 3113	614198
249	ACBL 3114	614199
250	ACBL 3116	614201
251	ACBL 3118	614203
252	ACBL 312	634526
253	ACBL 3122	614207
254	ACBL 3124	614209
255	ACBL 3126	624073
256	ACBL 3127	624074
257	ACBL 3128	624075
258	ACBL 3130	624077
259	ACBL 3131	624078
260	ACBL 3132	624079
261	ACBL 3133	624080
262	ACBL 3135	630130
263	ACBL 3136	630131
264	ACBL 3137	630132
265	ACBL 3138	630133
266	ACBL 3139	630134
267	ACBL 314	634528
268	ACBL 3140	630135
269	ACBL 3141	630136
270	ACBL 3142	630137
271	ACBL 3143	630138
272	ACBL 3144	630139
273	ACBL 3145	630711
274	ACBL 3146	630712
275	ACBL 3148	630714
276	ACBL 3149	630715
277	ACBL 315	634529
278	ACBL 3150	630716
279	ACBL 3151	630717
280	ACBL 3152	630718

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
281	ACBL 3153	630719
282	ACBL 3154	630720
283	ACBL 3155	637477
284	ACBL 3156	637478
285	ACBL 3158	637480
286	ACBL 3159	637481
287	ACBL 316	634530
288	ACBL 3160	637482
289	ACBL 3161	637483
290	ACBL 3162	637484
291	ACBL 3163	637485
292	ACBL 3164	637486
293	ACBL 3165	637487
294	ACBL 3167	637489
295	ACBL 3168	637490
296	ACBL 3169	637491
297	ACBL 3170	637669
298	ACBL 3172	637671
299	ACBL 3173	637672
300	ACBL 3174	637673
301	ACBL 3175	637674
302	ACBL 3176	637675
303	ACBL 3178	637677
304	ACBL 3179	637678
305	ACBL 3180	637679
306	ACBL 3181	637680
307	ACBL 3182	637681
308	ACBL 3183	637682
309	ACBL 3184	637683
310	ACBL 3201	604026
311	ACBL 3203	604028
312	ACBL 3207	604032
313	ACBL 3208	604033
314	ACBL 3210	604035
315	ACBL 3211	604036
316	ACBL 3212	604037
317	ACBL 3217	604042
318	ACBL 3218	604043
319	ACBL 3219	604044
320	ACBL 3220	604045
321	ACBL 3221	604046
322	ACBL 3222	604047
323	ACBL 3223	604048
324	ACBL 3228	606613
325	ACBL 3230	606615
326	ACBL 3234	606619
327	ACBL 3240	677305

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
328	ACBL 3241	677306
329	ACBL 3242	677307
330	ACBL 3243	677308
331	ACBL 3244	677309
332	ACBL 3245	677310
333	ACBL 3246	677311
334	ACBL 3248	677313
335	ACBL 3249	677314
336	ACBL 3250	677315
337	ACBL 3253	677318
338	ACBL 3254	677319
339	ACBL 3255	682784
340	ACBL 3257	682786
341	ACBL 3258	682787
342	ACBL 325X	601300
343	ACBL 3260	682789
344	ACBL 3261	682790
345	ACBL 3262	682791
346	ACBL 3263	682792
347	ACBL 3264	682793
348	ACBL 3265	970864
349	ACBL 3266	970865
350	ACBL 3267	970866
351	ACBL 3268	970867
352	ACBL 3269	970868
353	ACBL 326X	601301
354	ACBL 3270	971954
355	ACBL 3272	971956
356	ACBL 3273	971957
357	ACBL 3274	971958	X
358	ACBL 3275	965123
359	ACBL 3276	965124
360	ACBL 3277	965125
361	ACBL 3278	965126
362	ACBL 3279	965127
363	ACBL 327X	601302
364	ACBL 3280	965128
365	ACBL 3282	965130
366	ACBL 3283	965131
367	ACBL 3284	965132
368	ACBL 3286	965134
369	ACBL 3287	965135
370	ACBL 328X	601303
371	ACBL 3291	965138
372	ACBL 3292	965140
373	ACBL 3295	965143
374	ACBL 3296	965144

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
375	ACBL 3297	965145
376	ACBL 3299	965147
377	ACBL 329X	601304
378	ACBL 3302	965150
379	ACBL 3303	965151
380	ACBL 3304	965152
381	ACBL 330X	601305
382	ACBL 331X	601306
383	ACBL 333X	601308
384	ACBL 334X	601309
385	ACBL 335X	614165
386	ACBL 336X	614166
387	ACBL 337X	614167
388	ACBL 339X	614169
389	ACBL 340X	614170
390	ACBL 341X	614171
391	ACBL 342X	614172
392	ACBL 343X	614173
393	ACBL 344X	614174
394	ACBL 345X	614175
395	ACBL 346X	614176
396	ACBL 347X	614177
397	ACBL 348X	614178
398	ACBL 349X	614179
399	ACBL 350X	614180
400	ACBL 351X	614181
401	ACBL 352X	614182
402	ACBL 353X	614183
403	ACBL 355X	644478
404	ACBL 356X	644479
405	ACBL 357X	644480
406	ACBL 358X	644481
407	ACBL 359X	644482
408	ACBL 360X	644483
409	ACBL 361X	644484
410	ACBL 362X	644485
411	ACBL 363X	644486
412	ACBL 364X	644487
413	ACBL 365X	1038828
414	ACBL 366X	1038829
415	ACBL 367X	1038830
416	ACBL 368X	1038831
417	ACBL 369X	1038832
418	ACBL 402	631566
419	ACBL 403	631567
420	ACBL 4046	612422
421	ACBL 4048	612429

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
422	ACBL 4049	612430
423	ACBL 4050	612432
424	ACBL 4052	612425
425	ACBL 4059	612424
426	ACBL 406	604022
427	ACBL 4063	612420
428	ACBL 4070	612427
429	ACBL 408	631572
430	ACBL 409	631573	Note 3
431	ACBL 411	633897
432	ACBL 4120	639212
433	ACBL 4121	639249
434	ACBL 4122	639211
435	ACBL 4123	633994
436	ACBL 4124	633995
437	ACBL 4125	633996
438	ACBL 4126	633997
439	ACBL 4128	612435
440	ACBL 4130	612437
441	ACBL 4131	612438
442	ACBL 4132	631581
443	ACBL 4133	631582
444	ACBL 4134	632102
445	ACBL 4137	637649
446	ACBL 4139	643444
447	ACBL 414	633900
448	ACBL 4140	643756
449	ACBL 4141	643757
450	ACBL 4142	643758
451	ACBL 4143	643759
452	ACBL 4144	643760
453	ACBL 4145	643445
454	ACBL 4146	605768
455	ACBL 4147	631587
456	ACBL 4148	631588
457	ACBL 4149	631590
458	ACBL 4152	630471
459	ACBL 418	633904
460	ACBL 419	633905
461	ACBL 4209	621879
462	ACBL 4230	618001
463	ACBL 4232	617998
464	ACBL 4235	617997
465	ACBL 424	640353
466	ACBL 4242	629465
467	ACBL 4243	618002
468	ACBL 4244	976901

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
469	ACBL 427	640352
470	ACBL 429	633639
471	ACBL 4300	631669
472	ACBL 4301	631670
473	ACBL 4302	631794
474	ACBL 4303	631795
475	ACBL 4304	623864
476	ACBL 4306	624403
477	ACBL 4307	624665
478	ACBL 4309	612389
479	ACBL 431	633641
480	ACBL 4312	612393
481	ACBL 4319	612392
482	ACBL 432	633642
483	ACBL 4320	612394
484	ACBL 4325	630542
485	ACBL 4326	631041
486	ACBL 4327	602523
487	ACBL 4329	640823
488	ACBL 4330	640824
489	ACBL 4331	614727
490	ACBL 4332	627957
491	ACBL 4338	622954
492	ACBL 4339	620315
493	ACBL 4340	640825
494	ACBL 4341	640826
495	ACBL 4342	622461
496	ACBL 4343	631858
497	ACBL 4344	631859
498	ACBL 4346	631586
499	ACBL 4347	631589
500	ACBL 435	653896
501	ACBL 4350	624891
502	ACBL 4352	599194
503	ACBL 4353	599192
504	ACBL 4355	622957
505	ACBL 4356	602514
506	ACBL 436	653897
507	ACBL 437	653898
508	ACBL 438	653899
509	ACBL 439	653900
510	ACBL 440	653901
511	ACBL 441	653902
512	ACBL 442	653903
513	ACBL 443	653904
514	ACBL 444	653905
515	ACBL 445	653906

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
516	ACBL 500	653907
517	ACBL 5000	619258
518	ACBL 5003	619261
519	ACBL 5004	619262
520	ACBL 5005	619263
521	ACBL 5006	619264
522	ACBL 5007	619265
523	ACBL 5008	619266
524	ACBL 5009	619267
525	ACBL 501	653908
526	ACBL 5010	621119
527	ACBL 5011	621120
528	ACBL 5012	621121
529	ACBL 5013	621122
530	ACBL 5014	621123
531	ACBL 5015	621124		Note 2
532	ACBL 5016	621125
533	ACBL 5017	621126
534	ACBL 5018	621127
535	ACBL 5019	621128
536	ACBL 502	653909
537	ACBL 5020	621129
538	ACBL 5021	621130
539	ACBL 5023	621132
540	ACBL 5024	621133
541	ACBL 5025	624057
542	ACBL 5026	624058
543	ACBL 5027	624059
544	ACBL 5028	624060
545	ACBL 5029	624061
546	ACBL 503	653910
547	ACBL 5030	624062
548	ACBL 5031	624063
549	ACBL 5032	624064
550	ACBL 5033	624065
551	ACBL 5034	624066
552	ACBL 5035	624067
553	ACBL 5036	624068
554	ACBL 5037	624069
555	ACBL 5038	624070
556	ACBL 5039	624071
557	ACBL 504	653911
558	ACBL 5040	624185
559	ACBL 5041	624186
560	ACBL 5042	624187
561	ACBL 5043	624188
562	ACBL 5044	624189

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
563	ACBL 5045	624190
564	ACBL 5046	624191
565	ACBL 5047	624192
566	ACBL 5048	624193
567	ACBL 5049	624194
568	ACBL 505	653912
569	ACBL 506	653913
570	ACBL 507	653914
571	ACBL 508	653915
572	ACBL 509	653916
573	ACBL 510	653917
574	ACBL 511	653918
575	ACBL 512	653919
576	ACBL 513	653920
577	ACBL 514	653921
578	ACBL 6000	617398
579	ACBL 6001	617399
580	ACBL 6002	617400
581	ACBL 6003	617401
582	ACBL 6005	617403
583	ACBL 6006	617404
584	ACBL 6008	617406
585	ACBL 6009	617407
586	ACBL 6010	617777
587	ACBL 6011	617778
588	ACBL 6012	617779
589	ACBL 6013	617780
590	ACBL 6014	617781
591	ACBL 6015	617782
592	ACBL 6016	617783
593	ACBL 6018	621134
594	ACBL 6019	621135
595	ACBL 6021	621137
596	ACBL 6022	621138
597	ACBL 6023	621139
598	ACBL 6024	621140
599	ACBL 6026	621142
600	ACBL 6027	621143
601	ACBL 6028	621144
602	ACBL 6029	621145
603	ACBL 6030	621146
604	ACBL 6031	621147
605	ACBL 6032	621148
606	ACBL 6033	621149
607	ACBL 6034	621150
608	ACBL 6035	621151
609	ACBL 6036	621152

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
610	ACBL 6037	621153
611	ACBL 6038	621154
612	ACBL 6039	621155
613	ACBL 6042	621158
614	ACBL 6043	621159
615	ACBL 6044	621160
616	ACBL 6045	621161
617	ACBL 6046	621162
618	ACBL 6047	621163
619	ACBL 6048	621164
620	ACBL 6049	621165
621	ACL 00582	1114059
622	ACL 00583	1114060
623	ACL 00584	1114061
624	ACL 01100	1114078
625	ACL 01101	1114079
626	ACL 01102	1114080
627	ACL 01103	1114081
628	ACL 01104	1114082
629	ACL 01105	1114083
630	ACL 01106	1114084
631	ACL 01107	1114085
632	ACL 01108	1114086
633	ACL 01109	1114087
634	ACL 01110	1114088
635	ACL 01111	1114089
636	ACL 01112	1114090
637	ACL 01113	1114091
638	ACL 01114	1114092
639	ACL 01115	1114093
640	ACL 01116	1114094
641	ACL 01117	1114095
642	ACL 01118	1114096
643	ACL 01119	1114097
644	ACL 01120	1114098
645	ACL 01121	1114099
646	ACL 01122	1114100
647	ACL 01123	1114101
648	ACL 01124	1114102
649	ACL 01125	1114103
650	ACL 01126	1114104
651	ACL 01127	1114105
652	ACL 01128	1114106
653	ACL 01129	1114107
654	ACL 01131	1117682
655	ACL 01132	1117683
656	ACL 01133	1117684

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
657	ACL 01134	1117685
658	ACL 01135	1117686
659	ACL 01136	1117687
660	ACL 01137	1117688
661	ACL 01138	1117689
662	ACL 01139	1117690
663	ACL 01140	1117691
664	ACL 01141	1117692
665	ACL 01142	1117693
666	ACL 01143	1117694
667	ACL 01144	1117695
668	ACL 01145	1117696
669	ACL 01146	1117697
670	ACL 01147	1117698
671	ACL 01148	1117699
672	ACL 01149	1117700
673	ACL 01150	1117701
674	ACL 01151	1117702
675	ACL 01152	1117703
676	ACL 01153	1117704
677	ACL 01154	1117705
678	ACL 01155	1117706
679	ACL 01156	1117707
680	ACL 01157	1117708
681	ACL 01158	1117709
682	ACL 01159	1117710
683	ACL 01160	1117711
684	ACL 01161	1117712
685	ACL 01162	1117713
686	ACL 01163	1121695
687	ACL 01164	1121696
688	ACL 01165	1121697
689	ACL 01166	1121698
690	ACL 01167	1120550
691	ACL 01168	1120551
692	ACL 01169	1120552
693	ACL 01170	1121699
694	ACL 01171	1121700
695	ACL 01172	1121701
696	ACL 01173	1121702
697	ACL 01174	1121703
698	ACL 01175	1121704
699	ACL 01176	1121705
700	ACL 01177	1121706
701	ACL 01178	1121707
702	ACL 01179	1121708
703	ACL 01180	1121709

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
704	ACL 01181	1121710
705	ACL 01182	1121711
706	ACL 01183	1121712
707	ACL 01184	1121713
708	ACL 01185	1121714
709	ACL 01186	1121715
710	ACL 01187	1121716
711	ACL 01188	1121717
712	ACL 01189	1121718
713	ACL 01190	1121719
714	ACL 01191	1121720
715	ACL 01192	1121721
716	ACL 01193	1121722
717	ACL 01194	1121723
718	ACL 01195	1121724
719	ACL 01196	1121725
720	ACL 01197	1121726
721	ACL 01198	1121727
722	ACL 01199	1121728
723	ACL 01500	1114062
724	ACL 01501	1114063
725	ACL 01502	1114064
726	ACL 01503	1114065
727	ACL 01504	1114066
728	ACL 01505	1114067
729	ACL 01506	1114068
730	ACL 01507	1114069
731	ACL 01508	1114070
732	ACL 01509	1114071
733	ACL 01510	1114072
734	ACL 01511	1114073
735	ACL 01512	1114074
736	ACL 01513	1114075
737	ACL 01514	1114076
738	ACL 01515	1114077
739	ACL 01520	1114108
740	ACL 01521	1114109
741	ACL 01522	1114110
742	ACL 01523	1114111
743	ACL 01524	1114112
744	ACL 01525	1114113
745	ACL 01526	1114114
746	ACL 01527	1114115
747	ACL 01528	1114116
748	ACL 01529	1114117
749	ACL 01530	1114118
750	ACL 01531	1114119

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
751	ACL 01532	1114120
752	ACL 01533	1114121
753	ACL 01534	1114122
754	ACL 01535	1114123
755	ACL 01536	1114124
756	ACL 01537	1114125
757	ACL 01538	1114126
758	ACL 01539	1114127
759	ACL 01540	1114128
760	ACL 01541	1114129
761	ACL 01542	1114130
762	ACL 01543	1114131
763	ACL 01544	1114132
764	ACL 01545	1114133
765	ACL 01546	1114134
766	ACL 01547	1114135
767	ACL 01548	1114136
768	ACL 01549	1114137
769	ACL 01700	1121729
770	ACL 01701	1121730
771	ACL 01702	1121731
772	ACL 01703	1121732
773	ACL 01704	1121733
774	ACL 01705	1121734
775	ACL 01706	1121735
776	ACL 01707	1121736
777	ACL 01708	1121737
778	ACL 01709	1121738
779	ACL 01710	1121739
780	ACL 01711	1121740
781	ACL 01712	1121741
782	ACL 01713	1121742
783	ACL 01714	1121743
784	ACL 01715	1121744
785	ACL 01716	1121745
786	ACL 01717	1121746
787	ACL 01718	1121747
788	ACL 01719	1121748
789	ACL 01720	1121749
790	ACL 01721	1121750
791	ACL 01722	1121751
792	ACL 01723	1121752
793	ACL 01724	1121753
794	ACL 06100	1193370
795	ACL 06101	1193371
796	ACL 06102	1193372
797	ACL 06103	1193373

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
798	ACL 06104	1193374
799	ACL 06105	1193375
800	ACL 06106	1193376
801	ACL 06107	1193377
802	ACL 06108	1193378
803	ACL 06109	1193380
804	ACL 06110	1193381
805	ACL 06111	1193382
806	ACL 06112	1193383
807	ACL 06113	1193384
808	ACL 06114	1193385
809	ACL 06115	1193386
810	ACL 06116	1193387
811	ACL 06117	1193389
812	ACL 06118	1193390
813	ACL 06119	1193391
814	ACL 06600	1182130
815	ACL 06601	1182131
816	ACL 06602	1182132
817	ACL 06603	1182133
818	ACL 06604	1182134
819	ACL 06605	1182135
820	ACL 06606	1182136
821	ACL 06607	1182137
822	ACL 06608	1182138
823	ACL 06609	1182139
824	ACL 06610	1182140
825	ACL 06624	1182154
826	ACL 06625	1182155
827	ACL 06626	1182156
828	ACL 06627	1182157
829	ACL 06628	1182158
830	ACL 06629	1182159
831	ACL 06630	1182160
832	ACL 06631	1182162
833	ACL 06632	1182163
834	ACL 06633	1182164
835	ACL 06634	1182165
836	ACL 06635	1182166
837	ACL 06636	1182167
838	ACL 06637	1182168
839	ACL 06638	1182169
840	ACL 06639	1182170
841	ACL 06640	1182171
842	ACL 06641	1182172
843	ACL 06642	1182173
844	ACL 06643	1182175

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
845	ACL 06644	1182176
846	ACL 06645	1182177
847	ACL 06646	1182178
848	ACL 06647	1182179
849	ACL 06648	1182181
850	ACL 06649	1182182
851	ACL 07115	1200896
852	ACL 07116	1200897
853	ACL 07117	1200898
854	ACL 07118	1200899
855	ACL 07119	1200900
856	ACL 07200	1200901
857	ACL 07201	1200902
858	ACL 07202	1200903
859	ACL 07203	1200904
860	ACL 07204	1200905
861	ACL 07205	1200906
862	ACL 07206	1200907
863	ACL 07207	1200908
864	ACL 07208	1200909
865	ACL 07209	1200910
866	ACL 07600	1200911
867	ACL 07601	1200912
868	ACL 07602	1200913
869	ACL 07603	1200914
870	ACL 07604	1200915
871	ACL 07605	1200916
872	ACL 07606	1200917
873	ACL 07607	1200918
874	ACL 07608	1200919
875	ACL 07609	1200920
876	ACL 07610	1200921
877	ACL 07611	1200922
878	ACL 07612	1200923
879	ACL 07613	1200924
880	ACL 07614	1200925
881	ACL 07615	1200926
882	ACL 07616	1200927
883	ACL 07617	1200928
884	ACL 07618	1200929
885	ACL 07619	1200930
886	ACL 10100	1224842
887	ACL 10101	1224843
888	ACL 10102	1224844
889	ACL 10103	1224845
890	ACL 10104	1224847
891	ACL 10105	1224848

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
892	ACL 10106	1224849
893	ACL 10107	1224851
894	ACL 10108	1224852
895	ACL 10109	1224853
896	ACL 10110	1224855
897	ACL 10111	1224857
898	ACL 10112	1224859
899	ACL 10113	1224860
900	ACL 10114	1224861
901	ACL 10115	1224862
902	ACL 10116	1224863
903	ACL 10117	1224864
904	ACL 10118	1224865
905	ACL 10119	1224866
906	ACL 10120	1224867
907	ACL 10121	1224868
908	ACL 10122	1224869
909	ACL 10123	1224870
910	ACL 10124	1224872
911	ACL 10125	1224873
912	ACL 10126	1224874
913	ACL 10127	1224875
914	ACL 10128	1224876
915	ACL 10129	1224877
916	ACL 10130	1224878
917	ACL 10131	1224879
918	ACL 10132	1224880
919	ACL 10133	1224881
920	ACL 10134	1224882
921	ACL 10135	1224883
922	ACL 10136	1224884
923	ACL 10137	1224885
924	ACL 10138	1224886
925	ACL 10139	1224887
926	ACL 10140	1229027		X
927	ACL 10141	1229028		X
928	ACL 10142	1229029		X
929	ACL 10143	1229030		X
930	ACL 10144	1229031		X
931	ACL 10145	1229032		X
932	ACL 10146	1229033		X
933	ACL 10147	1229034		X
934	ACL 10148	1229035		X
935	ACL 10149	1229036		X
936	ACL 10150	1229037		X
937	ACL 10151	1229038		X
938	ACL 10152	1229039		X

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
939	ACL 10153	1229040		X
940	ACL 10154	1229041		X
941	ACL 10155	1229042		X
942	ACL 10156	1229043		X
943	ACL 10157	1229044		X
944	ACL 10158	1229045		X
945	ACL 10159	1229046		X
946	ACL 10160	1229047		X
947	ACL 10161	1229048		X
948	ACL 10162	1229049		X
949	ACL 10163	1229050		X
950	ACL 10164	1229051		X
951	ACL 10200	1224888		X
952	ACL 10201	1224889		X
953	ACL 10202	1224890		X
954	ACL 10203	1224891		X
955	ACL 10204	1224892		X
956	ACL 10205	1224893		X
957	ACL 10206	1224894		X
958	ACL 10207	1224895		X
959	ACL 10208	1224896		X
960	ACL 10209	1224897		X
961	ACL 9500B	1030477
962	ACL 9501B	1030478
963	ACL 9502B	1030479
964	ACL 9503B	1030480
965	ACL 9504B	1030481
966	ACL 9505B	1030482
967	ACL 9506B	1030483
968	ACL 9507B	1030484
969	ACL 9508B	1030485
970	ACL 9509B	1030486
971	ACL 9510B	1030794
972	ACL 9511B	1030795
973	ACL 9512B	1030796
974	ACL 9513B	1030810
975	ACL 9514B	1030811
976	ACL 9515B	1030812
977	ACL 9516B	1030813
978	ACL 96000	1039004
979	ACL 96001	1039005
980	ACL 96002	1039006
981	ACL 96003	1039007
982	ACL 96004	1039008
983	ACL 96005	1039009
984	ACL 96006	1043597
985	ACL 96007	1043598

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
986	ACL 96008	1043599
987	ACL 96009	1043600
988	ACL 96010	1043601
989	ACL 96011	1043602
990	ACL 96012	1043603
991	ACL 96013	1043604
992	ACL 96014	1043605
993	ACL 96015	1043606
994	ACL 96016	1043608
995	ACL 96017	1043609
996	ACL 96018	1043610
997	ACL 96019	1043611
998	ACL 96020	1043612
999	ACL 96021	1043613
1000	ACL 96022	1043614
1001	ACL 96023	1043615
1002	ACL 96024	1043616
1003	ACL 96025	1043618
1004	ACL 96026	1043621
1005	ACL 96027	1043622
1006	ACL 96028	1043623
1007	ACL 96029	1043624
1008	ACL 96030	1043625
1009	ACL 96031	1043626
1010	ACL 96032	1043627
1011	ACL 96033	1043628
1012	ACL 96034	1043629
1013	ACL 96035	1043630
1014	ACL 97004	1051135
1015	ACL 97005	1051136
1016	ACL 97006	1051137
1017	ACL 97007	1051138
1018	ACL 97008	1051139
1019	ACL 97009	1051140
1020	ACL 9700B	1050421
1021	ACL 9701B	1050422
1022	ACL 9702B	1050423
1023	ACL 9703B	1050424
1024	ACL 9704B	1050425
1025	ACL 9705B	1050426
1026	ACL 9706B	1050427
1027	ACL 9707B	1051141
1028	ACL 9708B	1051142
1029	ACL 9709B	1051143
1030	ACL 9710B	1051144
1031	ACL 9711B	1051145
1032	ACL 9712B	1051146

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1033	ACL 9713B	1051147
1034	ACL 9714B	1051148
1035	ACL 9715B	1051149
1036	ACL 9716B	1051150
1037	ACL 9717B	1052005
1038	ACL 9718B	1052006
1039	ACL 9719B	1052007
1040	ACL 9720B	1052008
1041	ACL 9721B	1052009
1042	ACL 9722B	1052013
1043	ACL 9723B	1052016
1044	ACL 9724B	1052018
1045	ACL 9725B	1052020
1046	ACL 9726B	1052023
1047	ACL 9727B	1052047
1048	ACL 9728B	1052048
1049	ACL 9729B	1052049
1050	ACL 9730B	1052050
1051	ACL 9731B	1052051
1052	ACL 9732B	1052052
1053	ACL 9733B	1052053
1054	ACL 9734B	1052054
1055	ACL 9735B	1052055
1056	ACL 9736B	1052056
1057	ACL 9737B	1052037
1058	ACL 9738B	1052038
1059	ACL 9739B	1052039
1060	ACL 9740B	1052040
1061	ACL 9741B	1052041
1062	ACL 9742B	1052042
1063	ACL 9743B	1052043
1064	ACL 9744B	1052044
1065	ACL 9745B	1052045
1066	ACL 9746B	1052046
1067	ACL 9747B	1053819
1068	ACL 9748B	1053820
1069	ACL 9749B	1053821
1070	ACL 9750B	1053822
1071	ACL 99000	1075101
1072	ACL 99001	1075103
1073	ACL 99002	1075104
1074	ACL 99003	1075105
1075	ACL 99004	1075106
1076	ACL 99005	1075108
1077	ACL 99006	1075109
1078	ACL 99007	1075112
1079	ACL 99008	1075113

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1080	ACL 99009	1075114
1081	ACL 9900B	1076821
1082	ACL 99010	1075115
1083	ACL 99011	1075116
1084	ACL 99012	1075117
1085	ACL 99013	1075118
1086	ACL 99014	1075120
1087	ACL 99015	1075122
1088	ACL 99016	1075121
1089	ACL 99017	1075123
1090	ACL 99018	1075124
1091	ACL 99019	1075125
1092	ACL 9901B	1076822
1093	ACL 9902B	1076823
1094	ACL 9903B	1076824
1095	ACL 9904B	1076825
1096	ACL 9905B	1076826
1097	ACL 9906B	1076827
1098	ACL 9907B	1076828
1099	ACL 9908B	1076829
1100	ACL 9909B	1076830
1101	ACL 9910B	1079227
1102	ACL 9911B	1079228
1103	ACL 9912B	1079229
1104	ACL 9913B	1079230
1105	ACL 9914B	1079231
1106	ACL 9915B	1079232
1107	ACL 9916B	1079233
1108	ACL 9917B	1079234
1109	ACL 9918B	1079235
1110	ACL 9919B	1079236
1111	ACL 9920B	1079237
1112	ACL 9921B	1079238
1113	ACL 9922B	1079239
1114	ACL 9923B	1079240
1115	ACL 9924B	1079241
1116	ACL 9971B	1090631
1117	ACL 9972B	1090632
1118	ACL 9973B	1090633
1119	ACL 9974B	1090634
1120	ACL 9975B	1090635
1121	ACL 9993B	1091403
1122	ACL 9994B	1091404
1123	ACL 9995B	1091405
1124	ACO00150	641758	x
1125	AGS 1106	632676
1126	AGS 420B	633794

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1127	AKP 007B	CG731770	X
1128	ATC 906	631017
1129	ATC 908	631019
1130	ATC 909	631020
1131	ATC 910	631021
1132	ATM 1005B	636596
1133	BQS 28B	996614
1134	CA 0521	624844	X
1135	CA 0522	624845	X
1136	CA 0525	624848	X
1137	CA 0526	624849	X
1138	CA 0527	624850	X
1139	CA 0528	624851	X
1140	CA 0529	624852	X
1141	CA 0532	624855	X
1142	CA 0533	624856	X
1143	CA 0535	624858	X
1144	CA 0703	624821	X
1145	CA 0704	624822	X
1146	CA 0705	624823	X
1147	CA 131B	624859	X
1148	CA 132B	624860	X
1149	CA 133B	624861	X
1150	CA 134B	624862	X
1151	CA 135B	624863	X
1152	CA 137B	625017	X
1153	CA 138B	625018	X
1154	CA 139B	625019	X
1155	CA 140B	625020	X
1156	CC 65	594512		Note 4
1157	CC 68	594515
1158	CC 75	594522
1159	CCT 0067	610625	X
1160	CCT 0068	610626	X
1161	CCT 0069	610627	X
1162	CCT 0070	610628	X
1163	CCT 0075	610633	X
1164	CCT 0077	610635	X
1165	CCT 0088	610646	X
1166	CCT 0142	613649	X
1167	CCT 0144	613651	X
1168	CCT 0146	613653	X
1169	CCT 0147	613654	X
1170	CCT 0151	613658	X
1171	CCT 0152	613659	X
1172	CCT 0153	613660	X
1173	CCT 189	621684

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1174	CCT 199	627014
1175	CCT 280	627029
1176	CCT 282	641692
1177	CCT 283	641693
1178	CCT 284	641694
1179	CCT 285	641695
1180	CCT 286	641696
1181	CCT 364	638609
1182	CCT 365	638610
1183	CGB 437B	639988
1184	CGB 438B	639989
1185	CGB 439B	639990
1186	CGB 441B	639992
1187	CHEM 110	584490
1188	CHEM 1100	627554
1189	CHEM 1101	920351
1190	CHEM 1105	920350
1191	CHEM 1106	517010
1192	CHEM 1107	920354
1193	CHEM 1108	627561
1194	CHEM 111	584491
1195	CHEM 1110	627562
1196	CHEM 1112	627569
1197	CHEM 1114	577454
1198	CHEM 1115	577456
1199	CHEM 1118	597232
1200	CHEM 1119	597234
1201	CHEM 1120	597236
1202	CHEM 1122	599981
1203	CHEM 1124	618280
1204	CHEM 1125	618281
1205	CHEM 1126	632079
1206	CHEM 113	584493
1207	CHEM 114	584494
1208	CHEM 115	584495
1209	CHEM 116	584496
1210	CHEM 118	584498
1211	CHEM 119	584499
1212	CHEM 120	593014
1213	CHEM 121	593015
1214	CHEM 122	593016
1215	CHEM 123	593017
1216	CHEM 125	593019
1217	CHEM 126	593020
1218	CHEM 127	593021
1219	CHEM 128	593022
1220	CHEM 130	593024

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1221	CHEM 1300	567126
1222	CHEM 1301	567127
1223	CHEM 131	593025
1224	CHEM 132	593026
1225	CHEM 133	593027
1226	CHEM 135	615836
1227	CHEM 136	616490
1228	CHEM 137	616491
1229	CHEM 139	618139
1230	CHEM 140	618140
1231	CHEM 145	630424
1232	CHEM 148	562765
1233	CHEM 149	562766
1234	CHEM 151	960355
1235	CHEM 152	960356
1236	CHEM 153	960357
1237	CHEM 154	960360
1238	CHEM 155	981666
1239	CHEM 156	989281
1240	CHEM 157	989282
1241	CHEM 158	989283
1242	CHEM 159	989284
1243	CHEM 160	989285
1244	CHEM 1600	559912
1245	CHEM 1601	550735
1246	CHEM 161	993498
1247	CHEM 162	993499
1248	CHEM 163	993500
1249	CHEM 164	993501
1250	CHEM 167	1026139
1251	CHEM 168	1026140
1252	CHEM 169	1026141
1253	CHEM 170	1026142
1254	CHEM 1700	550733
1255	CHEM 1701	529129
1256	CHEM 1704	528605
1257	CHEM 1705	617689
1258	CHEM 171	1026143
1259	CHEM 172	1038048
1260	CHEM 173	1038301
1261	CHEM 174	1038827
1262	CHEM 175	1039628
1263	CHEM 176	1040819
1264	CHEM 177	1055619
1265	CHEM 178	1056883
1266	CHEM 179	1050557
1267	CHEM 180	1056836

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1268	CHEM 181	1058738
1269	Chem 182	1061148
1270	CHEM 183	1061149
1271	CHEM 184	1062577
1272	CHEM 185	1062578
1273	CHEM 186	1075531
1274	CHEM 187	1075532
1275	CHEM 191	1099433	X
1276	CHEM 192	1099434	X
1277	CHEM 193	1099435	X
1278	CHEM 194	1174173
1279	CHEM 195	1174174
1280	CHEM 196	1174175
1281	CHEM 197	1174179
1282	CHEM 198	1174176
1283	CHEM 199	1174178
1284	CHEM 200	500309
1285	CHEM 206	500315
1286	CHEM 209	507372
1287	CHEM 215	512211
1288	CHEM 216	512871
1289	CHEM 218	512873
1290	CHEM 220	512875
1291	CHEM 225	655924
1292	CHEM 227	655926
1293	CHEM 228	655927
1294	CHEM 229	655928
1295	CHEM 230	655929
1296	CHEM 231	655930
1297	CHEM 232	655931
1298	CHEM 233	655932
1299	CHEM 234	655933
1300	CHEM 235	655934
1301	CHEM 236	655935
1302	CHEM 237	655936
1303	CHEM 238	655937
1304	CHEM 239	655938
1305	CHEM 240	958058
1306	CHEM 241	958059
1307	CHEM 242	958060
1308	CHEM 243	958061
1309	CHEM 244	958062
1310	CHEM 245	958063
1311	CHEM 246	958064
1312	CHEM 247	958065
1313	CHEM 248	958066
1314	CHEM 249	958067

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1315	CHEM 250	1020251
1316	CHEM 251	1020252
1317	CHEM 252	1020253
1318	CHEM 253	1020254
1319	CHEM 254	1070021
1320	CHEM 255	1070022
1321	CHEM 256	1070023
1322	CHEM 257	1071207
1323	CHEM 258	1071208
1324	CHEM 259	1071209
1325	CHEM 264	1075610
1326	CHEM 265	1075611
1327	CHEM 266	1085125
1328	CHEM 267	1085126
1329	CHEM 268	1085133
1330	CHEM 269	1085134
1331	CHEM 270	1086093
1332	CHEM 271	1086092
1333	CHEM 272	1086091
1334	CHEM 273	1086090
1335	CHEM 274	1089532
1336	CHEM 275	1089533
1337	CHEM 276	1170224
1338	CHEM 277	1170225
1339	CHEM 278	1172585
1340	CHEM 279	1172586
1341	CHEM 280	1172587
1342	CHEM 281	1172588
1343	CHEM 282	1172589
1344	CHEM 283	1177640
1345	CHEM 284	1177641
1346	CHEM 285	1177653
1347	CHEM 286	1177642
1348	CHEM 287	1177652
1349	CHEM 288	1177643
1350	CHEM 289	1177651
1351	CHEM 290	1177644
1352	CHEM 291	1177650
1353	CHEM 292	1177645
1354	CHEM 293	1177649
1355	CHEM 294	1177646
1356	CHEM 295	1177648
1357	CHEM 296	1177647
1358	CHEM 297	1200112
1359	CHEM 298	1200120
1360	CHEM 299	1200121
1361	CHEM 300	511889

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1362	CHEM 302	511891
1363	CHEM 304	523659
1364	CHEM 306	553630
1365	CHEM 307	553851
1366	CHEM 308	997338
1367	CHEM 3200	1099732	X
1368	CHEM 3201	1099436	X
1369	CHEM 3202	1099437	X
1370	CHEM 3203	1167803
1371	CHEM 3204	1167802
1372	CHEM 3205	1177638
1373	CHEM 3206	1177639
1374	CHEM 3207	1198605
1375	CHEM 3208	1198603
1376	CHEM 3209	1214988	X
1377	CHEM 3210	1214989	X
1378	CHEM 3211	1214990	X
1379	CHEM 3212	1214991	X
1380	CHEM 3213	1214992	X
1381	CHEM 3214	1214993
1382	CHEM 3215	1214996	X
1383	CHEM 3216	1214997	X
1384	CHEM 3217	1214998	X
1385	CHEM 3218	1216958
1386	CHEM 3219	1216959
1387	CHEM 3702	1200107
1388	CHEM 403	553852
1389	CHEM 404	553853
1390	CHEM 405	553854
1391	CHEM 406	553855
1392	CHEM 407	553856
1393	CHEM 408	553857
1394	CHEM 700	1174177
1395	CHEM 701	1200132
1396	CHEM 702	1200127
1397	CHEM 703	1200131
1398	CHEM 704	1200128
1399	CHEM 705	1200130
1400	CHEM 706	1214201
1401	CHEM 707	1214202
1402	CHEM 708	1214203
1403	CHEM 709	1214204
1404	CHEM 710	1214205
1405	CHEM 711	1214206
1406	CHEM 715	1215576
1407	CHEM 800	1200135
1408	CHEM 801	1200125

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1409	CHEM 802	1214215
1410	CHEM 803	1214216
1411	CHEM 804	1214217
1412	CHEM 805	1214218
1413	CHEM 806	1214219
1414	CHEM 807	1214220
1415	CHEM 0089	507371
1416	CHEM 0090	514788
1417	CHEM 0091	514789
1418	CHEM 0093	520085
1419	CHEM 0097	520229
1420	COB 26B	996612
1421	DM 2494	578163
1422	DM 2577	550744
1423	DM 2801	633859
1424	DM 2802	633860
1425	DM 2803	633861
1426	DM 2804	633862
1427	DM 2805	633863
1428	DM 2806	633864
1429	DM 2807	633865
1430	DM 2808	633866
1431	DM 2809	633867
1432	DM 2810	633868
1433	DM 2814	633872
1434	DM 2815	633873
1435	DM 2818	633876
1436	DM 2819	633877
1437	DM 2820	633878
1438	DM 3001	641538
1439	DM 3003	641540
1440	DM 3006	641543
1441	DM 3007	641544
1442	DM 3008	641545
1443	DM 3009	641546
1444	DM 3010	641547
1445	DM 3011	641548
1446	DM 3012	641549
1447	DM 3013	641550
1448	DM 3014	641551
1449	DM 3015	641552
1450	DM 3016	641553
1451	DM 3017	641554
1452	DM 3018	641555
1453	DM 3019	641556
1454	DM 3020	641557
1455	DM 3021	641558

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1456	DM 3022	641559
1457	DM 3023	641560
1458	DM 3024	641561
1459	DM 3025	641562
1460	DM 3027	641564
1461	DM 3029	641566
1462	DM 3030	641567
1463	DM 3032	641569
1464	DM 3033	641570
1465	DM 3034	641571
1466	DM 3035	641572
1467	DM 3037	641574
1468	DM 3038	641575
1469	DM 3039	641576
1470	DM 3040	641577
1471	DM 959	586739
1472	DM 960	586740
1473	DM 963	586743
1474	DM 974	595109
1475	DM 976	586335
1476	ED 1	1030817
1477	EJM 25B	996611
1478	ESN18B	996604
1479	GAM 19B	996605
1480	GML 20B	996606
1481	GOIU 23B	996609
1482	GTFM 29B	996615
1483	GTFM 30B	996616
1484	HINES 401B	986937
1485	HINES 403B	631152
1486	HINES 405B	606435
1487	HINES 409B	544347
1488	HINES 410	1036763
1489	HINES 412	1036764
1490	HINES 413B	543355
1491	HINES 418	553673
1492	HINES 421B	958493
1493	HINES 422	568175
1494	HINES 423B	955273
1495	HINES 424	568176
1496	HINES 425B	961310
1497	HINES 426	592548
1498	HINES 428	595095
1499	HINES 430	603463
1500	HINES 433B	589709
1501	HINES 435B	955272
1502	HINES 436	661714

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1503	HINES 438	675628
1504	HINES 440	955275
1505	HINES 442	955274
1506	HINES 444	992305
1507	HINES 446	1048302
1508	JCS 4B	996316
1509	JPJ 9B	996321
1510	JPW10B	996322
1511	KMM 305B	639517	X
1512	LB 203B	629283	X
1513	LCD 4903	527233
1514	M/G-T1	1030279
1515	M/G-T10	1030288
1516	M/G-T 2 1	1030280
1517	M/G-T 3	1030281
1518	M/G-T 4	1030282
1519	M/G-T 5	1030283
1520	M/G-T 6	1030284
1521	M/G-T 7	1030285
1522	M/G-T 8	1030286
1523	M/G-T 9	1030287
1524	MAC 223B	623782
1525	MAC 620	626583
1526	ML 530 B	597860
1527	ML 710 B	597890
1528	ML 712 B	597892
1529	ML 805	597903
1530	MMC14B	996326
1531	MOM 24B	996610
1532	MSJ16B	996602
1533	MSW17B	996603
1534	N.M.S. NO. 1426	627556
1535	N.M.S. NO. 1427	627557
1536	N.M.S. NO. 1428	627558
1537	N.M.S. NO. 1434	627564
1538	N.M.S. NO. 1435	627565
1539	N.M.S. NO. 1436	627566
1540	N.M.S. NO. 1437	627567
1541	N.M.S. NO. 1438	627568
1542	N.M.S. NO. 1444	618904
1543	N.M.S. NO. 1446	618906
1544	N.M.S. NO. 1455	577448
1545	N.M.S. NO. 1458	577451
1546	N.M.S. NO. 1464	577457
1547	N.M.S. NO. 1466	577459
1548	N.M.S. NO. 1475	597237
1549	N.M.S. NO. 1481	600253

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1550	N.M.S. NO. 1483	600255
1551	N.M.S. NO. 1486	602720
1552	N.M.S. NO. 1496	618892
1553	N.M.S. NO. 1906	567129
1554	NL 172	627360
1555	NM 1001	963767
1556	NM 1002	963768
1557	NM 1003	963769
1558	NM 1004	963770
1559	NM 1005	963771
1560	NM 1006	963772
1561	NM 1007	963773
1562	NM 1008	963774
1563	NM 1009	963775
1564	NM 1010	963776
1565	NM 1011	963777
1566	NM 1012	963778
1567	NM 1013	963779
1568	NM 1014	963780
1569	NM 1015	963781
1570	NM 1016	963782
1571	NM 1017	963783
1572	NM 1018	963784
1573	NM 1019	963785
1574	NM 1020	963786
1575	NM 000978	590445
1576	NMS NO. 1402	545773
1577	NMS 1450	545965
1578	NMS 1451	545966
1579	PMS 13B	996325
1580	PV 507 FLB	567735
1581	PV 5999 FL	567778
1582	REF 21B	996607
1583	RJC 15B	996327
1584	RTS 12B	996324
1585	S.C. & N.O. 1413	277556
1586	S.C. & N.O. 1498	502009
1587	SCC 801	951058
1588	SCNO 1307	503463
1589	SCNO 1308	503464
1590	SCNO 1309	506322
1591	SCNO 1310	506323
1592	SCNO 1311	506324
1593	SCNO 1314	508304
1594	SCNO 1316	509467
1595	SCNO 7906	601466
1596	SCNO 7910	601470

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1597	SCNO 7914	601474
1598	SCNO 7922B	601482
1599	SCNO 7925B	601485
1600	SCNO 7927B	601487
1601	SCNO 7932B	601492
1602	SCNO 7934B	601494
1603	SCNO 7938B	603338
1604	SCNO 7939B	603339
1605	SCNO 7940B	603340
1606	SCNO 8001	615015
1607	SCNO 8002	615016
1608	SCNO 8003	615017
1609	SCNO 8004	615018
1610	SCNO 8005	615019
1611	SCNO 8007	615021
1612	SCNO 8008	615022
1613	SCNO 8009	615023
1614	SCNO 8010	615024
1615	SCNO 8011	615025
1616	SCNO 8012	615026
1617	SCNO 8014	615028
1618	SCNO 8018	615032
1619	SCNO 8020	615034
1620	SCNO 8022	615036
1621	SCNO 8024	615038
1622	SCNO 8026	615040
1623	SCNO 8027	615041
1624	SCNO 8028	615042
1625	SCNO 8030	615044
1626	SCNO 8031	615045
1627	SCNO 8032	615046
1628	SCNO 8034	615048
1629	SCNO 8037	615051
1630	SCNO 8044	615058
1631	SCNO 8101	633481
1632	SCNO 8102	633482
1633	SCNO 8104	633484
1634	SCNO 8105	633485
1635	SCNO 8107	633487
1636	SCNO 8108	633488
1637	SCNO 8109	633489
1638	SCNO 8110	633490
1639	SCNO 8111	633491
1640	SCNO 8112	633492
1641	SCNO 8113	633493
1642	SCNO 8114	633494
1643	SCNO 8115	633495

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1644	SCNO 8116	633496
1645	SCNO 8117	633497
1646	SCNO 8118	633498
1647	SCNO 8119	633499
1648	SCNO 8120	633500
1649	SCNO 8121	633501
1650	SCNO 8122	633502
1651	SCNO 8123	633503
1652	SCNO 8124	633504
1653	SCNO 8125	633505
1654	SCNO 8126	633506
1655	SCNO 8128	633508
1656	SCNO 8130	633510
1657	SCNO 8131	633511
1658	SCNO 8132	633512
1659	SCNO 8133	633513
1660	SCNO 8134	633514
1661	SCNO 8136	633516
1662	SCNO 8137	633517
1663	SCNO 8138	633518
1664	SCNO 8139	633519
1665	SCNO 8140	633520
1666	SCNO 8143	633523
1667	SCNO 8145	633525
1668	SCNO 8148	633528
1669	SCNO 8149	633529
1670	SCNO 8150	633530
1671	SCNO 8151	633531
1672	SCNO 8152	633532
1673	SCNO 8153	633533
1674	SCNO 8155	633535
1675	SCNO 8158	633538
1676	SCNO 8160	633540
1677	SE1	1030815
1678	SER 133B	544519	X
1679	SER 134B	544520
1680	SER 167	549454
1681	SER 309	557660
1682	SER 401B	557382
1683	SER 402B	557383
1684	SER 404B	557385
1685	SER 407B	557388
1686	SER 408B	557389	X
1687	SER 411B	557392
1688	SER 412B	557393
1689	SER 413B	557394
1690	SER 415B	557396

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1691	SER 416 B	557667
1692	SER 421B	557672
1693	SER 422B	557673
1694	SGN 7B	996319
1695	STFB 31B	996617
1696	STFB 32B	996618
1697	STFB 33B	996619
1698	STFB 34B	996620
1699	STFB 35B	996621
1700	STFB 36B	996622
1701	STFB 37B	996623
1702	STFB 38B	996624
1703	STFB 39B	996625
1704	STFB 40B	996626
1705	STS 3B	996315
1706	TA 2004B	631673
1707	TCP 6B	996318
1708	TFM 22B	996608
1709	TJM 27B	996613
1710	TMR 2B	996314
1711	TMT 8B	996320
1712	TPC 346	601441
1713	TTBL 4009	611977
1714	TTBL 4010	611978
1715	TTBL 4011	611979
1716	TTBL 4013	611981
1717	TTBL 4015	613736
1718	TTBL 4021	618033
1719	TTBL 4023	618035
1720	TTBL 4024	618036
1721	TTBL 4028	618040
1722	TTBL 4035	630146
1723	TTBL 4037	630148
1724	TTBL 4101	627179
1725	TTBL 4102	627180
1726	TTBL 4103	627181
1727	TTBL 4104	627182
1728	TTBL 4105	627183
1729	TTBL 4106	627184
1730	TTBL 4108	634948
1731	TTBL 4109	634955
1732	TTBL 4110	634950
1733	TTBL 4111	634951
1734	TTBL 4112	634952
1735	TTBL 4113	634953
1736	TTBL 4114	634954
1737	TTBL 4115	634960

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1738	TTBL 4116	634956
1739	TTBL 4117	634957
1740	TTBL 4118	634958
1741	TTM 1B	996313
1742	USL 0460	CG005330	X
1743	VL 08135	634183
1744	VL 08139	634187
1745	VL 08140	634188
1746	VL 7601	575791
1747	VL 7701	580501
1748	VL 7702	580502
1749	VL 81200	628159
1750	VL 81201	628160
1751	VL 81203	628162
1752	VL 81204	628163
1753	VL 81205	628164
1754	VL 81206	628165
1755	VL 81208	628167
1756	VL 81209	628168
1757	VL 81210	628169
1758	VL 81215	628174
1759	VL 81217	628176
1760	VL 81218	628177	X
1761	VL 81220	628179
1762	VL 81221	628180
1763	VL 81223	628182
1764	VL 81225	628184
1765	VL 81229	628188
1766	VL 81230	628189
1767	VL 81232	628191
1768	VL 81233	628192
1769	VL 81235	628194
1770	VL 81236	628195
1771	VL 81238	628197
1772	VL 81239	628198
1773	VL 81240	628199
1774	VL 81243	628202
1775	VL 81246	628205
1776	VL 81248	628207
1777	VL 81250	628209
1778	VL 81251	628210
1779	VL 81252	628211
1780	VL 81253	628212
1781	VL 81254	628213
1782	VL 81256	628215
1783	VL 81258	628217
1784	VL 81259	628218

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1785	VL 81260	628219
1786	VL 81261	628220
1787	VL 81263	628222
1788	VL 81266	628225
1789	VL 81267	628226
1790	VL 81268	628227
1791	VL 81270	628229
1792	VL 81271	628230
1793	VL 81272	628231
1794	VL 81274	628233
1795	VL 81275	628234
1796	VL 81277	628236
1797	VL 81278	628237
1798	VL 81279	628238
1799	VL 81281	634274
1800	VL 81282	634275
1801	VL 81284	634277
1802	VL 81285	634278
1803	VL 81286	634279
1804	VL 81288	634281
1805	VL 81289	634282
1806	VL 81291	634284
1807	VL 81292	634285
1808	VL 81293	634286
1809	VL 81296	634289
1810	VL 81298	634291
1811	VL 81400	634243
1812	VL 81401	634244
1813	VL 81402	634245
1814	VL 81404	634247
1815	VL 81405	634248
1816	VL 81406	634249
1817	VL 81408	634251
1818	VL 81410	634253
1819	VL 81411	634254
1820	VL 81413	634256
1821	VL 81414	634257
1822	VL 81415	634258
1823	VL 81416	634259
1824	VL 81417	634260
1825	VL 81418	634261
1826	VL 81419	634262
1827	VL 81422	634265
1828	VL 81423	634266
1829	VL 81424	634267
1830	VL 81425	634268
1831	VL 81426	634269

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1832	VL 81427	634270
1833	VL 81428	634271
1834	VL 81429	634272
1835	VL 81430	634293
1836	VL 81431	634294
1837	VL 81432	634295
1838	VL 81433	634296
1839	VL 81434	634297
1840	VL 81435	634298
1841	VL 81436	634299
1842	VL 81437	634300
1843	VL 81438	634301
1844	VL 81439	634302
1845	VL 81440	634303
1846	VL 81441	634304
1847	VL 81442	634305
1848	VL 81443	634306
1849	VL 81444	634307
1850	VL 8150	634198
1851	VL 8151	634199
1852	VL 8169	634217
1853	VL 8179	634227
1854	VL 8180	634228
1855	VL 8184	634232
1856	VL 8189	634237
1857	VL 8191	634239
1858	VL 8194	634242
1859	VLB 7259	538289
1860	VLB 7720	579837		Note 5
1861	VLB 7950	609922
1862	VLB 8103	632855
1863	VLB 8104	632856
1864	VLB 8126	632878
1865	VLB 9100	967549
1866	VLB 9107	967556
1867	VLB 9108	967557
1868	VLB 9109	967558
1869	VLB 9110	967559
1870	VLB 9115	967564
1871	VLB 9116	967565
1872	VLB 9117	967566
1873	VLB 9118	967567
1874	VLB 9120	967569
1875	VLB 9121	967570
1876	VLB 9122	967571
1877	VLB 9123	967572
1878	VLB 9126	967575

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1879	VLB 9127	967576
1880	VLB 9129	967578
1881	VLB 9131	967580
1882	VLB 9133	967582
1883	VLB 9134	967583
1884	VLB 9135	967584
1885	VLB 9136	967585
1886	VLB 9139	967588
1887	VLB 9140	967589
1888	VLB 9141	967590
1889	VLB 9143	967592
1890	VLB 9145	967594
1891	VLB 9147	967596
1892	VLB 9148	967597
1893	VLB 9149	967598
1894	VLB 9152	967601
1895	VLB 9153	967602
1896	VLB 9155	967604
1897	VLB 9156	967605
1898	VLB 9163	967612
1899	VLB 9164	967613
1900	VLB 9165	967614
1901	VLB 9166	967615
1902	VLB 9167	967616
1903	VLB 9168	967617
1904	VLB 9169	967618
1905	VLB 9171	967620
1906	VLB 9172	967621
1907	VLB 9173	967622
1908	VLB 9174	967623
1909	VLB 9175	967624
1910	VLB 9176	967625
1911	VLB 9177	967626
1912	VLB 9179	967628
1913	VLB 9180	967629
1914	VLB 9182	967631
1915	VLB 9183	967632
1916	VLB 9185	967634
1917	VLB 9186	967635
1918	VLB 9188	967637
1919	VLB 9190	967639
1920	VLB 9192	967641
1921	VLB 9193	967642
1922	VLB 9195	967644
1923	VLB 9196	967645
1924	VLB 9198	967647
1925	VLX 7357	545517		Note 4

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1926	VLX 7654	567582
1927	WCRS 11B	996323
1928	WGO16B	CG061640	X
1929	WRF 5B	996317
1930	WTT 401B	635959
1931	WTT 402B	635960
1932	WTT 403B	635961
1933	WTT 404B	635962
1934	WTT 406B	635964
1935	WTT 407B	635965
1936	WTT 408B	635966
1937	WTT 409B	635967
1938	WTT 410B	635968
1939	WTT 411B	635969
1940	WTT 412B	635970
1941	WTT 413B	635971
1942	WTT 415B	635973
1943	WTT 416B	635974
1944	WTT 417B	635975
1945	WTT 418B	635976
1946	WTT 419B	635977
1947	WTT 420B	635978
1948	WTT 422B	635980
1949	WTT 423B	635981
1950	WTT 424B	635982
1951	WTT 425B	635983
1952	WTT 801	631618
1953	WTT 802	631619
1954	WTT 803	631620
1955	WTT 805	631622
1956	WTT 807	631624
1957	WTT 809	631626
1958	WTT 810	631627
1959	WTT 811	631628
1960	WTT 812	631629
1961	WTT 813	631630
1962	WTT 814	631631
1963	WTT 815	631632
1964	WTT 816	631633		Note 6
1965	WTT 817	631634
1966	WTT 818	631635
1967	WTT 820	631637
1968	WTT 821	631638
1969	WTT 823	631640
1970	WTT 824	631641
1971	WTT 825	631642
1972	WTT 826	631643

ACL Owned List

	ACL
	Barge ID	OfficialONb	Not Documented	Mortgage Supplement
1973	WTT 827	631644
1974	WTT 829	631646
1975	WTT 833	631650
1976	WTT 834	631651
1977	WTT 835	631652
1978	WTT 836	631653
1979	WTT 837	631654
1980	WTT 838	631655
1981	WTT 839	631656
1982	WTT 841	631658
1983	WTT 843	631660
1984	WTT 844	631661
1985	WTT 845	631662
1986	WTT 846	631663
1987	WTT 847	631664
1988	WTT 848	631665
1989	WTT 849	631666
1990	WTT 850	631667
1991	WTT 854	638733
1992	WTT 855	638734
1993	WTT 856	638735
1994	WTT 857	638736
1995	WTT 861	638740
1996	WTT 864	638743
1997	WTT 865	638744
1998	WTT 866	638745
1999	WTT 867	638746
2000	WTT 868	638747
2001	WTT 869	638748
2002	WTT 871	638750
2003	WTT 872	638751
2004	WTT 873	638752
2005	WTT 874	638753
2006	WTT 875	638754

Note l	Documented and mortgaged; will be transferred to ACLTS after closing
	and will be released from ACL mortgage and added to ACLTS mortgage
	via supplement

Note 2	In the process of being sold and will be releases after closing

Note 3	Active barge, but not documented due to documentation issue

Note 4	Has previously been disposed of but lacking documentation; will be released

	post-closing

Note 5	Documented but not mortgaged; will be transferred from ACL to ACLTS

	post-closing and added to supplement

Note 6	WTT 816 is sunken barge that is not mortgaged but is documented with USCG

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage	Supplement
1	603	920332
2	906	501985
3	910	504804
4	913	515575
5	918	516309
6	919	516310
7	923	537358
8	924	537359
9	925	537360
10	926	537361
11	928	546054
12	942	550738
13	944	555404
14	945	555405
15	948	555408
16	949	555409
17	950	555410
18	952	555412
19	953	555413
20	954	568162
21	955	568163
22	965	920348
23	966	920349
24	969	920352
25	970	920353
26	972	920355
27	1472	532356
28	1848	550758
29	2602	506419
30	2603	506420
31	2607	506424
32	2610	506427
33	4603	559909
34	AARON CHARLES MCKINNEY	650496
35	ABC 310	594277
36	ABC0807B	598394	X
37	ACBL 106	529482
38	ACBL 110	604010
39	ACBL 1258	523154
40	ACBL 1300	536230
41	ACBL 1310	545680
42	ACBL 1313	545683
43	ACBL 1315	545685
44	ACBL 1323	545693
45	ACBL 1328	545698
46	ACBL 1330	545700

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage	Supplement
47	ACBL 1333	545703	X
48	ACBL 1336	547030
49	ACBL 1339	547033
50	ACBL 1340	547034
51	ACBL 1343	547037
52	ACBL 1347	547041
53	ACBL 1352	547046
54	ACBL 1364	579507
55	ACBL 1372	579515
56	ACBL 1383	580730		X
57	ACBL 1389	580736
58	ACBL 1394	580741
59	ACBL 141	637837		X
60	ACBL 1705	516687
61	ACBL 1720	517821
62	ACBL 1729	517830	X
63	ACBL 1748	535758
64	ACBL 1754	535764
65	ACBL 1762	535772
66	ACBL 1797	579516
67	ACBL 1831	580431
68	ACBL 1836	580436
69	ACBL 1858	606608
70	ACBL 1871	609318
71	ACBL 1872	609319
72	ACBL 1883	609330
73	ACBL 1908	517228
74	ACBL 1921	519334
75	ACBL 1987	577661
76	ACBL 2010	588330		X
77	ACBL 2078	640255
78	ACBL 2094	640271	X
79	ACBL 2126	637823
80	ACBL 2711	521239
81	ACBL 2745	523881	X
82	ACBL 2748	523884
83	ACBL 2750	528232
84	ACBL 2770	535540
85	ACBL 2806	539932
86	ACBL 2812	539938
87	ACBL 2814	539940
88	ACBL 2815	539941
89	ACBL 2824	543346
90	ACBL 2829	547056
91	ACBL 2836	547063
92	ACBL 2837	547064

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage	Supplement
93	ACBL 2839	547066
94	ACBL 2840	547067
95	ACBL 2841	547068
96	ACBL 2843	547070
97	ACBL 2848	549466
98	ACBL 2850	549468
99	ACBL 2852	549470
100	ACBL 2853	549471
101	ACBL 2854	549472
102	ACBL 2856	549474
103	ACBL 2860	549478
104	ACBL 2861	549479
105	ACBL 2880	555287
106	ACBL 2882	556474		X
107	ACBL 2888	556480
108	ACBL 2892	565396
109	ACBL 2894	565398
110	ACBL 2895	565399
111	ACBL 2899	565403
112	ACBL 2906	565410
113	ACBL 2928	571944
114	ACBL 2935	571951		X
115	ACBL 2936	571952
116	ACBL 2939	571955
117	ACBL 2944	575464
118	ACBL 2971	577672
119	ACBL 2972	577673
120	ACBL 3000	580437
121	ACBL 3008	580445		X
122	ACBL 3012	580747
123	ACBL 3024	580759
124	ACBL 3026	582185		X
125	ACBL 3029	582188		X
126	ACBL 3056	582215
127	ACBL 3060	582219
128	ACBL 3063	582222
129	ACBL 3068	582227
130	ACBL 3072	582231
131	ACBL 3121	614206
132	ACBL 3225	606610
133	ACBL 4057	607523
134	ACBL 4073	615230
135	ACBL 4076	594563
136	ACBL 4083	976899
137	ACBL 4089	608099
138	ACBL 4127	612434

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
139	ACBL 4221	600514	X
140	ACBL 4222	600515
141	ACBL 4231	629686
142	ACBL 4249	585842
143	ACBL 4313	612397
144	ACBL 4323	600262		X
145	ACBL 4317	612384
146	ACBL 4402	578196
147	ACBL 6007	617405		X
148	AL PANNIER	277814
149	ANGLE	NO ON	X
150	AT 0020	NO ON	X
151	AT 0030	NO ON	X
152	B 0593	NO ON	X
153	BATON ROUGE	578268
154	BELGIAN	626287
155	BILL JOINER	620699
156	BLGR0002	NO ON	X
157	CA 302B	624835	X
158	CAPT. DONALD CREPPEL	630902
159	CB 0001	NO ON	X
160	CC 76	594523
161	CCT 007	571597
162	CCT 0072	610630	X
163	CCT 0086	610644	X
164	CCT 0145	613652	X
165	CCT 0154	613661	X
166	CCT 0258	563308	X
167	CCT 0352	562222	X
168	CCT 193	621688
169	CCT 269	627018
170	CCT 271	627020
171	CCT 272	627021
172	CCT 273	627022
173	CCT 275	627024
174	CGB 256B	594505	X
175	CGB 260B	594588
176	CHEM 100	555108
177	CHEM 101	555109
178	CHEM 103	555111
179	CHEM 104	555112
180	CHEM 107	555115
181	CHEM 1116	577458
182	CHEM 1117	577460
183	CHEM 1123	618277
184	CHEM 117	584497

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
185	CHEM 13	297246
186	CHEM 146	594478
187	CHEM 1703	527234
188	CHEM 202	500311
189	CHEM 203	500312
190	CHEM 205	500314
191	CHEM 208	500317
192	CHEM 211	507374
193	CHEM 212	507375
194	CHEM 213	512209
195	CHEM 217	512872
196	CHEM 219	512874
197	CHEM 221	512876
198	CHEM 226	655925
199	CHEM 303	511892
200	CHEM 500	553858
201	CHEM 60	296070
202	CHEM 62	296172
203	CHEM 79	298136
204	CHEM 86	507368
205	CHEM 88	507370
206	CHEM 95	520159
207	CHEM 96	520228
208	CHEM0061	296168	X
209	CLYDESDALE	584128
210	CMA 112	524017
211	C-MC	656818
212	COLT	656818
213	CRUSADER	523245
214	CT 0005		X
215	D.D. # 10	568604
216	DD 4	DD	X
217	DD 7	DD	X
218	DD 8	DD	X
219	DD 9	DD	X
220	DERRELL MCKINNEY	641632
221	DM 1302	531867
222	DM 1305	531870	X
223	DM 1452	522066	X
224	DM 2309	543120
225	DM 2476	578145	X
226	DM 2489	578158	X
227	DM 2573	550742
228	DM 2811	633869
229	DM 2816	633874
230	DM 3005	641542		X

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage	Supplement
231	DM 3031	641568
232	DM 957	586292
233	DM 961	586741
234	DM 962	586742
235	DON STEPHENS	619667
236	ED	634667
237	EMT 15	602151	X
238	EU-5	524352
239	FER 121 B	544507
240	FER 123 B	544509
241	FLTL0002	NO ON	X
242	FUJI0102	NO ON	X
243	H 131B	585573
244	HINES 407B	544063
245	HINES 420	553674
246	HINES 432	628721
247	HINES 434	630051
248	HOWARD EVENS	644042
249	INSPECTOR	1023528
250	ITEL 128	605751	X
251	JACK CROWLEY	585021
252	JACKIE LEE	632286
253	K 316B	588381
254	K403	588384
255	LADY GRACE II	529112
256	LCD 4906	528806
257	LCD 4931	550736
258	LEWIS ENLOW	561873
259	MEM 0393	NO ON	X
260	MID STREAM 2	1090266
261	MIKE BREEN	629000
262	MIKE CHARLIEVILLE	631078
263	MISS HARRIETT	624032
264	ML 516 B	597846
265	ML 528 B	597858
266	ML 529 B	597859
267	MV 285	NO ON	X
268	MV 6676	NO ON	X
269	N.M.S. NO. 1401	538258
270	N.M.S. NO. 1408	591305
271	N.M.S. NO. 1409	591306
272	N.M.S. NO. 1425	627555
273	N.M.S. NO. 1429	627559
274	N.M.S. NO. 1430	627560
275	N.M.S. NO. 1433	627563
276	N.M.S. NO. 1441	618899

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
277	N.M.S. NO. 1442	618900
278	N.M.S. NO. 1443	618901
279	N.M.S. NO. 1445	618905
280	N.M.S. NO. 1448	618896
281	N.M.S. NO. 1449	618897
282	N.M.S. NO. 1452	545967
283	N.M.S. NO. 1453	549515
284	N.M.S. NO. 1454	549516
285	N.M.S. NO. 1456	577449
286	N.M.S. NO. 1457	577450
287	N.M.S. NO. 1462	577455
288	N.M.S. NO. 1471	597233
289	N.M.S. NO. 1473	597235
290	N.M.S. NO. 1476	596543
291	N.M.S. NO. 1477	597208
292	N.M.S. NO. 1485	602719
293	N.M.S. NO. 1487	602721
294	N.M.S. NO. 1488	618274
295	N.M.S. NO. 1489	618275
296	N.M.S. NO. 1490	618276
297	N.M.S. NO. 1493	618279
298	N.M.S. NO. 1497	618893
299	N.M.S. NO. 1498	618894
300	N.M.S. NO. 1499	618895
301	N.M.S. NO. 1510	600256
302	N.M.S. NO. 1511	600257
303	N.M.S. NO. 1951	D0567131
304	N.M.S. NO. 1953	567133
305	NANCY ALLEN	575327
306	NBI 0001	NO ON	X
307	NBI018B	NO ON	X
308	NL 116	569533
309	NL 129	569546
310	NL 134	600745
311	NL 171	627359
312	NL 264	550526
313	NM 979	D0920356
314	NORMANIA	545007
315	NORTH SHORE	614387
316	OHT 0009	638511	X
317	OT 0304	NO ON	X
318	PBL 1501	NO ON	X
319	PINTO	563968
320	PL 0055	571036	X
321	PRBL-2	629128
322	PV 2925	NO ON	X

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
323	PV 323FLB	552160	X
324	PV 324FLB	552161	X
325	PV 338B		X
326	PV 343FLB	552180	X
327	PV 5901 FL	567739
328	PV 5904 FL	567742
329	PV 5907 FL	567745
330	PV 5979 FL	567758
331	PV 5980 FL	567759
332	PV 5984 FL	567763
333	PV 5987 FL	567766
334	PV 5989 FL	567768
335	PV 5996 FL	567775
336	PV 5998 FL	567777
337	REGINA ANN	623859
338	RF 501 B	585567
339	RF 811	580599
340	RIGGER III	651336
341	S.C. & N.O.7314B	552124		X
342	SANDRA NODRUFT	287108
343	SBI 0807	NO ON	X
344	SCC 803	526753
345	SCC 806	D0527867
346	SCNO 1304	298165
347	SCNO 113	508303
348	SCNO 1317	509294
349	SCNO 1319	509296
350	SCNO 1323	523793
351	SCNO 1324	523794
352	SCNO 1327-B	587364
353	SCNO 1328-B	597071
354	SCNO 1329-B	599013
355	SCNO 7703B	580206
356	SCNO 7708	580211	X
357	SCNO 7710B	580213
358	SCNO 7716B	580219
359	SCNO 7718B	580221
360	SCNO 7719B	580222
361	SCNO 8015	615029
362	SCNO 8050	615064
363	SEA STAR	1021586
364	SER 101B	544487		X
365	SER 105 B	544491
366	SER 107 B	544493
367	SER 108 B	544494
368	SER 114 B	544500

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
369	SER 130 B	544516
370	SER 139 B	544525
371	SER 141 B	544527
372	SER 149	544535
373	SER 164	549451
374	SER 165	549452
375	SER 170	549457
376	SER 313	557664		X
377	SER 315	557666
378	SER 417 B	557668
379	STEVE A. MCKINNEY	563295
380	SUE ELLEN	615166
381	SUE HOLSTON	569175
382	SURVEYOR	505710
383	T. E. RAGSDALE	553040
384	TA 2001	630049
385	TA 2008B	631677
386	TPC 329	599887
387	TROTTER	631883
388	TTBL 4003	594436
389	TTBL 4039	630150
390	TTBL 4206	602374
391	USL 462	0005496	X
392	V 014 B	510852
393	V 12 B	508027
394	V 823 B	513998
395	VL 6801	511177	X
396	VL 7192	536432		X
397	VL 7197	536437	X
398	VL 7405	556882
399	VL 7504	563023
400	VL 7517	568508
401	VL 7534	568230
402	VL 7536	568232	X
403	VL 7755	581205
404	VL 7757	581207
405	VL 7758	581208
406	VL 7766	581216
407	VL 7767	581217
408	VL 7774	581224
409	VL 7784	581234		X
410	VL 81211	628170		X
411	VL 81214	628173
412	VL 81228	628187
413	VL 81231	628190
414	VL 81241	628200

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage	Supplement
415	VL 81244	628203
416	VL 81245	628204
417	VL 81247	628206
418	VL 81262	628221		X
419	VL 81265	628224
420	VL 81273	628232
421	VL 81280	634273		X
422	VL 81294	634287
423	VL 81295	634288
424	VL 81420	634263
425	VL 8148	634196
426	VLB 7061	525781
427	VLB 7279	538309
428	VLB 7287	538317	X
429	VLB 7291	538321	X
430	VLB 7296	538326	X
431	VLB 75102	562411
432	VLB 75109	564035
433	VLB 7712	579014
434	VLB 7715	579017
435	VLB 7716	579018
436	VLB 7717	579019
437	VLB 7719	579021
438	VLBX 7384	545544
439	VLBX 7388	545548
440	VLBX 7389	545549
441	VLBX 7391	545551
442	VLBX 7393	545553
443	VLBX 7394	545554
444	VLX 7373	545533
445	VLX 7554	564454
446	VLX 7555	564455
447	VLX 7563	564463
448	VLX 7571	564471
449	VLX 7574	564474
450	VLX 7575	564475
451	VLX 7582	569055
452	VLX 7584	569057
453	VLX 7586	569059
454	VLX 7632	569069
455	VLX 7633	569070
456	VLX 7635	569072
457	VLX 7638	569075
458	VLX 7639	569076
459	VLX 7642	567625
460	VLX 7645	554398

ACLTS Owned Boats/Barges

	Boats/Barges	OfficialONb	Not Documented	Mortgage Supplement
461	VLX 7647	554401
462	VLX 7651	567579
463	VLX 7653	567581
464	VLX 7659	567587
465	VLX 7661	567589
466	VLX 7662	567590
467	VLX 7670	567598
468	VLX 7676	567604
469	VLX 7678	567606
470	VLX 7679	567607
471	VLX 7681	567609
472	VLX 7687	567615
473	VLX 7688	567616
474	VLX 7690	567618
475	VLX 7734	581055
476	VLX 7739	581060	X
477	VLX 7740	581061
478	VLX 7744	581065
479	VLX 7745	581066
480	VLX 7749	581070
481	WARREN BOURGEOIS	561874
482	WBC11	612885
483	WC 0622	289808	X
484	WESTERN1	DOCK	X
485	WESTERN2	DOCK	X
486	WF 0302	WF	X
487	WF 0001	WF	X
488	WF 0002	WF	X
489	WF0018	WF	X
490	WF 0060	WF	X
491	WF 0072	WF	X
492	WF 0073	WF	X
493	WF 0075	WF	X
494	WF 0076	WF	X
495	WF 0089	WF	X
496	WF 0090	WF	X
497	WF 0300	WF	X
498	WF 0301	WF	X
499	WF 1952	WF	X
500	WF3166	WF	X
501	WF35	WF	X
502	WF36	WF	X
503	WF37	WF	X
504	WF38	WF	X
505	WF85	WF	X
506	WTT842	631659

JEFFBOAT LIST

Jeffboat Not Documented
1	DD 0003	Dry Dock
2	WF 0003	Work flat
3	WF 0016	Flat/deck
4	AM0001	Dock Barge

Dry Docks

Owner Company	Drv Dock Name	Drv Dock Location
Jeffboat LLC	DD10	Armant, River Mile LM 150

Louisiana Dock Company LLC	DD8	Armant, River Mile LM 150

Jeffboat LLC	DD3	Jeffersonville, River Mile OR 602.30

Louisiana Dock Company LLC	Dry Dock 7	Cairo, River Mile 976.90

Louisiana Dock Company LLC	DD4	Cairo, River Mile 976.90

Cairo Dry-dock	DD 0009	Cairo, River Mile 976.90

Lemont Harbor and Fleeting LLC	DDNBI 18B	Lemont, River Mile 301.42	Chartered out to Burrow Barge

Chartered Boats:

M/V Name	Owner
James E. Nivin*	ACL
Dell Butcher*	ACL
R.W. Naye*	ACL
Floyd H. Blaske*	ACL
Clyde Butcher*	ACL
Jack D. Wofford*	ACL
Sarah Elizabeth*	ACL
Washington*	ACL
Robert Greene*	ACL

Joey John	Callais & Sons
Johnny Sr.	Callais & Sons

Miss Peggy	Cheryl K
Sara K	Cheryl K
Cheryl K	Cheryl K
Tyler T	Cheryl K

Ralph Henry	Lewis & Clark
Allison Rachel	Lewis & Clark
Miranda Paige	Lewis & Clark

Mark K	McDonough Marine

Sharon M	Falls City
Glenn R	Falls City
3rd Vessel on Call	Falls City

Lady of Prompt Succor	Marquette Gulf Inland
Emmanuel	Marquette Gulf Inland
Randy Eckstein	Marquette Gulf Inland
St. Andrew	Marquette Gulf Inland
Lauren Elizabeth/St. Thomas**	Marquette Gulf Inland

Mary Ann	Wells Fargo

David C. Devall***	Devall Towing & Boat Service of Hackberry, Inc.
Jaime Devall***	Devall Towing & Boat Service of Hackberry, Inc.

*	Bareboat chartered to Inland Marine and fully found chartered back.

**	In the process of being switched out.

***	Fully found in from Devall and fully found back out to Invista S.r.l.

Chartered Barges

	A	B
1	BARGE #	OWNER
2	CGB 252B	CLAYTON RAIL CO
3	CGB 253B	CLAYTON RAIL CO
4	CCT 0091	CONNELL FINANCE
5	CCT 0093	CONNELL FINANCE
6	CCT 0094	CONNELL FINANCE
7	CCT 0095	CONNELL FINANCE
8	CCT 0096	CONNELL FINANCE
9	CCT 0098	CONNELL FINANCE
10	CCT 0161	CONNELL FINANCE
11	CCT 0162	CONNELL FINANCE
12	CCT 0166	CONNELL FINANCE
13	CCT 0167	CONNELL FINANCE
14	CCT 0168	CONNELL FINANCE
15	CCT 0170	CONNELL FINANCE
16	CCT 0171	CONNELL FINANCE
17	CCT 0172	CONNELL FINANCE
18	CCT 0173	CONNELL FINANCE
19	CCT 0174	CONNELL FINANCE
20	CCT 0175	CONNELL FINANCE
21	CCT 0178	CONNELL FINANCE
22	CCT 0179	CONNELL FINANCE
23	CCT 0180	CONNELL FINANCE
24	CCT 0181	CONNELL FINANCE
25	CCT 0185	CONNELL FINANCE
26	CCT 0300	CONNELL FINANCE
27	CCT 0302	CONNELL FINANCE
28	CCT 0305	CONNELL FINANCE
29	CCT 0307	CONNELL FINANCE
30	CCT 0314	CONNELL FINANCE
31	CCT 0315	CONNELL FINANCE
32	CCT 0317	CONNELL FINANCE
33	CCT 0320	CONNELL FINANCE
34	CCT 0321	CONNELL FINANCE
35	CCT 0324	CONNELL FINANCE
36	CCT 0326	CONNELL FINANCE
37	CCT 0327	CONNELL FINANCE
38	CCT 0328	CONNELL FINANCE
39	CCT 0329	CONNELL FINANCE
40	OR 1125	CSA FINANCIAL CORP
41	ACL00208	GATX
42	ACL00209	GATX
43	ACL00220	GATX
44	ACL00221	GATX
45	ACL00222	GATX
46	ACL00223	GATX
47	ACL00500	GATX
48	ACL00501	GATX
49	ACL00502	GATX
50	ACL00503	GATX
51	ACL00504	GATX

Chartered Barges

	A	B
52	ACL00505	GATX
53	ACL00506	GATX
54	ACL00507	GATX
55	ACL00508	GATX
56	ACL00509	GATX
57	ACL00510	GATX
58	ACL00511	GATX
59	ACL005I2	GATX
60	ACL00513	GATX
61	ACL00514	GATX
62	ACL00515	GATX
63	ACL00516	GATX
64	ACL00517	GATX
65	ACL005I8	GATX
66	ACL00519	GATX
67	ACL00520	GATX
68	ACL00521	GATX
69	ACL00522	GATX
70	ACL00523	GATX
71	ACL00524	GATX
72	ACL00525	GATX
73	ACL00526	GATX
74	ACL00527	GATX
75	ACL00528	GATX
76	ACL00529	GATX
77	ACL00530	GATX
78	ACL00531	GATX
79	ACL00532	GATX
80	ACL00533	GATX
81	ACL00534	GATX
82	ACL00535	GATX
83	ACL00536	GATX
84	ACL00537	GATX
85	ACL00538	GATX
86	ACL00539	GATX
87	ACL00540	GATX
88	ACL00541	GATX
89	ACL00542	GATX
90	ACL00543	GATX
91	ACL00544	GATX
92	ACL00550	GATX
93	ACL9925B	GATX
94	ACL9926B	GATX
95	ACL9927B	GATX
96	ACL9928B	GATX
97	ACL9929B	GATX
98	ACL9930B	GATX
99	ACL993IB	GATX
100	ACL9932B	GATX
101	ACL9933B	GATX
102	ACL9934B	GATX

Chartered Barges

	A	B
103	ACL9935B	GATX
104	ACL9936B	GATX
105	ACL9937B	GATX
106	ACL9938B	GATX
107	ACL9939B	GATX
108	ACL9940B	GATX
109	ACL9941B	GATX
110	ACL9942B	GATX
111	ACL9943B	GATX
112	ACL9944B	GATX
113	ACL9945B	GATX
114	ACL9946B	GATX
115	ACL9947B	GATX
116	ACL9948B	GATX
117	ACL9949B	GATX
118	ACL9950B	GATX
119	ACL9951B	GATX
120	ACL9952B	GATX
121	ACL9953B	GATX
122	ACL9954B	GATX
123	ACL9955B	GATX
124	ACL9956B	GATX
125	ACL9957B	GATX
126	ACL9958B	GATX
127	ACL9959B	GATX
128	ACL9960B	GATX
129	ACL9961B	GATX
130	ACL9962B	GATX
131	ACL9963B	GATX
132	ACL9964B	GATX
133	ACL9965B	GATX
134	ACL9966B	GATX
135	ACL9967B	GATX
136	ACL9968B	GATX
137	ACL9969B	GATX
138	ACL9970B	GATX
139	LF 0501	GATX
140	LF 0502	GATX
141	LF 0503	GATX
142	LF 0504	GATX
143	LF 0505	GATX
144	LF 0506	GATX
145	LF 0507	GATX
146	LF 0508	GATX
147	LF 0509	GATX
148	LF 0510	GATX
149	LF 0511	GATX
150	LF 0512	GATX
151	LF 0513	GATX
152	LF 0514	GATX
153	LF 0515	GATX

Chartered Barges

	A	B
154	LF 0516	GATX
155	LF 0517	GATX
156	LF 0518	GATX
157	LF 0519	GATX
158	LF 0520	GATX
159	LF 0521	GATX
160	LF 0522	GATX
161	LF 0523	GATX
162	LF 0524	GATX
163	LF 0525	GATX
164	LF 101B	GATX
165	LF 102B	GATX
166	LF 103B	GATX
167	LF 104B	GATX
168	LF 105B	GATX
169	LF 106B	GATX
170	LF 107B	GATX
171	LF 108B	GATX
172	LF 109B	GATX
173	LF 110B	GATX
174	LF 111B	GATX
175	LF 112B	GATX
176	LF 113B	GATX
177	LF 114B	GATX
178	LF 115B	GATX
179	LF 116B	GATX
180	LF 117B	GATX
181	LF 118B	GATX
182	LF 119B	GATX
183	LF 120B	GATX
184	LF 121B	GATX
185	LF 122B	GATX
186	LF 123B	GATX
187	LF 124B	GATX
188	LF 125B	GATX
189	LF 126B	GATX
190	LF 127B	GATX
191	LF 128B	GATX
192	LF 129B	GATX
193	LF 130B	GATX
194	LF 131B	GATX
195	LF 132B	GATX
196	LF 133B	GATX
197	LF 134B	GATX
198	LF 135B	GATX
199	LF 136B	GATX
200	LF 137B	GATX
201	LF 138B	GATX
202	LF 139B	GATX
203	LF 140B	GATX
204	LF 141B	GATX

Chartered Barges

	A	B
205	LF 142B	GATX
206	LF 143B	GATX
207	LF I44B	GATX
208	LF 145B	GATX
209	LF 146B	GATX
210	LF 147B	GATX
211	LF 148B	GATX
212	LF 149B	GATX
213	LF 150B	GATX
214	ACL00100	GATX
215	ACL00l0l	GATX
216	ACL00102	GATX
217	ACL00103	GATX
218	ACL00104	GATX
219	ACL00105	GATX
220	ACL00106	GATX
221	ACL00107	GATX
222	ACL00108	GATX
223	ACL00109	GATX
224	ACL00110	GATX
225	ACL00111	GATX
226	ACL00112	GATX
227	ACL00113	GATX
228	ACL00114	GATX
229	ACL00115	GATX
230	ACL00116	GATX
231	ACL00117	GATX
232	ACL00118	GATX
233	ACL00119	GATX
234	NM 1021	GATX
235	NM 1022	GATX
236	NM 1023	GATX
237	NM 1024	GATX
238	NM 1025	GATX
239	NM 1026	GATX
240	NM 1027	GATX
241	NM 1028	GATX
242	NM 1029	GATX
243	NM 1030	GATX
244	NM 1031	GATX
245	NM 1032	GATX
246	NM 1033	GATX
247	NM 1034	GATX
248	NM 1035	GATX
249	ACL00600	GE
250	ACL00601	GE
251	ACL00602	GE
252	ACL00603	GE
253	ACL00604	GE
254	ACL00605	GE
255	ACL00606	GE

Chartered Barges

	A	B
256	ACL00607	GE
257	ACL00608	GE
258	ACL00609	GE
259	ACL9976B	GE
260	ACL9977B	GE
261	ACL9978B	GE
262	ACL9979B	GE
263	ACL9980B	GE
264	ACL9981B	GE
265	ACL9982B	GE
266	ACL9983B	GE
267	ACL9984B	GE
268	ACL9985B	GE
269	ACL9986B	GE
270	ACL9987B	GE
271	ACL9988B	GE
272	ACL9989B	GE
273	ACL9990B	GE
274	ACL9991B	GE
275	ACL9992B	GE
276	ACL98000	GE
277	ACL9800!	GE
278	ACL98002	GE
279	ACL98003	GE
280	ACL98004	GE
281	ACL98005	GE
282	ACL98006	GE
283	ACL98007	GE
284	ACL98008	GE
285	ACL98009	GE
286	ACL9800B	GE
287	ACL98010	GE
288	ACL98011	GE
289	ACL98012	GE
290	ACL98013	GE
291	ACL98014	GE
292	ACL98015	GE
293	ACL98016	GE
294	ACL98017	GE
295	ACL98018	GE
296	ACL98019	GE
297	ACL9801B	GE
298	ACL9802B	GE
299	ACL9803B	GE
300	ACL9804B	GE
301	ACL9805B	GE
302	ACL97000	GE
303	ACL97001	GE
304	ACL97002	GE
305	ACL97003	GE
306	CHEM3700	GE

Chartered Barges

	A	B
307	CHEM3701	GE
308	ACL00200	GE
309	ACL00201	GE
310	ACL00202	GE
311	ACL00203	GE
312	ACL00204	GE
313	ACL00205	GE
314	ACL00206	GE
315	ACL00207	GE
316	ITEL0116	JAMES PIERCE TRUST
317	ITEL0121	JEAN R DROSTE
318	ITEL205B	John Christensen
319	NBI2001B	NORMAN BROS
320	NBI2002B	NORMAN BROS
321	NBI2003B	NORMAN BROS
322	NBI2004B	NORMAN BROS
323	NBI2005B	NORMAN BROS
324	NBI2006B	NORMAN BROS
325	NBI9701B	NORMAN BROS
326	NBI9702B	NORMAN BROS
327	NBI9703B	NORMAN BROS
328	NBI9704B	NORMAN BROS
329	NBI9705B	NORMAN BROS
330	NBI9706B	NORMAN BROS
331	NBI9707B	NORMAN BROS
332	NBI9708B	NORMAN BROS
333	NBI9709B	NORMAN BROS
334	NBI9710B	NORMAN BROS
335	NBI9711B	NORMAN BROS
336	NBI9712B	NORMAN BROS
337	NBI9713B	NORMAN BROS
338	NBI9601B	NORMAN BROS
339	NBI9602B	NORMAN BROS
340	NBI9603B	NORMAN BROS
341	NBI9604B	NORMAN BROS
342	NBI9605B	NORMAN BROS
343	NBI9606B	NORMAN BROS
344	NBI9607B	NORMAN BROS
345	NBI9608B	NORMAN BROS
346	NBI9609B	NORMAN BROS
347	NBI9610B	NORMAN BROS
348	NBI9611B	NORMAN BROS
349	NBI9612B	NORMAN BROS
350	NBI9613B	NORMAN BROS
351	NBI9614B	NORMAN BROS
352	NBI9615B	NORMAN BROS
353	NBI9616B	NORMAN BROS
354	NBI9617B	NORMAN BROS
355	NBI9618B	NORMAN BROS
356	NBI9619B	NORMAN BROS
357	NBI9620B	NORMAN BROS

Chartered Barges

	A	B
358	ITEL0101	SHAPLAND
359	CHEM0188	SIEMENS
360	CHEM0189	SIEMENS
361	CHEM0190	SIEMENS
362	WBD0101	STITES
363	PC 0105	STITES
364	PL 152B	STITES
365	PN 0131	STITES
366	RR 219B	STITES
367	K(riton) 0003	TRITON LEASING 1NC
368	K(riton) 0001	TRITON LEASING INC
369	K(riton) 0002	TRITON LEASING INC
370	ACL 7100	Wachovia
371	ACL 7101	Wachovia
372	ACL 7102	Wachovia
373	ACL 7103	Wachovia
374	ACL 7104	Wachovia
375	ACL 7105	Wachovia
376	ACL 7106	Wachovia
377	ACL 7107	Wachovia
378	ACL 7108	Wachovia
379	ACL 7109	Wachovia
380	ACL 7110	Wachovia
381	ACL 7111	Wachovia
382	ACL 7112	Wachovia
383	ACL 7113	Wachovia
384	ACL 7114	Wachovia
385	ACL 6611	Wachovia
386	ACL 6612	Wachovia
387	ACL 6613	Wachovia
388	ACL 6614	Wachovia
389	ACL 6615	Wachovia
390	ACL 6616	Wachovia
391	ACL 6617	Wachovia
392	ACL 6618	Wachovia
393	ACL 6619	Wachovia
394	ACL 6620	Wachovia
395	ACL 6621	Wachovia
396	ACL 6622	Wachovia
397	ACL 6623	Wachovia
398	ACL00210	WELLS FARGO
399	ACL00211	WELLS FARGO
400	ACL00212	WELLS FARGO
401	ACL00213	WELLS FARGO
402	ACL00214	WELLS FARGO
403	ACL00215	WELLS FARGO
404	ACL00216	WELLS FARGO
405	ACL00217	WELLS FARGO
406	ACL00218	WELLS FARGO
407	ACL00219	WELLS FARGO
408	ACL00224	WELLS FARGO

Chartered Barges

	A	B
409	ACL00225	WELLS FARGO
410	ACL00226	WELLS FARGO
411	ACL00227	WELLS FARGO
412	ACL00228	WELLS FARGO
413	ACL00229	WELLS FARGO
414	ACL00230	WELLS FARGO
415	ACL00231	WELLS FARGO
416	ACL00232	WELLS FARGO
417	ACL00233	WELLS FARGO
418	ACL00234	WELLS FARGO
419	ACL00545	WELLS FARGO
420	ACL00546	WELLS FARGO
421	ACL00547	WELLS FARGO
422	ACL00548	WELLS FARGO
423	ACL00549	WELLS FARGO
424	ACL00551	WELLS FARGO
425	ACL00552	WELLS FARGO
426	ACL00553	WELLS FARGO
427	ACL00554	WELLS FARGO
428	ACL00555	WELLS FARGO
429	ACL00556	WELLS FARGO
430	ACL00557	WELLS FARGO
431	ACL00558	WELLS FARGO
432	ACL00559	WELLS FARGO
433	ACL00560	WELLS FARGO
434	ACL00561	WELLS FARGO
435	ACL00562	WELLS FARGO
436	ACL00563	WELLS FARGO
437	ACL00564	WELLS FARGO
438	ACL00565	WELLS FARGO
439	ACL00566	WELLS FARGO
440	ACL00567	WELLS FARGO
441	ACL00568	WELLS FARGO
442	ACL00569	WELLS FARGO
443	ACL00570	WELLS FARGO
444	ACL00571	WELLS FARGO
445	ACL00572	WELLS FARGO
446	ACL00573	WELLS FARGO
447	ACL00574	WELLS FARGO
448	ACL00575	WELLS FARGO
449	ACL00576	WELLS FARGO
450	ACL00577	WELLS FARGO
451	ACL00578	WELLS FARGO
452	ACL00579	WELLS FARGO
453	ACL00580	WELLS FARGO
454	ACL00581	WELLS FARGO

Schedule 5.1
     Deliver to Agent, for delivery to each Lender, each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 40 days (45 days in the case of a month that is the end of one of CBL’s fiscal quarters) after the end of each month during each of CBL’s fiscal years	(a) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering CBL’s and its Subsidiaries’ operations during such period, and

(b) a Compliance Certificate along with detailed calculations of the Fixed Charge Coverage Ratio and First Lien Leverage Ratio, in each case, calculated as of the end of such month on a trailing twelve month basis.

as soon as available, but in any event within 90 days after the end of each of CBL’s fiscal years (or, in the case of the fiscal year ending December 31, 2010, 120 days thereafter)	(c) consolidated and consolidating financial statements of CBL and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception or (B) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(d) a Compliance Certificate.

as soon as available, but in any event within 60 days after the start of each of CBL’s fiscal years commencing with the 2012 fiscal year,	(e) copies of CBL’s and its Subsidiaries’ Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, month by month, prepared as a good faith estimate of the financial performance of CBL and its Subsidiaries during the period covered thereby based on assumptions believed by the CBL to be reasonable as of the date of preparation in light of current business conditions (it being understood that such Projections are not a guaranty of performance and may differ materially from actual results).

promptly after, and to the extent, filed by Parent or any of its Subsidiaries, and solely to the extent not otherwise available to the Agent on the SEC’s EDGAR database	(f) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports.

promptly after filed by Parent or any of its Subsidiaries,	(g) any other filings made by Parent or any of its Subsidiaries with the SEC.

promptly, but in any event within 5 days after Parent or any of its Subsidiaries has knowledge of any event or condition that constitutes a Default or an Event of Default,	(h) notice of such event or condition and a statement of the curative action that Borrowers or Parent propose to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent or any of its Subsidiaries,	(i) notice of all actions, suits, or proceedings brought by or against Parent or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly upon the request of Agent,	(j) any other information reasonably requested relating to the financial condition of Parent or its Subsidiaries.

Schedule 5.2
     Provide Agent (for delivery to each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

During each Weekly Reporting Period (as defined below) weekly (no later than the 5th Business Day after the end of each week ending in such Weekly Reporting Period), and at all other times, monthly (no later than the 15th day after the end of each month)
(a) an Account roll-forward,

(b) notice of all claims, offsets, or disputes asserted by any Account Debtor with respect to each Borrower’s Accounts to the extent any such claims, offsets or disputes of such Account Debtor exceed $50,000,

(c) Inventory system/perpetual reports (including an in-transit Inventory report) of each Borrower’s Inventory detailed by category, quantity, cost and location (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(d) a Borrowing Base Certificate,

(e) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(f) a detailed calculation of fuel and steel Inventory that is not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(g) a detailed listing of each Borrower’s Eligible Vessels (including with respect to each such Vessel: (i) its name, (ii) serial number/other identification number, (iii) year built, (iv) make, and (v) model), together with: (i) the net book value of each thereof, and (ii) a comparison of the net book value of each thereof to the most recently determined Net Forced Liquidation Value of each thereof (provided that prior to such report for May 2011, such values may be based on historical costs and not reflective of purchase price adjustments), and

(h) a detailed listing of all Vessels of Borrowers sold or otherwise disposed of by appraisal category and including with respect to each such Vessel: (i) its name, (ii) serial number/other identification number, (iii) year built, (iv) make, and (v) model.

During each First Lien Trigger Period, weekly (no later than the first Tuesday after the end of each week occurring in such First Lien Trigger Period)	(i) a detailed calculation of all Collections received by Borrowers during such week.

Monthly (no later than the 15th day of each month)	(j) a detailed aging, by total, of each Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(k) a detailed Inventory system/perpetual report (including an in-transit Inventory report) together with a reconciliation to each Borrower’s general ledger accounts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(l) a summary aging, by vendor, of each Borrower’s accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

(m) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of each Borrower’s general ledger, and

(n) copies of all invoices or other evidence satisfactory to Agent showing the Hard Cost of New Vessels.

Monthly (no later than the 30th day of each month)	(o) a reconciliation of Accounts, trade accounts payable, and Inventory of each Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category.

Quarterly	(p) a report regarding Parent’s and its Subsidiaries’ accrued, but unpaid, ad valorem taxes.

Annually	(q) a detailed list of Parent’s and its Subsidiaries’ customers, with address and contact information.

Promptly upon request by Agent	(r) such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as Agent may reasonably request.
For purposes of this Schedule 5.2, “Weekly Reporting Period” means each period (a) commencing on any day that Availability is (i) if the Interim Block is greater than $0, less than $48,750,000 and (ii) if the Interim Availability Block is $0, less than the sum of $59,375,000 plus 13% of all Approved Increases, and (b) continuing until Availability has been greater than or equal to the applicable amount specified in clause (a) at all times for 30 consecutive calendar days.

Schedule 6.6
Nature of Business
ACL is one of the largest and most diversified inland marine transportation and service companies in the United States. ACL provides barge transportation together with related port services along the Inland Waterways, which consists of the Mississippi River System, its connecting waterways and the Gulf Intracoastal Waterway (the “Inland Waterways”), and manufactures barges, primarily for brown-water use. ACL also provides certain naval architectural services to its customers.